EXHIBIT 10.02

EXECUTION VERSION

Avenue Capital Group 535 Madison Avenue 15th Floor New York, New York 10022	DDJ Capital Management, LLC Stony Brook Office Park 130 Turner Street Building 3, Suite 600 Waltham, MA 02453

March 10, 2009

Milacron Inc.

2090 Florence Avenue

Cincinnati, Ohio 45206

Attention:  David Lawrence

Milacron Inc.
Commitment Letter
$80 million Senior Secured Superpriority Priming Debtor in Possession Credit Facility

Ladies and Gentlemen:

Milacron Inc., a Delaware corporation (“you”, “Company” or “Borrower”), has advised Avenue Investments, L.P., (together with any of its affiliates, “Avenue”) and DDJ Capital Management, LLC, on behalf of certain funds and/or accounts it manages and/or advises (together with any of its affiliates, “DDJ” and, together with Avenue, the “Initial DIP Term Lenders”) that (a) the Company, substantially all of its direct and indirect domestic subsidiaries, Milacron Canada Ltd., a corporation formed under the laws of the Province of Ontario (“Milacron Canada”) and Milacron Capital Holdings, B.V. (collectively the “U.S. Debtors”) are considering filing voluntary petitions (collectively, the “U.S. Cases”) under Chapter 11 of the U.S. Bankruptcy Code (the “U.S. Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Ohio (the “ U.S. Bankruptcy Court”) and (b) Milacron Canada (the “Canadian Debtor” and, together with the other U.S. Debtors, the “Debtors”) is filing a recognition proceeding (the “CCAA Case” and, together with the U.S. Cases, the “Cases”) in Canada under section 18.6 of the Companies’ Creditors Arrangement Act (Canada) (the “CCAA” and, together with the U.S. Bankruptcy Code, the “Bankruptcy Code”) in the Ontario Superior Court of Justice (Commercial List) (the “Canadian Bankruptcy Court” and, together with the U.S. Bankruptcy Court, the “Bankruptcy Court”).  In connection with the Cases, you have requested that the Initial DIP Term Lenders provide to the Company a senior secured superpriority priming delayed draw debtor in possession term loan facility in an aggregate principal amount not to exceed $80,000,000 (the “DIP Term Facility”) on the terms and conditions set forth herein and on each of the exhibits hereto (the “Term Sheets” and, together with this letter agreement, the Commitment Letter”).

1.

Commitments.  The Initial DIP Term Lenders are pleased to commit to provide, on a several and not on a joint basis, 100% of the DIP Term Facility, subject to and on the terms and conditions set forth in this Commitment Letter, as follows (a) $40,000,000 (the “Interim Order Commitment Amount”) to be available on the date the Interim Orders (as defined in the Term Sheets) are entered; provided that only $30,000,000 of the Interim Order Commitment Amount (the “U.S. Interim Order Commitment Amount”) shall be made available prior to the entry by the Canadian Bankruptcy Court of the Canadian DIP Recognition Order (as defined in the Term Sheet) and (b) $40,000,000 (the “Final Order Commitment Amount”) to be available on the date the Final Orders (as defined in the Term Sheets) are entered.  At the time of each drawing under the DIP Term Facility, one-half of such drawing shall be used for a dollar-for-dollar purchase, at par value plus accrued interest at the default rate under the Senior Secured Notes Indenture, of the Senior Secured Notes owned directly or indirectly by the DIP Term Lenders (or their Affiliates) (the “Roll-Up”); provided, that in the case of the Interim Order Commitment Amount, (i) $7,500,000 of Senior Secured Notes (including accrued interest at the default rate) shall be applied to the Roll-Up on the Closing Date, and (ii) a Roll-Up of another $12,500,000 of Senior Secured Notes (including accrued interest at the default rate) (the "Interim Roll-Up Amount") shall be subject to the entry of an order of the U.S. Bankruptcy Court approving the Interim Roll-Up Amount, including permitting a Roll-Up of $7,500,000 of Senior Secured Notes (including accrued interest at the default rate) on the entry thereof, and the remaining $5,000,000 on a dollar-for-dollar basis as and when draws are made under the DIP Term Facility (the “Roll-Up Order”).  The Roll-Up Order shall be entered within 7 days following the petition date. Fees payable to the Initial DIP Term Lenders in connection with the transactions described herein shall be payable as described in this Commitment Letter.  Those matters that are not covered or made clear in this Commitment Letter are subject to mutual agreement of the parties.

This commitment is subject to (a) delivery of the credit agreement in substantially the form of Exhibit D attached hereto and such other loan documentation for the DIP Term Facility (the “Financing Documentation”), incorporating substantially all of the terms and conditions outlined herein and in the Term Sheet, (b) other than with respect to the commencement of the Cases, since the date of this Commitment Letter, there shall have occurred no Material Adverse Effect (as defined in the Pre-Petition Credit Agreement), (c) the Initial DIP Term Lenders not becoming aware of any materially adverse information or other matter materially adversely affecting the Company and its subsidiaries (other than the commencement of the Cases) or that is materially inconsistent with any information or other matter disclosed to the Initial DIP Term Lenders prior to the date hereof and (d) satisfaction of the other conditions set forth in the Term Sheets.

2.

Syndication.  The Initial DIP Term Lenders reserve the right, before or after the execution of the Financing Documentation, to syndicate all or a portion of their respective commitments to one or more other financial institutions, that will become parties to the Financing Documentation pursuant to a syndication to be managed by the Initial DIP Term Lenders (the financial institutions becoming parties to the Financing Documentation, including the Initial DIP Term Lenders, being collectively referred to herein as the “DIP Term Lenders”).  The Company agrees to take all actions that the Initial DIP Term Lenders may reasonably request to assist the Initial DIP Term Lenders in forming a syndicate acceptable to the Initial DIP Term Lenders and the Company.  The Company’s assistance in forming such a syndicate shall include but not be limited to:  (a) making senior management, representatives and advisors of the Company available to participate in information meetings with potential DIP Term Lenders at such times and places as the Initial DIP Term Lenders may reasonably request; (b) using commercially reasonable efforts to ensure that the syndication efforts benefit from existing lending relationships; and (c) providing the Initial DIP Term Lenders with Information and Projections (each defined below) as set forth in paragraph 3 below.

3.

Information.  You represent and warrant that (a) all information (the “Information”) that has been or will hereafter be made available by or on behalf of you or by any of your representatives in connection with the other transactions contemplated hereby to the Initial DIP Term Lenders or any of their respective affiliates or representatives is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made and (b) all financial projections (the “Projections”), if any, that have been or will be prepared by you or any of your affiliates or representatives and made available to the Initial DIP Term Lenders or any of their respective affiliates or representatives in connection with the transactions contemplated hereby have been or will be prepared in good faith based upon reasonable assumptions and based upon accounting principles consistent with the historical audited financial statements delivered to the Initial DIP Term Lenders.  You agree to supplement the Information and Projections from time to time so that the representations and warranties contained in this paragraph remain complete and correct.  You acknowledge that we will be entitled to use and rely on the Information and the Projections furnished by you or them on your behalf without independent verification thereof.

4.

Costs and Expenses.  You agree to pay or reimburse the Initial DIP Term Lenders for all reasonable costs and expenses incurred by the Initial DIP Term Lenders or their affiliates (whether incurred before or after the date hereof) in connection with the DIP Term Facility, the preparation, negotiation, execution and delivery of this Commitment Letter, the Financing Documentation (including any security or collateral arrangements in connection therewith), the Asset Purchase Agreement (as defined in the Term Sheets), the Restructuring Support Agreement (as defined in the Term Sheets) and the transactions contemplated therein, including without limitation, the fees and disbursements of one lead counsel to the DIP Term Lenders (and one local counsel in each relevant jurisdiction), the fees and expenses of the financial advisor to the Initial DIP Term Lenders, the fees and expenses of DDJ acting in its capacity as administrative agent or its sub-agent under the DIP Term Facility and the fees and expenses of the information officer appointed in the CCAA Case; provided that no such limitation shall apply if counsel determines in good faith that there is a conflict of interest that requires separate representation for any party, and other professionals of the DIP Term Lenders as mutually agreed under separate written agreement, regardless of whether any transactions contemplated hereby are consummated.  You further agree to pay all costs and expenses of the Initial DIP Term Lenders and their respective affiliates (including, without limitation, reasonable fees and disbursements of one lead counsel to the DIP Term Lenders (and one local counsel in each relevant jurisdiction); provided that no such limitation shall apply if counsel determines in good faith that there is a conflict of interest that requires separate representation for any party, and other professionals) incurred in connection with the enforcement of any of its rights and remedies hereunder.

5.

Fees.  As consideration for the Initial DIP Term Lenders’ agreements under this Commitment Letter with respect to the DIP Term Facility, you hereby agree to pay, or cause to be paid, when and as due the following fees:

(a)

Backstop Fee.  To each Initial DIP Term Lender ratably, for its own account, a nonrefundable backstop fee in an amount equal to 4.00% of such Initial DIP Term Lenders’ committed amount of the portion of the DIP Term Facility (excluding amounts reserved in respect of the Roll-Up).  Such fee shall be earned as of the date hereof and due and payable upon the Closing Date whether or not any amount is funded under the DIP Term Facility.

(b)

Unused Line Fee.

To each Initial DIP Term Lender, for its own account, a fee equal to 3.00% per annum times the daily average undrawn portion of the DIP Term Facility (excluding amounts reserved in respect of the Roll-Up), to accrue from the Closing Date and shall be payable monthly.

You further agree that in the event that during the twelve-month period commencing on the date hereof, you or any of your affiliates obtain any debtor-in-possession or other bankruptcy or work-out financing from financial institutions or lenders other than the Initial DIP Term Lenders (or their respective affiliates) (other than with respect to (x) financing arrangements disclosed to the Initial DIP Term Lenders and agreed in writing prior to the consummation of the DIP Term Facility or (y) the GECC DIP Facility), you agree to pay, or cause to be paid, to each Initial DIP Term Lender an aggregate amount equal to the fees set forth in clause (a) of paragraph 5 hereof (based on the full amount of its commitment under the DIP Term Facility pursuant to this Commitment Letter and notwithstanding that the Closing Date has not occurred) at the time of consummation of such other financing.

6.

Work Fees.  In consideration of the agreements contained herein, the Company will pay (i) to Shearman & Sterling LLP, as U.S. counsel to the DIP Term Lenders, on the Closing Date, a retainer in the aggregate amount equal to $350,000, (the “Shearman & Sterling Retainer”) less any retainer then on account with plus any outstanding amounts then due to Shearman & Sterling LLP; and (ii) to Osler, Hoskin & Harcourt LLP, as Canadian counsel to the DIP Term Lenders, on the Closing Date, a retainer in the aggregate amount equal to $135,000 (the “Osler Retainer”) less any retainer then on account with plus any outstanding amounts then due to Osler, Hoskin & Harcourt LLP.

7.

Indemnity.  You agree to indemnify and hold each of the Initial DIP Term Lenders harmless and each director, officer, employee, advisor, agent, affiliate, successor, assign and controlling person of each of the forgoing (each an “Indemnified Person”) from and against any and all actions, suits, investigation, inquiry, claims, losses, damages, liabilities, expenses or proceedings of any kind or nature whatsoever which may be incurred by or asserted against or involve any such Indemnified Person as a result of or arising out of or in any way related to or resulting from this Commitment Letter, the DIP Term Facility, the Asset Purchase Agreement, the Restructuring Support Agreement, the use of proceeds thereof or the other transactions contemplated thereby (regardless of whether any such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or otherwise) (any of the foregoing, a “Proceeding”), and you agree to reimburse each Indemnified Person upon demand for any reasonable  legal or other out-of-pocket expenses incurred in connection with investigating, defending or preparing to defend any such Proceeding (whether or not any such Indemnified Person is a party to any action or proceeding out of which any such expenses arise); provided, however, that no Indemnified Person will be indemnified for any such cost, expense or liability to the extent finally determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted directly and primarily from the gross negligence or willful misconduct of such Indemnified Person.  Notwithstanding any other provision of this Commitment Letter, no Indemnified Person shall be responsible or liable for damages arising from the unauthorized use by others of information or other materials obtained through internet, electronic, telecommunications or other information transmission systems.  In addition, no Indemnified Person shall be responsible or liable for any special, indirect, consequential or punitive damages which may be alleged as a result of this Commitment Letter, the DIP Term Facility, the Asset Purchase Agreement, the Restructuring Support Agreement or the transactions contemplated hereby (including but not limited to any loss of profits, business or anticipated savings).

You will not, without the prior written consent of the Indemnified Person, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (x) includes an unconditional release of each Indemnified Person from all liability arising out of such action, claim, suit or proceeding and (y) does not include any admission of wrongdoing on the part of any Indemnified Party.  No Indemnified Person seeking indemnification, reimbursement or contribution under this Commitment Letter will, without the prior written consent of the indemnifying person (which consent shall not be unreasonably withheld or delayed), settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in the preceding paragraph, unless such Indemnified Person shall have reasonably determined that the failure to so settle, compromise, consent to the entry of any judgment or otherwise terminate any such action, claim, suit, investigation or proceeding would subject it to undue risk or reputational harm.

8.

Confidentiality.  This Commitment Letter is furnished solely for your benefit, and may not be relied upon or enforced by any other person or entity other than the parties hereto and the Indemnified Persons.  This Commitment Letter is delivered to you on the condition that neither the existence of this Commitment Letter nor any of their contents shall be disclosed, directly or indirectly, to any other person or entity except (i) to your directors, officers, employees and your advisors, in each case on a “need-to-know” basis and only in connection with the evaluation of the transactions contemplated hereby and (ii) as may be compelled in a judicial or administrative proceeding or as otherwise required by law.

Notwithstanding the foregoing, following the Company’s acceptance of the provisions hereof and its return of an executed counterpart of this Commitment Letter to the Initial DIP Term Lenders as provided below, (i) the Company may file a copy of any portion of this Commitment Letter in any public record in which it is required by law to be filed with the applicable Bankruptcy Court, (ii) the Company may make such other public disclosures of the terms and conditions hereof as the Company is required by law, in the opinion of its counsel, to make (including, without limitation, in connection with the requirements of Form 8-K under the Securities Exchange Act of 1934), (iii) the Company may disclose this Commitment Letter, the Term Sheets with the applicable Bankruptcy Court pursuant to a motion seeking authority for the Borrower to enter into the Commitment Letter and each of the other agreements relating thereto.

The Initial DIP Term Lenders hereby agree that unless and until a Noteholder (as defined in the Term Sheet) executes a confidentiality agreement with the Company, no Initial DIP Term Lender will provide any material non-public information concerning the Company, its business or the transactions referred to herein to any such Noteholder.

9.

Patriot Act.  We hereby notify you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (October 26, 2001) (as amended, the “Patriot Act”), to the extent we are required to obtain, verify and record information that identifies the Company, which information includes the name, address, tax identification number and other information regarding them that will allow any of us to identify the Company in accordance with the Patriot Act.

10.

Governing Law etc.  This Commitment Letter shall be governed by, and construed in accordance with the laws of the State of New York.  Any right to trial by jury with respect to any claim, action, suit or proceeding arising out of or contemplated by this Commitment Letter is hereby waived.  The parties hereto hereby submit to the exclusive jurisdiction of the federal and New York State courts located in the City of New York in connection with any dispute related to this Commitment Letter or any matters contemplated hereby or thereby, and agree that any service of process, summons, notice or document by registered mail addressed to such party shall be effective service of process for any suit, action or proceeding relating to any such dispute.  You irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.  A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts where jurisdiction such party are or may be subject by suit upon judgment.

We reserve the right to employ the services of one or more of our affiliates in providing services contemplated by this Commitment Letter and to allocate, in whole or in part, to such affiliates certain fees payable to us in such manner as we and such affiliates may agree in our sole discretion.  You acknowledge that the Initial DIP Term Lenders may share with any of their respective affiliates, and such affiliates may share with the Initial DIP Term Lenders, any information related to the transactions contemplated hereby, you, any of your subsidiaries or any of the matters contemplated hereby in connection with the transactions set forth herein.

11.

Other Activities.  The Initial DIP Term Lenders and their respective affiliates may have economic interests that conflict with those of the Company.  You agree that each of the Initial DIP Term Lenders will act under this agreement as independent contractors and that nothing in this Commitment Letter or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any of the Initial DIP Term Lenders, you, or your management, stockholders or its affiliates or advisors.  You acknowledge and agree that (i) the transactions contemplated by this Commitment Letter are arms’-length commercial transactions between the Initial DIP Term Lenders, on the one hand, and you, on the other, (ii) in connection therewith and with the process leading to such transaction the Initial DIP Term Lenders are acting solely as principals and not as a fiduciaries of you or your management, stockholders, creditors or any other person, (iii) no Initial DIP Term Lender has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Initial DIP Term Lender or any of their respective affiliates had advised or is currently advising you on other matters) or any other obligation to you except the obligations expressly set forth in this Commitment Letter and (iv) you have consulted your own legal and financial advisors to the extent it deemed appropriate.  You further acknowledge and agree that you are responsible for making your own independent judgment with respect to such transactions and the process leading thereto.  In addition, please note that each of the Initial DIP Term Lenders and their respective affiliates do not provide accounting, tax or legal advice.  You agree that you will not claim that any Initial DIP Term Lender or any of its respective affiliates has rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to you, in connection with such transaction or the process leading thereto.

12.

Acceptance, Termination, Amendment, etc.  Please indicate your acceptance of the terms of this Commitment Letter by returning to the Initial DIP Term Lenders executed counterparts hereof and thereof by no later than 5:00 p.m., New York time, on March 10, 2009, otherwise our commitments set forth in this Commitment Letter shall automatically terminate.

Delivery of an executed counterpart of a signature page to this Commitment Letter by facsimile or electronic .pdf shall be effective as delivery of a manually executed counterpart of this Commitment Letter.  This Commitment Letter may be executed in any number of counterparts, and by the different parties hereto on separate counterparts, each of which counterpart shall be an original, but all of which shall together constitute one and the same instrument.  The provisions of Section 2, 4, 5, 6, 8, 9 and this Section 10 shall survive termination of this Commitment Letter.  This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the parties hereto.  This Commitment Letter shall not be assignable by you without our prior written consent and any purported assignment without such consent shall be null and void.

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EXHIBIT A

$80 MILLION SENIOR SECURED SUPERPRIORITY PRIMING DEBTOR IN POSSESSION
CREDIT FACILITY SUMMARY OF CERTAIN TERMS AND CONDITIONS1

These Term Sheets outline the terms and conditions upon which the Initial DIP Term Lenders will provide the DIP Term Facility referred to in the Commitment Letter, of which Exhibit A is attached, to the Company.  Certain capitalized terms used herein are defined in the Commitment Letter.

Terms and conditions of the DIP Term Facility not specifically referred to herein shall be mutually agreed and usual and customary (including such terms as may be necessary to reflect current market conditions) for debtor in possession financings.

Existing Debt Arrangements:

The Company is party to an asset based revolving credit facility (the “Pre-Petition Credit Facility”) with General Electric Capital Corporation, as administrative agent thereunder (“GECC” or the “ABL Agent”) pursuant to that certain Credit Agreement dated as of December 19, 2006 (as may be amended, supplemented or otherwise modified from time to time, the “Pre-Petition Credit Agreement”).

The Company has outstanding 11½% Senior Secured Notes due 2011 (the “Senior Secured Notes”) issued in accordance with the Indenture dated as of May 26, 2004 (as may be amended, supplemented or otherwise modified from time to time, the “Senior Secured Notes Indenture”) with U.S. Bank National Association, as trustee thereunder (the “Indenture Trustee” and, together with the ABL Agent, the “Pre-Petition Secured Parties”).

GECC and the Indenture Trustee are parties to that certain Intercreditor Agreement, dated as of June 10, 2004 (as amended, supplemented or otherwise modified from time to time, the “Pre-Petition Intercreditor Agreement”).

Petition Date:

The date of commencement of the U.S. Cases, which is expected to occur on or about March 10, 2009 (the “Petition Date”) and the commencement of the CCAA Case, which is expected to occur on the same day or the day immediately thereafter.

Borrower:

The DIP Term Facility shall be made available only to the Company.

Guarantors:

Each of the guarantors under the Pre-Petition Credit Facility (each a “Guarantor” and collectively, the “Guarantors” and, together with the Borrower, each a “Credit Party” and together the “Credit Parties”) to the extent such Guarantor constitutes a Debtor.

DIP Term Facility:

A multi-draw term facility (the “DIP Term Facility”) in an aggregate principal amount not to exceed $80 million denominated in U.S. Dollars (the “Total Commitment Amount”) to be available after the Closing Date (defined below) through the Maturity Date (defined below).

Offer to Participate

in the DIP Term Facility:

During the DIP Participation Period (defined below), the Initial DIP Term Lenders, through the Indenture Trustee, will make an offer to each holder of Senior Secured Notes (a “Noteholder”) who is not an Initial DIP Term Lender (provided that such Noteholder is an “accredited investor” as defined in Rule 501 of the Securities Act of 1933) to participate in the funding of the DIP Term Facility based on the pro rata share of Senior Secured Notes held by such Noteholder.  If such Noteholder elects to participate in the DIP Term Facility (such election to be made prior to the expiration of the DIP Participation Period), then such Noteholder will purchase DIP Term Loans from the Initial DIP Term Lenders; provided that the minimum aggregate amount of DIP Terms Loans purchased by any individual Noteholder shall not be less than 2.50% of the Total Commitment Amount; provided further that no Noteholder may purchase the DIP Term Loans on a greater than pro rata basis based on its pro rata share of the Senior Secured Notes held by such Noteholder without the prior consent of the Initial DIP Term Lenders, and thereafter such Noteholder shall constitute a DIP Term Lender for all purposes under this Commitment Letter and the Financing Documentation.  In connection with an election by a Noteholder to participate in the DIP Term Facility, such Noteholder shall execute any documentation required by the Required DIP Term Lenders (including, without limitation, any documentation related to the consummation of the transactions under the Asset Purchase Agreement) and failure to comply with any such documentation shall result in a removal of such Noteholder from the DIP Term Facility subject to repayment of such Noteholder’s outstanding DIP Term Loans at a price equal to the par value of such Noteholder’s DIP Term Loans minus the sum of (x) 5.00% of the par value of such Noteholder’s DIP Term Loans plus (y) all fees and interest whether accrued or paid on such DIP Term Loans as of the date of removal.

“DIP Participation Period” means the period commencing on the date the U.S. Interim Order is entered and ending on the date that is five days prior to the date of the commencement of the hearing to approve the Final Order in respect of the DIP Term Facility.

GECC DIP Facility:

“GECC DIP Facility” means a roll-up of the Pre-Petition Credit Facility into a new debtor in possession credit facility in an aggregate principal amount of $55 million on terms substantially similar to those set forth on Exhibit C hereto.

Newco:

“Newco” shall refer to the newly created entity (or entities) formed by the DIP Term Lenders for purposes of consummating the transaction under the Asset Purchase Agreement.

Maturity:

The earliest to occur of (a) 180 days after the Petition Date; (b) the effective date of any plan of reorganization or liquidation or a plan of compromise or arrangement of the Company and its subsidiaries; (c) the date on which a conversion of the U.S. Cases pursuant to Chapter 7 of the U.S. Bankruptcy Code occurs or the date on which the CCAA Case is terminated or converted into a proceeding under the Bankruptcy and Insolvency Act (Canada) ("the BIA") or a proceeding under the BIA is commenced, or an interim receiver, receiver, receiver and manager or trustee in bankruptcy is appointed over the Canadian Debtor or over all or substantially all of its property or any other similar official is appointed in respect of the Canadian Debtor or its property; (d) the date on which the acceleration of the DIP Term Loans (defined below) and the termination of the commitments with respect to the DIP Term Facility occurs in accordance with the terms of the Financing Documentation, (e) the date on which all obligations outstanding under the DIP Term Facility are paid in full (f) the date of consummation of the transactions referred to in the Bid Procedures Order (defined below) and  (g) the date on which the GECC DIP Facility matures or all the obligations outstanding thereunder terminate (such date being, the “Maturity Date”).

The aggregate outstanding principal amount of DIP Term Loans under the DIP Term Facility and interest accrued thereon shall be due and payable in full on the Maturity Date.

Purpose:

Subject to the terms and conditions herein, the loans under the DIP Term Facility (“DIP Term Loans”) shall be available on or after the Closing Date for (a) the Roll-Up and (b) the Borrower’s and its subsidiaries’ working capital requirements and other general corporate purposes, in each case to be used in accordance with the applicable DIP Budget (defined below). Prior to the entry by the Canadian Bankruptcy Court of the Canadian DIP Recognition Order (as defined below), Milacron Canada shall not, directly or indirectly, use any proceeds of the DIP Term Loans.

Other than the U.S. Interim Order Commitment Amount, all proceeds received from a DIP Term Loan shall be placed into an account of the Borrower maintained with a DIP Term Lender or such other account subject to a control agreement in favor of DIP Term Lenders (the “Term Loan Account”).  Such proceeds may be used to purchase inventory and create receivables, and otherwise create availability under the GECC DIP Facility; provided that proceeds of the DIP Term Loans may be used for the paydown of the GECC DIP Facility solely (x) during the period commencing on the date the U.S. Interim Order is entered and ending on the date the Final Orders are entered in an aggregate principal amount not to exceed $15,000,000 and (y) following the entry by the applicable Bankruptcy Courts of the Final Orders (as defined below), solely with the consent of the Initial DIP Term Lenders. Proceeds of the DIP Term Loan shall be applied in accordance with the Financing Orders or any other orders entered in respect of first day motions (“First Day Orders”), such Financing Orders and First Day Orders to be in form and substance reasonably satisfactory to the Initial DIP Term Lenders and not to be reversed, modified or amended (other than immaterial modifications or amendments to correct grammatical or typographical errors), stayed, varied or set aside at the request of the Company without the prior consent of the Initial DIP Term Lenders.

Availability:

The U.S. Interim Order Commitment Amount shall be made available to the Borrower upon the entry by the U.S. Bankruptcy Court of an interim order approving the DIP Term Facility and the GECC DIP Facility, such order to be in form and substance satisfactory to the Initial DIP Term Lenders (the “U.S. Interim Order”).  Within 5 days following the date of entry of such U.S. Interim Order and upon the entry by the Canadian Bankruptcy Court  of a recognition order pursuant to Section 18.6 of the CCAA recognizing and giving full force and effect to the U.S. Interim Order, approving the DIP Term Facility and the GECC DIP Facility, such order to be in form and substance satisfactory to the Initial DIP Term Lenders, (the “Canadian DIP Recognition Order” and, together with the U.S. Interim Order, the “Interim Orders”), the Interim Order Commitment Amount shall be made available to the Borrower for no more than 2 drawings (it being understood that no more than one drawing may occur in any week), the first of which shall be in an amount equal to the U.S. Interim Order Commitment Amount and the second of which shall be in an amount not in excess of $5,000,000 (exclusive of proceeds used to consummate the Roll-Up), in each case subject to the satisfaction of the other conditions set forth herein.

The Final Order Commitment Amount shall not be made available unless and until the U.S. Bankruptcy Court shall have entered a final order, in form and substance satisfactory to the Required DIP Term Lenders, approving the DIP Term Facility and the GECC DIP Facility (the “U.S. Final Order”) and the Canadian Bankruptcy Court shall have entered a recognition order pursuant to Section 18.6 of the CCAA recognizing and giving full force and effect to the U.S. Final Order, in form and substance satisfactory to the Required DIP Term Lenders, approving the DIP Term Facility and the GECC DIP Facility (the “Canadian Second DIP Recognition Order” and, together with the U.S. Final Order, the “Final Orders” and, the Final Orders together with the Interim Orders, the “Financing Orders”).

The Borrower shall be permitted to make no more than one draw per week, subject to a maximum amount of no more than 10 draws during the term of the DIP Term Facility (inclusive of any drawings that occur prior to the entry of the Final Orders), under the DIP Term Facility and each such drawing after the entry of the Final Order shall be in amounts no less than $1,000,000 but no more than $5,000,000 (in each case, exclusive of proceeds used to consummate the Roll-Up), other than the first drawing after the entry of the Final Orders which shall be in an amount no more than $10,000,000 (exclusive of proceeds used to consummate the Roll-Up), in each case for use in accordance with the applicable DIP Budget.  The Borrower shall provide each DIP Term Lender, at least 3 days prior written notice of each drawing under the DIP Term Facility.

Each drawing under the DIP Term Facility shall be subject to (a) compliance with the Drawing Conditions (defined below) and (b) such other conditions as may be agreed between the Required DIP Term Lenders and the Borrower.

Closing Date:

The date on which the conditions precedent set forth under the heading “Conditions Precedent to Availability of Interim Order Commitment Amount” and the Commitment Letter are satisfied or waived by the Required DIP Term Lenders (such date, the “Closing Date”).

Security:

As security for the repayment of all DIP Claims (as defined below) (including for fees, costs and expenses described herein of the DIP Term Lenders), each Borrower and each Guarantor will grant the DIP Term Lenders a valid and perfected first priority security interest in, and priming lien on, all tangible and intangible assets of the Debtors (the “Collateral”) (other than certain agreed excluded assets, including, without limitation, the unencumbered fixed assets of Milacron Canada) pursuant to section 364(c) or 364(d), as applicable, of the U.S. Bankruptcy Code and the Canadian DIP Recognition Order and the Canadian Second DIP Recognition Order (the “Canadian DIP Recognition Orders”) (the “DIP Liens”), subject and junior only to (i) liens in favor of GECC, as administrative agent (the “DIP ABL Agent”) under the GECC DIP Facility on inventory, accounts receivable and other working capital assets (other than the Term Loan Account), (ii) certain permitted liens to be agreed and (iii) the Carve-Out.

Carve-Out:

As set forth in the U.S. Interim DIP Order (as defined in the Financing Documentation).

Intercreditor Agreement:

The lien priority and relative rights and other creditor’s issues in the Collateral will be set forth in an intercreditor agreement by and among the DIP ABL Agent, the Required DIP Term Lenders and the other parties thereto (the “DIP Intercreditor”),which will include, among other things, an acknowledgement by the parties to apply any proceeds of Collateral in accordance with the provisions thereof.

Adequate Protection:

As adequate protection under section 364(d)(1)(B) of the U.S. Bankruptcy Code, the DIP Term Lenders will provide the DIP Term Facility for purposes of consummating an orderly sale of the Company and its subsidiaries as a going concern and paying the fees and expenses of the Indenture Trustee and its counsel.

Interest Rates:

At the Borrower’s option, the DIP Term Loans will bear interest based on the Base Rate plus the Applicable Margin or LIBOR plus the Applicable Margin (in each case, as defined).

The Applicable Margin for DIP Term Loans that are (x) Base Rate loans will be 15.00% and (y) LIBOR loans will be 15.00%.

“Base Rate” shall mean the greater of (x) 5.00% and (y) the 1/2 of 1% in excess of the federal funds rate.

“LIBOR” shall mean the greater of (x) 4.00% and (y) the rate (grossed-up for maximum statutory reserve requirements for eurocurrency liabilities) at which eurocurrency deposits in U.S. dollars for one month, which is published by the British Bankers’ Association Interest Settlement Rate on Telerate page 3750 or any successor page thereto.

Interest periods of 1 month shall be available in the case of LIBOR loans.

Interest in respect of Base Rate loans shall be payable on the last day of each month.  Interest in respect of LIBOR loans shall be payable in arrears at the end of each month.  Interest will also be payable at the time of repayment of any of the DIP Term Loans at maturity.  All interest and fees shall be calculated on the basis on the actual number of days elapsed in a 360-day year with respect to loans bearing interest with reference to LIBOR and 365-366-day year with respect to loans bearing interest with reference to the Base Rate.  LIBOR will at all times include statutory reserves (if any).

Default Interest:

During the continuance of an event of default, interest will accrue at a rate of 2.0% per annum plus the interest rate then in effect and will be payable on demand.

Voluntary Prepayments and

Commitment Reductions:

The Borrower may prepay, in whole or in part, the DIP Term Facility, together with any accrued and unpaid interest subject to the payment of the Prepayment Premium (defined below) and any breakage or redeployment costs and in minimum amounts to be agreed.  Voluntary reductions to the unutilized commitments of the DIP Term Facility may be made from time to time by the Borrower without premium or penalty.

Mandatory Prepayments:

100% of all net proceeds received by the Company and its subsidiaries in connection with asset sales, insurance or casualty proceeds and debt or equity issuances.  Mandatory prepayments under the DIP Term Facility shall also be required if the aggregate amount of DIP Term Loans outstanding under the DIP Term Facility exceeds (a) the Total Commitment Amount or (b) prior to the entry of the Final Order, the Interim Order Commitment Amount.

All mandatory prepayments shall include the payment of the Prepayment Premium plus breakage costs, if any.

Prepayment Premium:

“Prepayment Premium” means, in the case of each voluntary and mandatory prepayment of DIP Term Loans, a prepayment premium in the amount of 5% of the principal amount of DIP Term Loans being prepaid at such time.

Conditions Precedent

to Availability of Interim

Order Commitment Amount:

The availability of the Interim Order Commitment Amount shall be subject to the satisfaction of the following conditions, and such other conditions as may be agreed between the Required DIP Term Lenders and the Company, in each case in form and substance satisfactory to the Required DIP Term Lenders, it being understood that the U.S. Interim Order Amount shall be available upon the satisfaction of all such conditions other than the entry by the Canadian Bankruptcy Court of the Canadian DIP Recognition Order:

1.

Delivery of a credit agreement in substantially the form of Exhibit D attached hereto and such other Financing Documentation (including security and other collateral and guarantee agreements and the DIP Intercreditor Agreement) incorporating substantially all of the terms and conditions herein and such other terms as may be agreed;

2.

The Petition Date shall have occurred;

3.

No later than 3 days after the Petition Date, the U.S. Bankruptcy Court shall have entered the U.S. Interim Order, and no later than 5 days after the U.S. Interim Order, the Canadian Bankruptcy Court shall have entered the Canadian DIP Recognition Order, authorizing the granting of the superpriority claim status and the liens contemplated hereby and authorizing the DIP Term Loans in an amount not greater than the Interim Order Commitment Amount (including the Roll-Up to occur on the date of entry of the U.S. Interim Order) and authorizing the GECC DIP Facility, which orders shall not have been reversed, modified, amended, stayed, varied or set aside;

4.

Not less than 2 days prior to the Petition Date, the Debtors shall have delivered to the DIP Term Lenders, draft first day orders, which shall be in form and substance satisfactory to the Required DIP Term Lenders;

5.

Delivery of (i) satisfactory customary legal opinions from counsel to the Borrower, (ii) customary evidence of authority, (iii) customary officer’s certificates and other evidence of corporate authorization (including applicable constituent documents), (iv) good standing certificates in jurisdiction of formation and (v) a notice of borrowing;

6.

The payment in full by the Company on, or concurrently with, the Closing Date of all reasonable and invoiced fees, expenses and other amounts payable in connection with the transactions contemplated herein and under the Commitment Letter including without limitation, the fees and disbursements of lead counsel and local counsel (in each relevant jurisdiction) to the DIP Term Lenders, the Shearman & Sterling Retainer, the Osler Retainer, the fees and expenses of the financial advisor to the DIP Term Lenders and the fees and expenses of DDJ acting in its capacity as administrative agent or its sub-agent under the DIP Term Facility;

7.

Each of the Initial DIP Term Lenders shall have received financial information reasonably requested by it and consistent with that provided to GECC under the GECC DIP Facility and such other financial information as may be requested by the Initial DIP Term Lenders including, without limitation, information in respect of the asset based revolving credit facility with Lloyds TSB Group plc;

8.

The Borrower and its subsidiaries and the transactions contemplated by the Commitment Letter and the Financing Documentation shall be in compliance, in all material respects, with all applicable U.S., foreign, federal, state and local laws and regulations.  All necessary governmental and third party consents and approvals necessary in connection with the transactions referred to herein shall have been obtained and be effective and all applicable waiting periods shall have expired without any adverse action being taken by any competent authority, other than those which the failure to obtain, individually or in the aggregate, could not reasonably be expected to have a material adverse effect or to result in criminal or civil sanctions against any party thereto, any affiliate of any such party or any director or employee of any of the foregoing;

9.

Other than with respect to the commencement of the Cases and matters incidental thereto, no default or events of default shall have occurred or be continuing on the Closing Date under the Financing Documentation or the GECC DIP Facility; and

10.

Each of the Initial DIP Term Lenders shall have received a 13-week cash flow forecast detailing cash receipts and cash disbursements on a weekly basis for such weekly period (the “Interim DIP Budget”).

11.

The Company shall have delivered to the Initial DIP Term Lenders evidence reasonably satisfactory to the Initial DIP Term Lenders that no liens on the Collateral exist in favor of the Pension Benefit Guaranty Corporation.

12.

The Company shall have delivered evidence reasonably satisfactory to the Initial DIP Term Lenders that after giving effect to the payment to the DIP ABL Agent of the proceeds in respect of the U.S. Interim Order Amount, the Borrower (and the other borrowers under the GECC DIP Credit Agreement) shall be permitted to obtain borrowings under the GECC DIP Facility at such time.

Conditions Precedent to

Availability of Final Order

Commitment Amount:

The availability of the Final Order Commitment Amount shall be subject to the satisfaction of the following conditions, and such other conditions as may be agreed between the Required DIP Term Lenders and the Company, in each case in form and substance satisfactory to the Required DIP Term Lenders:

1.

The Bankruptcy Courts shall have entered the Final Orders; and

2.

Delivery of an updated Interim DIP Budget (the “Final DIP Budget” and, together with the Interim DIP Budget, the “DIP Budget”).

Conditions Precedent

to All Extensions of Credit:

Conditions precedent to each drawing under the DIP Term Facility shall be consistent with those customary for debtor in possession financings, including (a) delivery to the Required DIP Term Lenders of a notice of borrowing; (b) other than with respect to the commencement of the Cases, the absence of any default or event of default at the time of, and after giving effect to, such borrowing; (c) the accuracy in all representations and warranties under the Financing Documentation at the time of, and after giving effect to, such borrowing (it being understood that at the time of the initial drawing the U.S. Bankruptcy Court shall have entered the U.S. Interim Order and within 5 days thereafter, the Canadian Bankruptcy Court shall have issued the Canadian DIP Recognition Order) ; (d) a certificate signed by a chief financial officer of the Company certifying that after giving effect to such borrowing the aggregate amount of the DIP Term Loans outstanding under the DIP Term Facility shall not exceed the total amount of the DIP Term Facilty, (e) the making of such DIP Term Loans shall not violate any requirement of applicable law and shall not be enjoined, temporarily, preliminarily or permanently, (f) the applicable Financing Order, shall be in full force and effect and shall not have been vacated, reversed, modified or amended (other than immaterial modifications or amendments to correct grammatical or typographical errors), stayed, varied or set aside in any respect without the consent of the Required DIP Term Lenders and (g) since the date of the last borrowing, there have been no changes to the calculation of Reserves (as defined in documentation for the GECC DIP Facility) against Borrowing Availability (as defined in documentation for the GECC DIP Facility), or otherwise referenced in the documentation for the GECC DIP Facility, that would have the effect of making less credit available to the Borrower (or any other borrower thereunder) under the GECC DIP Facility (other than any changes permitted under the DIP Intercreditor Agreement) (collectively, the “Drawing Conditions”).

Representations and Warranties:

The Financing Documentation shall contain usual and customary representations and warranties for debtor in possession financing as deemed appropriate by Required DIP Term Lenders, including, without limitation, corporate existence, corporate power and authority, ERISA, labor relations, ownership of property, liens and entry and proper service of the Interim Orders and Final Orders, financial statements, compliance with law, no material adverse effect since commencement of the Cases, enforceability of Financing Documentation (including the Interim Orders and Final Orders), no conflict with law, environmental matters, no material litigation, no default, liens, intellectual property, taxes, Federal Reserve regulations, Investment Company Act, ownership of Borrower and its Subsidiaries, use of proceeds, insurance, accuracy of disclosure and reorganization matters.

Affirmative Covenants:

The Financing Documentation shall contain usual and customary affirmative covenants for debtor in possession financings as deemed appropriate by Required DIP Term Lenders, including, without limitation, delivery of reports, accountants’ letters, payment of taxes and other obligations, continuation of business and maintenance of existence, compliance with law and contractual obligations, maintenance of property and insurance, maintenance of books and records, rights of the Lenders to inspect property and books and records, notices of defaults, litigation and other material events, compliance with environmental law, cooperation with advisors and maintenance of the present cash management arrangements.

In addition to the foregoing, the Financing Documentation will also contain the following affirmative covenants:

1.

Delivery to the DIP Term Lenders, each week on or before 5:00pm EST on Friday of such week, (i) the Company’s rolling 13-week cash flow projections (together with a reporting package consistent with current practices which shall include a budget variance discussion and such other information related to any budget variances as the DIP Term Lenders may reasonably request) (which may be updated at the request of the DIP Term Lenders) and (ii) certification that no proceeds of the DIP Term Facility have been used for purposes other than as set forth in the DIP Budget;

2.

Delivery of copies of all pleadings, motions, applications, judicial information, financial information or otherwise filed with the Bankruptcy Courts and concurrently with the delivery to the DIP ABL Agent, the Indenture Trustee or Lloyds Group TSB plc, copies of the financial information and other materials provided thereto in accordance with the GECC DIP Facility, the Senior Secured Notes Indenture or the asset based revolving credit facility with Lloyds TSB Group plc, respectively;

3.

Delivery to the DIP Term Lenders on each Friday following the Petition Date, commencing with the first full week following the Petition Date, on a confidential basis of (a) a summary of any confidentiality agreements executed during such week along with a breakdown of confidentiality agreements entered into with strategic and/or financial buyers (on a no-names basis) and (b) an update on any substantive discussions regarding Permitted Asset Sales (as defined below), which shall include, among other things, the proposed sale price of such Permitted Asset Sales (and, in each case, such other information as the Required DIP Term Lenders may reasonably request in connection therewith);

4.

Such other financial or other reporting information usual and customary for financings of this type as and when reasonably requested by the DIP Term Lenders;

5.

The Financing Orders shall contain findings and conclusions with respect to, among other things, the validity and amount of the Pre-Petition Secured Parties’ claims and the validity, priority and perfection of their pre-petition liens;

6.

Commencing with the month-ended March, 2009, and for each month thereafter, deliver to the DIP Term Lenders (a) monthly consolidating financial statements of the Company and its subsidiaries due on or before the 15th day after month-end  certified by chief financial officer of the Company (b) a summary of the use of proceeds from each borrowing under the DIP Term Facility that occurred during such month;

7.

Commencing with the month-ended March, 2009, within 5 days after the end of each month, deliver to the DIP Term Lenders a report of the (a) fees and expenses of the Borrower’s professionals and any official unsecured creditors’ committee’s professionals incurred during such month, (b) fees and expenses referred to in clause (a) that were not paid during such month and (c) fees and expenses referred to in clause (a) that were paid during such month;

8.

Within 30 days after the Petition Date (unless extended in the sole discretion of the Required DIP Term Lenders), deliver to the DIP Term Lenders, in form and substance reasonably satisfactory to the Initial DIP Term Lenders, a business plan  of the Company and its subsidiaries including (i) monthly borrowing base projections and (ii)  annual projections for the fiscal years 2010 and 2011;

9.

Unless the Required DIP Term Lenders have (i) notified the Debtors that they cannot reach an agreement on the terms of the Asset Purchase Agreement, or (ii) rejected an offer by Debtors to execute the Asset Purchase Agreement (as defined below) on substantially the terms set forth in the Restructuring Term Sheets, within 30 days after the Petition Date, the Debtors shall have entered into an asset purchase agreement (the “Asset Purchase Agreement”) setting forth the terms and conditions pursuant to which Newco will purchase certain assets of the Debtors (the scope of such assets to be agreed), on terms and conditions satisfactory to the Required DIP Term Lenders and consistent with the Restructuring Term Sheet (defined below); provided that the material terms of the Asset Purchase Agreement will be based substantially on the terms set forth in the Restructuring Support Agreement (defined below) subject to the conditions set forth therein;

10.

Within 2 business days after execution of the Asset Purchase Agreement but no later than 30 days after the Petition Date (unless extended in the sole discretion of the Required DIP Term Lenders), the Debtors shall have filed appropriate motion (in form and substance satisfactory to the Required DIP Term Lenders) (the “Bid Procedures Motion”) with the U.S. Bankruptcy Court to (i) establish bid procedures for a sale of some or all of the Debtors’ assets under section 363 of the U.S. Bankruptcy Code and (ii) provided that the DIP Term Lenders have executed the Asset Purchase Agreement, grant bid protections for the DIP Term Lenders as the “stalking horse” bidder consistent with the Restructuring Term Sheet;

11.

Within 27 days after the date of filing the Bid Procedures Motion (unless extended in the sole discretion of the Required DIP Term Lenders), the U.S. Bankruptcy Court shall have entered an order (the “U.S. Bid Procedures Order”), in form and substance satisfactory to the Required DIP Term Lenders, approving such Bid Procedures Motions, and within 5 days thereafter the Canadian Bankruptcy Court shall have made an order recognizing the U.S. Bid Procedure Order pursuant to Section 18.6 of the CCAA (collectively with the U.S. Bid Procedure Order, the “Bid Procedure Orders”);

12.

Within 57 days after the date on which the Bid Procedures Motion was filed (unless extended in the sole discretion of the Required DIP Term Lenders), the Debtors shall have conducted an auction pursuant to the terms of the Bid Procedures Orders, which may be extended by 13 days if there is at least one qualified bid. In the event the Milestone set forth in this paragraph is extended by 13 days in accordance with its terms, then each subsequent Milestone shall automatically be extended by an additional 13 days;

13.

Within 90 days after the Petition Date (unless extended in the sole discretion of the Required DIP Term Lenders), the Bankruptcy Courts shall have entered orders, in form and substance satisfactory to the Required DIP Term Lenders, approving (and in the case of the Canadian Bankruptcy Court recognizing) the sale transaction contemplated under the Bid Procedures Orders;

14.

Within 100 days after the Petition Date (unless extended in the sole discretion of the Required DIP Term Lenders), the sale transaction contemplated under the Bid Procedures Orders shall have been substantially consummated;

15.

Within 45 days after the Petition Date (unless extended in the sole discretion of the Required DIP Term Lenders), the Company shall have filed its schedules and statement of affairs with the Bankruptcy Courts (the covenants set forth in clauses 9 through 15 are collectively referred to herein as, the “Milestones”);

16.

The Required DIP Term Lenders will have the right to require the Debtors to implement a sale of substantially all of the Debtors’ assets through a confirmed plan of reorganization or liquidation or a plan of compromise or arrangement, and the Debtors will work with the Required DIP Term Lenders in good faith to negotiate and implement such plan of reorganization or liquidation or a plan of compromise or arrangement in a manner consistent with the Restructuring Term Sheets; and

17.

In connection with the transactions contemplated in the Bid Procedures Orders, the Company shall use its best efforts to  comply with all diligence requests and any other requests for information from DIP Term Lenders related thereto or related to any contemplated exit financing.

The periods within which each Milestone shall be completed are subject to extensions in the sole discretion of the Required DIP Term Lenders.

“Restructuring Term Sheet” means the term sheet attached as Exhibit B hereto setting forth the material terms and conditions of the proposed restructuring of the Debtors.

Negative Covenants:

The Financing Documentation will contain negative covenants usual and customary for debtor in possession financings (subject to baskets and exceptions to be mutually agreed where customary and appropriate) including, but not limited to, the following:

1.

limitation on indebtedness and guarantees (with a carve-out to permit certain scheduled guarantee obligations);

2.

limitation on liens and further negative pledges;

3.

limitation on acquisitions, limitation on mergers, acquisitions and asset sales (with a carve-out to permit sales of certain agreed assets with baskets and other limitations to be agreed (together, the “Permitted Asset Sales”) and other investments;

4.

limitations on granting negative pledges;

5.

limitation on dividends, redemptions and repurchases of equity interests;

6.

limitation on transactions with affiliates;

7.

limitation on dividend and other payment restrictions affecting subsidiaries;

8.

limitation on amendment of documents relating to other material indebtedness and other material documents and limitation on prepayment or repurchase of indebtedness (in each case, including, without limitation, the GECC DIP Facility and the Senior Secured Notes Indenture);

9.

limitation on investments (with a basket of up to $3,500,000 for investments in certain foreign subsidiaries; provided that the aggregate amount of such investments may not exceed $500,000 without the prior written consent of the Required DIP Term Lenders); and

10.

limitation on payments to pre-petition creditors (with a carve-out to permit payments to critical vendors and foreign vendors approved in the First Day Orders in amounts not to exceed $150,000 for any single payment and $500,000 in the aggregate to all vendors, or such greater amount to which the Required DIP Lenders may consent; it being understood that if the Required DIP Lenders have not responded to a request by the Company to make a payment in an amount greater than set forth herein within 5 days of such request, the Required DIP Term Lenders shall be deemed to have consented to such request).

Cumulative Disbursement Covenant:

The maximum amount of total disbursements under the DIP Budget (without taking into account any critical vendor payments or foreign vendor payments approved by the U.S. Bankruptcy Court) shall not exceed on a cumulative basis the lesser of (a) 120% of the projected total disbursements or (b) $6,000,000 (“Cumulative Disbursement Covenant”).

Events of Default:

The Financing Documentation will contain Events of Default usual and customary for debtor in possession financings including, but not limited to, the following:

1.

Failure to comply with the Cumulative Disbursement Covenant and such failure shall remain unremedied for 5 days;

2.

The dismissal of the Cases or the entry of an order converting the U.S. Cases from a Chapter 11 proceeding to a Chapter 7 proceeding under the U.S. Bankruptcy Code, the termination of the CCAA Case or the conversion of the CCAA Case into a proceeding under the BIA or a commencement of a proceeding under the BIA, or the appointment of an interim receiver, receiver, receiver and manager or trustee in bankruptcy over the Canadian Debtor or over all or substantially all of its property or an appointment of any other similar official in respect of the Canadian Debtor or its property;

3.

Entry of an order appointing a Chapter 11 trustee with expanded powers;

4.

The dissolution of any Debtor;

5.

Failure to perform Bankruptcy Court orders;

6.

Entry of an order staying, reversing, varying or setting aside or otherwise modifying (other than immaterial modifications to correct grammatical or typographical errors), in each case without the prior consent of the Required DIP Term Lenders, the DIP Term Facility or the Financing Orders;

7.

Other than as permitted under the Bid Procedures Orders, the Restructuring Support Agreement or the Restructuring Term Sheets, the sale, liquidation or other disposition of all, or substantially all, of the Collateral, whether pursuant to Section 363 of the U.S. Bankruptcy Code (or an order of the Canadian Bankruptcy Court), any plan of reorganization or liquidation, or any plan of compromise or arrangement or otherwise, or entering into any agreement to effectuate any of the foregoing;

8.

Any failure of the applicable Financing Order to remain in full force and effect;

9.

Any breach by any Debtor of any term or condition of the applicable Financing Order;

10.

Entry of an order granting relief from the automatic stay to the holder or holders of security interests to permit foreclosures (or granting of a deed in lieu of foreclosure or similar relief) on any assets of the Debtors;

11.

Entry of an order granting other superpriority liens;

12.

Failure of the applicable Bankruptcy Court to enter the applicable Final Orders within 30 days after the Petition Date;

13.

The payment of, or filing of a motion or other pleading by any Debtor for authority to pay, any pre-petition claim or administrative expense arising under Section 503(b)(9) of the U.S. Bankruptcy Code except as may be provided for in the Financing Orders of the Financing Documentation or as may be approved by the applicable Bankruptcy Court for payments to critical vendors, such critical vendor order to be reasonably acceptable to the DIP Term Lenders;

14.

Failure to comply with each of the Milestones within the applicable period with respect thereto;

15.

Entry of an order of a Bankruptcy Court restricting or in any way limiting the ability of the DIP Term Lenders from “credit bidding” (pursuant to section 363(k) of the U.S. Bankruptcy Code) any of the secured obligations owing under the DIP Term Facility and/or the Senor Secured Notes in an auction conducted pursuant to the Bid Procedures Order; and

16.

Failure on the part of the Debtors to comply with the Restructuring Support Agreement.

17.

The occurrence of any event that would constitute a default or event of default under the GECC DIP Facility.

18.

Prior to the entry of the Canadian Bankruptcy Court of the Canadian DIP Recognition Order, use proceeds of the DIP Term Loans, directly or indirectly, by or on behalf of Milacron Canada.

19.

Failure of the Canadian Bankruptcy Court to (i) issue the Canadian DIP Recognition Order within 5 days following the U.S. Interim Order or (ii) issue the Canadian Second DIP Recognition Order within 5 days from the date of entry of the U.S. Final Order.

20.

The Canadian DIP Recognition Order shall cease to be in full force and effect without the Second Canadian DIP Recognition Order having been entered upon or prior to such cessation or the U.S. Final Order or Second Canadian DIP Recognition Order shall cease to be in full force and effect or either are reversed, vacated, amended, varied, set aside, supplemented or otherwise modified without the prior consent of Initial DIP Term Lenders.

21.

Failure of the U.S. Bankruptcy Court to enter the Roll-Up Order within 7 days following the Petition Date.

Restructuring Support Agreement:

Prior to the Petition Date, the Company and the Initial DIP Term Lenders contemplate entering into a restructuring support agreement regarding the intention of the parties thereto to enter into the Asset Purchase Agreement (the “Restructuring Support Agreement”), which shall attach a term sheet setting forth a summary of the terms and conditions of the Asset Purchase Agreement.

Non-Solicitation:

Until the earlier to occur of (a) the execution and delivery by the applicable DIP Term Lenders and the Company of the Asset Purchase Agreement or (b) the delivery of a notice from the Required DIP Term Lenders to the Company stating that the Required Dip Term Lenders will no longer be pursuing the transactions contemplated under the Restructuring Support Agreement, neither the Company nor any of its Representatives (as defined in the Restructuring Support Agreement) will, other than to, from or with respect to the Initial Lenders:  (A) solicit, initiate, encourage or accept any inquiries, proposals or offers from any person (i) relating to any acquisition or purchase of all or any portion of the capital stock of the Company or any of its subsidiaries or the assets of the Company or any of its subsidiaries, (ii) to enter into any merger, recapitalization, reorganization, joint venture or other business combination with the Company or any of its subsidiaries or (iii) to enter into any other extraordinary business transaction involving or otherwise relating to the Company; or (B) participate in any discussions, conversations, negotiations or other communications with any other person regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any person to seek to do any of the foregoing; provided, however, that the Company and its Representatives shall not be precluded from (1) after the 21st day following the Petition Date, distributing confidentiality agreements (and finalizing same) and marketing materials to potential acquirors of the Company (but shall be precluded from negotiating or discussing any terms related to a transaction, including the potential value or terms of any proposed bid) and (2) advising potential acquirors that a process will be established whereby such Persons may have an opportunity to bid for some or all of the Company’s assets in accordance with bidding procedures to be approved by the Bankruptcy Court.  Except with respect to the proposed Permitted Asset Sales, the Company shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Person conducted heretofore with respect to any of the foregoing, in each case, other than to, from or with respect to the Initial DIP Term Lenders.

Credit Bid:

In connection with the transactions contemplated under the Bid Procedures Order, the Required DIP Term Lenders, on behalf of the DIP Term Lenders, shall be permitted to “credit bid” (pursuant to section 363(k) of the U.S. Bankruptcy Code) any or all of the secured obligations owing to the DIP Term Lenders under the DIP Term Facility in order to consummate the transactions under the Bid Procedures Order, which may include a transaction structure, among others, whereby all or a portion of such obligations are exchanged by the DIP Term Lenders for equity interests in, or debt instruments of, Newco as determined in the sole discretion of the Required DIP Term Lenders.

Notwithstanding anything in these Term Sheets or otherwise to the contrary, in the event the DIP Term Facility is terminated and paid in full prior to the consummation of the transactions under the Asset Purchase Agreement, then there shall be no obligation on the part of any DIP Term Lender to consummate the transactions under the Asset Purchase Agreement.

Funding Protection:

Customary for transactions of this type, including breakage costs, gross-up for withholding, market disruption, compensation for increased costs and compliance with capital adequacy and other regulatory restrictions subject to customary exceptions.

DIP Term Facility Voting:

Amendments and waivers with respect to the Financing  Documentation shall require the approval of the DIP Term Lenders (the “Required DIP Term Lenders”) holding commitments representing not less than 65% of the aggregate amount of the commitments under the DIP Term Facility (provided that Avenue and DDJ shall constitute the “Required DIP Term Lenders” so long as (a) Avenue holds not less than (x)           of the commitments in respect of the DIP Term Facility and (y)            of the then outstanding Senior Secured Notes and (b) DDJ holds not less than (x)            of the commitments in respect of the DIP Term Facility and (y)           of the then outstanding Senior Secured Notes, except that (i) the consent of each DIP Term Lender directly affected thereby shall be required with respect to certain customary issues and (ii) the consent of 100% of the DIP Term Lenders shall be required with respect to certain customary issues (except, in each case, with respect to any amendments or waivers that may be necessary to consummate the transactions under the Bid Procedures Order in a manner described under the heading “Credit Bid”).

Senior Secured Notes Voting:

After consummating each Roll-Up, each Senior Secured Note purchased by the Borrower will be deemed to be retired and considered to have no voting rights under the Senior Secured Notes Indenture (a “Retired Note”).  If for whatever reason a Retired Note is deemed to have voting rights under the Senior Secured Notes Indenture, the Borrower agrees to vote such Retired Note in a manner directed by the Required DIP Term Lenders.

Assignments / Participations:

The Financing Documentation will contain customary provisions regarding assignments and participation of the DIP Term Facility; provided that no assignments or participations of the DIP Term Facility shall be permitted other than assignments or participations (a) to affiliates of a DIP Term Lender or (b) with the prior written consent of the Required DIP Term Lenders.

Counsel to the DIP Term Lenders:	Shearman & Sterling LLP

These Term Sheets are not meant to be, nor shall they be construed as an attempt to describe all of, or the specific phrasing for, the provisions of the Financing Documentation or the DIP Term Facility.  Rather, the Term Sheets are intended only to outline principal terms to be included in, or otherwise consistent with, the DIP Term Facility.

1 These Term Sheets are provided in furtherance of settlement discussions, and are entitled to protection from any use or disclosure to any party or person pursuant to Fed. R. Evid. 408 or any similar rule of evidence.

EXHIBIT B

Restructuring Term Sheets

See attached.EXHIBIT B

RESTRUCTURING TERM SHEET

This term sheet outlines the terms and conditions proposed by (i) Avenue Investments, L.P., Avenue-CDP Global Opportunities Fund, L.P., Avenue International Master, L.P., Avenue Special Situations Fund IV, L.P., and Avenue Special Situations Funds V, L.P. (collectively, “Avenue”) and (ii) B IV Capital Partners L.P., GMAM Investment Funds Trust II, for the account of the Promark Alternative High Yield Bond Fund (Account No. 7M2E), GMAM Investment Funds Trust II, for the account of the Promark Alternative High Yield Bond Fund (Account No. 7MWD), and DDJ/Ontario OS Investment Sub I, Ltd. (collectively, “DDJ”; together with Avenue, the “Initial Sponsors”), for a restructuring of the capital structure of Milacron Inc. (the “Company”).  Capitalized terms not otherwise defined herein shall have the meanings set forth in the DIP Term Loan Commitment or the Restructuring Support Agreement, as applicable.

Existing Capital Structure

11-½ Senior Secured Notes due 2011 (the “Senior Secured Notes”) issued under that certain Indenture, dated as of May 26, 2004, with U.S. Bank National Association, as trustee (the “Indenture Trustee”).

Bankruptcy Filings

The Company, substantially all of its direct and indirect domestic subsidiaries, Milacron Canada Ltd. (“Milacron Canada”),  and Milacron Capital Holdings, B.V. (collectively, the “Debtors”) will file proceedings (the “U.S. Cases”) under chapter 11 of title 11 of the United States Code (the “U.S. Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Ohio (the “U.S. Bankruptcy Court”).

Milacron Canada also will file a proceeding (the “CCAA Case” and together with the U.S. Case, the “Cases”) in Canada under Section 18.6 of  the Companies’ Creditors Arrangement Act (Canada) (“CCAA”; together with the U.S. Bankruptcy Code, the “Bankruptcy Code”) in the Ontario Superior Court of Justice (Commercial List) (the “Canadian Bankruptcy Court” and together with the U.S. Bankruptcy Court, the “Bankruptcy Court”).

Petition Date	It is anticipated that the Cases will be commenced on or around March 10, 2009 (the “Petition Date”).
DIP Financing Terms	See Schedules 1 & 2 hereto
Asset Purchase Agreement

The Debtors and the Sponsors will work together in good faith to negotiate and enter into (in the case of the Sponsors, indirectly through Newco (as defined below)), as soon as practicable after the Petition Date (but in no event later than the date of the applicable Milestone (as defined and set forth in the DIP Term Loan Commitment), as may be extended from time to time), a definitive agreement (the “Asset Purchase Agreement”) for the purchase and sale of all or substantially all of the Debtors’ assets (the “Transaction”); provided, however, that the Sponsors’ obligation to enter into a definitive Asset Purchase Agreement is subject to the satisfactory completion of their legal and business due diligence, which may be waived by the Required DIP Term Lenders.

The Asset Purchase Agreement will contain the following terms, among others:

The purchase price shall consist of:  (a) all amounts owing under the DIP Facility; (b) value of at least 3.2% of the face amount of any Senior Secured Notes (the “Non-Participating Noteholder Consideration”) held by holders not participating in the acquisition by Newco; (c) the assumption of certain administrative claims against the Debtors; and (d) the payment of certain wind up costs to be discussed (the “Purchase Price”).

Purchased assets to include substantially all assets of the Debtors, which may include 100% of the outstanding equity interests (the “European Shares”) of Milacron B.V. and Milacron Investments B.V.[1]
Excluded assets to be determined.

Excluded liabilities will consist of all liabilities of the Debtors not expressly assumed, which excluded liabilities will include any and all claims relating to the Debtors’ defined benefit pension obligations, including the premium “exit fee” based on the Deficit Reduction Act of 2005, environmental liabilities and preclosing tax liabilities.

Sellers’ representations and warranties typical of transactions of this type and size, including for:  (a) organization and good standing; (b) authorization to enter into agreement; (c) no violation of laws and regulations and requisite consents to complete transaction; (d) sufficiency and completeness of financial information; (e) historical compliance with laws and regulations and requisite permits; (f) sufficiency of purchased assets and no condemnation proceedings; (g) list of material contracts; (h) list of major customers and suppliers; (i) employee benefit matters; (j) environmental matters; (k) labor matters; (l) taxes; and (m) insurance.

Sellers’ covenants typical of transactions of this type and size, including for:  (a) access to information; (b) conduct of business pending the closing; (c) cooperation; (d) preservation of records; (e) bankruptcy matters, including for (i) filing of Bid Procedures Motions (as defined below) in form and substance satisfactory to the Required DIP Term Lenders, (ii) assumption and assignment to Newco (as defined below) of certain executory contracts and (iii) Sale Orders (as defined below) having become Final Orders; (f) further assurances; (g) retention and turnover of payments and proceeds; and (h) provision of transition services.

Sellers’ agreement not to solicit (except with the prior written consent of the Required DIP Term Lenders) any competing proposals other than proposals (“Superior Proposals”) that will result in a cash payment in excess of the sum of (a) the Purchase Price, (b) an initial overbid amount of $5.4 million (4% of the amount of the DIP Facility Commitments), and (c) the Bid Protection Amount (as defined below) (collectively, the “Overbid Amount”).

Conditions to closing to include, among others:  (a) the Bid Procedures Orders (as defined below) in form and substance satisfactory to the Required DIP Term Lenders having become Final Orders; (b) the U.S. Bankruptcy Court sale orders (the “Sale Orders”), and the recognition thereof in the CCAA Case pursuant to section 18.6 of the CCAA, in form and substance satisfactory to the Required DIP Term Lenders (i) approving the Transaction free and clear of all claims, liens and encumbrances pursuant to section 363(f) of the U.S. Bankruptcy Code and any approval and vesting orders or other orders to be made in the CCAA Case on terms acceptable to the Required DIP Term Lenders and (ii) finding that the Sponsors are “good faith” purchasers pursuant to section 363(m) of the U.S. Bankruptcy Code, having become Final Orders; (c) expiration of HSR waiting period and satisfaction of similar laws of any applicable foreign jurisdictions; (d) no order having been issued by any court of competent jurisdiction preventing the Transaction; and (e) the absence of material adverse change other than (i) any material adverse change resulting from the commencement of the Cases and (ii) simply the occurrence of an event of default under that certain Asset Based Finance Agreement dated March 12, 2008, with Lloyd’s TSB Bank, PLC, or any documents or instruments ancillary thereto).

Sponsors’ termination rights to arise upon:  (a) termination of the Restructuring Support Agreement; (b) consummation of a Superior Proposal; (c) conversion of one or more of the U.S. Cases to a case under chapter 7 of the U.S. Bankruptcy Code, termination of the CCAA Case or appointment of an interim receiver, receiver or receiver and manager, or commencement of any proceeding under the Bankruptcy and Insolvency Act (Canada) (the “BIA”) or any other similar process in the CCAA Case; (d) material breach by sellers of representations, warranties or covenants; or (e) entry of a Final Order by a court of competent jurisdiction or other governmental authority having jurisdiction over the sellers or the Sponsors permanently restraining, prohibiting or enjoining sellers or Sponsors from consummating the Transaction under the Asset Purchase Agreement.

The Sponsors have the right to require the Debtors to implement the Transaction through a confirmed plan of reorganization or liquidation or a plan of compromise or arrangement, and the Debtors will work with the Sponsors in good faith to negotiate and implement such plan of reorganization or liquidation or a plan of compromise or arrangement.

Newco

The Sponsors intend to form one or more entities (collectively, “Newco”) for the purpose of consummating the Transaction, and the ownership interests in Newco will be distributed to the Sponsors on a pro rata basis (based on the amounts of their respective commitments under the DIP Term Loan Facility).

Bid Procedures

The Debtors will file, as soon as practicable after the signing of the Asset Purchase Agreement (but in no event later than the date of the applicable Milestone (as defined and set forth in the DIP Term Loan Commitment), as may be extended from time to time), appropriate motions (the “Bid Procedures Motions”), in form and substance satisfactory to the Required DIP Term Lenders, with the Bankruptcy Court to (a) establish bid procedures for a sale of some or all of the Debtors’ assets under CCAA and section 363 of the U.S. Bankruptcy Code and/or pursuant to any recognition order to be made in the CCAA Case pursuant to section 18.6 of the CCAA, on terms acceptable to the Required DIP Term Lenders and (b) grant certain bid protections for the Sponsors as the “stalking horse” bidder, including a (1) break-up fee equal to $4.05 million (3% of the amount of the DIP Facility Commitments) and expense reimbursement of up to $2 million (the sum of such fee and expense reimbursement, the “Bid Protection Amount”), (2) establishment of the Overbid Amount, (3) minimum bidding increments, (4) ability to “credit bid” the Bid Protection Amount, and (5) the right to match any final bid.

In addition to the foregoing, the relief requested under the Bid Procedures Motions will include, among other things:  (a) the scheduling of an auction for the sale of some or all of the Debtors’ assets under section 363 of the U.S. Bankruptcy Code which shall be recognized by an order of the Canadian Bankruptcy Court on terms acceptable to the Required DIP Term Lenders, to be held by no later than the date of the applicable Milestone (as defined and set forth in the DIP Term Loan Commitment), as may be extended from time to time; and (b) authorization for the Required DIP Term Lenders to “credit bid” (pursuant to section 363(k) of the U.S. Bankruptcy Code), on behalf of all of the Sponsors, any or all of the Sponsors’ secured claims against the Debtors arising under the DIP Term Loan Facility or the Senior Secured Notes; and (c) order that the Debtors will be permitted to accept a competing proposal for the Debtors’ assets if and only if such proposal is a Superior Proposal (after giving effect to the auction, including the DIP Term Lenders’ right to credit bid Senior Secured Notes).

Entry of an order (the “Bid Procedures Order”) of the U.S. Bankruptcy Court, in form and substance satisfactory to the Required DIP Term Lenders, approving the Bid Procedures Motions and the recognition thereof in the CCAA Case pursuant to section 18.6 of the CCAA, will be a condition precedent to the Sponsors’ obligations under the Asset Purchase Agreement.

Plan

To the extent the Required DIP Term Lenders deem it necessary or desirable to consummate the Transaction as part of a plan of reorganization or liquidation, such plan will provide, among other things, that:

Any remaining assets of the Debtors will be sold or otherwise liquidated.
To the extent such plan is a plan of liquidation, no discharge will be granted in favor of the Debtors or their estates.

The Sponsors, the Debtors and each of their respective directors, officers, employees, agents, advisors, accountants, investment bankers, consultants, attorneys, and other representatives will receive full and unconditional releases in connection with the preparation, filing and prosecution of the Cases.

Tax

The Debtors will cooperate with the Sponsors and will work together in good faith to devise an acquisition structure that maximizes the tax attributes of the conveyed property, including potentially treating the Transaction as a reorganization under section 368(a)(1)(G) of the Internal Revenue Code.

1

The Required DIP Term Lenders may elect not to acquire the European Shares, and instead consummate any acquisition of some or all of the assets directly or indirectly controlled by Milacron B.V. and Milacron Investments B.V. (the “European Asset Transaction.”), and the Sponsors and the Company will cooperate in good faith in structuring the European Asset Transaction, including fulfilling obligations to lenders in connection therewith.

EXHIBIT C

GECC DIP FACILITY

See attached.

THE TERM SHEET SET FORTH BELOW IS FOR DISCUSSION PURPOSES ONLY.  THIS TERM SHEET DOES NOT CONSTITUTE A COMMITMENT ON BEHALF OF GENERAL ELECTRIC CAPITAL CORPORATION TO PROVIDE THE CREDIT FACILITY DESCRIBED BELOW.

SUMMARY OF PRINCIPAL TERMS AND CONDITIONS OF $55,000,000 SENIOR SECURED, SUPER PRIORITY DEBTOR-IN-POSSESSION
CREDIT FACILITY1

Terms and conditions of the GECC DIP Facility (as defined below) not specifically referred to herein shall be substantially similar to the terms and conditions of the Pre-Petition Credit Agreement (as defined below) subject to modifications customary for debtor-in-possession financings and to take into account current market conditions.

Borrowers:

Milacron Inc., Cimcool Industrial Products Inc., Milacron Marketing Company, Milacron Plastics Technologies Group Inc. and D-M-E Company (collectively, the “Borrowers”).

Guarantors:

Milacron Capital Holdings B.V. and Milacron Canada Ltd. (each a “Guarantor” and collectively, the “Guarantors” and, together with the Borrowers, each a “Credit Party” and together the “Credit Parties”).

Administrative Agent:

General Electric Capital Corporation (the “ABL Agent”).

Lenders:

Some or all of the lenders under the Pre-Petition Credit Agreement (the “DIP Revolving Lenders”).

Existing Debt Arrangements:

The Credit Parties are party to an asset based revolving credit facility with General Electric Capital Corporation, as administrative agent thereunder, pursuant to that certain Credit Agreement dated as of December 19, 2006 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Pre-Petition Credit Agreement”).

Milacron Inc. has outstanding 11½% Senior Secured Notes due 2011 (the “Senior Secured Notes”) issued in accordance with the Indenture dated as of May 26, 2004 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Senior Secured Notes Indenture”) with U.S. Bank National Association, as trustee thereunder (the “Indenture Trustee” and, together with the ABL Agent, the “Pre-Petition Secured Parties”).

GECC and the Indenture Trustee are parties to that certain Intercreditor Agreement, dated as of June 10, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Pre-Petition Intercreditor Agreement”).

Petition Date:

The date of the commencement of the Chapter 11 Cases with respect to the Credit Parties (as defined below) (the “U.S. Cases”) is expected to occur on or about March 10, 2009 (the “Petition Date”).  Milacron Canada Ltd. is filing a recognition proceeding in Canada under section 18.6 of the Companies’ Creditors Arrangement Act (Canada) (the “CCAA Case”; and together with the U.S. Cases, the “Cases”)

GECC DIP Facility:

A revolving credit facility (the “GECC DIP Facility”) in an aggregate principal amount of $55,000,000, including a “roll-up” of all the existing outstanding obligations under the Pre-Petition Credit Agreement, including the letters of credit issued thereunder.

Upon the entry of an interim order authorizing and approving the GECC DIP Facility (the “Interim Order”), the Borrowers shall only be entitled to borrow an amount equal to the sum of (a) all obligations then outstanding under the Pre-Petition Credit Agreement, plus (b) subject to the satisfaction of the conditions precedent to borrowing set forth herein, an amount sufficient to meet the Borrowers’ working capital and other needs pending the final hearing. In addition, all letters of credit outstanding on the Petition Date shall be deemed to have been issued under the GECC DIP Facility.

Upon the entry of Final Orders (as defined below) authorizing and approving the GECC DIP Facility, the Borrowers shall be entitled to borrow all amounts available under the GECC DIP Facility subject to the terms and conditions contained herein.

Maturity:

The earliest to occur of (a) 180 days after the Petition Date; (b) the effective date of any plan of reorganization or liquidation or a plan of compromise or arrangement of the Credit Parties and their subsidiaries; (c) the date on which a conversion of the U.S. Cases pursuant to Chapter 7 of the U.S. Bankruptcy Code occurs or the date on which the CCAA Case of the Canadian Debtor under the Companies’ Creditors Arrangement Act (“CCAA”) is converted into a proceeding under the Bankruptcy and Insolvency Act (Canada) (the “BIA”) or an interim receiver, receiver or receiver and manager is appointed under the BIA or the CCAA Case is terminated; (d) the date on which the acceleration of the GECC DIP Loan (as defined below) and the termination of the commitments with respect to the GECC DIP Facility occurs in accordance with the Financing Documentation, (e) the date on which all obligations outstanding under the GECC DIP Facility are paid in full, (f) the date of consummation of the transactions referred to in the Restructuring Support Agreement  and (g) the date on which the DIP Term Facility (as defined below) or all of the obligations outstanding thereunder terminate (the earlier of such dates being, the “Maturity Date”).

The aggregate outstanding principal amount of GECC DIP Loans (as defined below) under the GECC DIP Facility and interest accrued thereon shall be due and payable in full on the Maturity Date.

Purpose:

Subject to the terms and conditions herein, the proceeds of the loans under the GECC DIP Facility (“GECC DIP Loans”) shall be available on or after the Closing Date and shall used by the Borrowers to (a) repay all obligations under the Pre-Petition Credit Agreement, (b) fund general corporate needs, including, without limitation, working capital needs and (c) pay administrative expenses of the Cases, including reasonable fees and expenses of professionals, in each case, to be used in accordance with the applicable DIP Budget (defined below).  Prior to the entry of the Canadian Bankruptcy Court into the Canadian DIP Recognition Order (as defined below), Milacron Canada Ltd. shall not, directly or indirectly, use any proceeds of the GECC DIP Loans.  Proceeds of the GECC DIP Loans shall be applied in accordance with the Financing Orders or any other orders entered in respect of first day motions (“First Day Orders”), such Financing Orders and First Day Orders to be in form and substance reasonably satisfactory to the ABL Agent and not to be reversed, modified or amended (other than immaterial modifications or amendments to correct grammatical or typographical errors) stayed, varied or set aside at the request of the Borrowers without the prior consent of the ABL Agent.

Availability:

Upon satisfaction or waiver by the DIP Revolving Lenders of conditions precedent to drawing to be specified in the Financing Documentation, availability, on a combined basis, shall be limited to the sum of (i) 85% of the Credit Parties’ Eligible Accounts Receivable, (ii) lesser of (a) 60% of the Credit Parties’ Eligible Inventory (other than machinery-in-process, as described below) valued at the lower of cost (FIFO) or market or (b) 85% of the appraised net orderly liquidation value (“NOLV”) of the Credit Parties’ Eligible Inventory (other than machinery-in-process) and (iii) the lesser of (a) 60% of the eligible machinery in process (as defined in the Pre-Petition Credit Agreement) valued at the lower of cost (FIFO) or market or (b) 85% of the greatest of (1) the appraised build-out value of such machinery-in-process, (2) the appraised scrap value of such machinery-in-process or (3) another value reasonably acceptable to the ABL Agent (in each scenario, the value of such machinery-in-process to be supported by an appraisal in form and substance reasonably satisfactory to the ABL Agent), in each of clauses (i), (ii) and (iii) less reserves, including, without limitation, a reserve for the Carve-Out. Other than the Carve-Out, all other reserves against Availability shall be consistent with those reserves which may be established by the ABL Agent under the Pre-Petition Credit Agreement (the “Borrowing Base”); provided, however, prior to the entry of the Canadian Bankruptcy Court into the Canadian DIP Recognition Order (as defined below), assets of Milacron Canada Ltd. shall not be included in the Borrowing Base.

Additionally, there will be an availability block (“Availability Block”) in an amount equal to (a) $5,000,000 at all times prior to $25,000,000 of the commitments under the DIP Term Facility being funded to Borrowers and utilized by Borrowers to repay outstanding advances under the GECC DIP Facility, to fund working capital requirements and for general corporate purposes of the Borrowers and their Subsidiaries, and (b) $2,500,000 at all times thereafter.

The Borrowers shall be permitted to make borrowings on conditions substantially similar to those set forth in the Pre-Petition Credit Agreement.  Additionally, each drawing under the GECC DIP Facility shall be subject to (a) compliance with the Drawing Conditions (as defined below) and (b) such other conditions as may be agreed between the DIP Revolving Lenders and the Borrowers.

The Interim Order Commitment Amount ($27,600,000 plus 30-day forecasted collections) shall be made available to the Borrowers upon the entry by the U.S. Bankruptcy Court of an interim order approving the DIP Term Facility and the GECC DIP Facility, such order to be in form and substance satisfactory to the ABL Agent (the “U.S. Interim Order”).

In addition, Borrowers shall obtain an entry by the Canadian Bankruptcy Court within 5 days following the date of entry of such U.S. Interim Order and upon the entry by the Canadian Bankruptcy Court of a recognition order pursuant to Section 18.6 of the CCAA recognizing and giving full force and effect to the U.S. Interim Order, approving the DIP Term Facility and the GECC DIP Facility, such order to be in form and substance satisfactory to the ABL Agent, (the “Canadian DIP Recognition Order” and, together with the U.S. Interim Order, the “Interim Orders”).

Borrowings greater than the Interim Order Commitment Amount shall not be made available unless and until the U.S. Bankruptcy Court shall have entered a final order, in form and substance satisfactory to the ABL Agent, approving the DIP Term Facility and the GECC DIP Facility (the “U.S. Final Order”) and the Canadian Bankruptcy Court shall have entered a recognition order pursuant to Section 18.6 of the CCAA recognizing and giving full force and effect to the U.S. Final Order, in form and substance satisfactory to the ABL Agent, approving the DIP Term Facility and the GECC DIP Facility (the “Canadian Second DIP Recognition Order” and, together with the U.S. Final Order, the “Final Orders” and, the Final Orders together with the Interim Orders, the “Financing Orders”).

Closing Date:

March 10, 2009 (such date, the “Closing Date”).

Security:

The GECC DIP Facility will be secured by a first priority lien on all of the ABL Priority Collateral (as defined in the DIP Intercreditor Agreement) other than the Term DIP Account (as defined below), and a lien on the Term Priority Collateral (as defined in the DIP Intercreditor Agreement), subject and junior only to the obligations under the DIP Term Facility and the Senior Secured Notes Indenture (collectively, the “GE DIP Collateral”; and together with the Term Priority Collateral, the “DIP Collateral”)2.

Carve-Out:

The Carve-Out shall mean (a) statutory fees payable to the U.S. Trustee pursuant to 28 U.S.C. § 1930, and (b) following the entry of the Interim Order, the court-ordered administration charge (“Administration Charge”) granted pursuant to the Canadian DIP Recognition Order, allowed fees and expenses of the Credit Parties’ professionals and any official unsecured creditors’ committee’s professionals incurred pursuant to Sections 327 and 1103 of the U.S. Bankruptcy Code (i) prior to an Event of Default (and including amounts incurred but not invoiced prior to an Event of Default, but not approved for payment until after such occurred; provided that in the case of any fees and expenses incurred but not invoiced prior to an Event of Default, the amount thereof shall reflect only the fees and expenses incurred since the later of (x) the 50 day period immediately prior to such Event of Default or (y) the date of delivery of the last monthly fee statement prior to such Event of Default), not to exceed amounts for each such firm of professionals for each period as set forth in the DIP Budget and (ii) following an Event of Default not to exceed $1,500,000 (collectively, “Carve-Out”).

Any and all obligations arising under or in connection with the GECC DIP Facility, including for fees, costs and expenses described herein of the DIP Revolving Lenders (collectively, the “DIP Claims”) shall constitute allowed administrative expense claims equal in priority to a claim under section 364(c)(1) of the U.S. Bankruptcy Code, and, as they relate to the assets of Milacron Canada Ltd., shall have the priority set forth in the Canadian DIP Recognition Order and the Canadian Second Recognition Order (together, the “Canadian CCAA Orders”) and except as otherwise provided herein shall have priority over all other costs and expenses of administration of any kind, including those specified in, or ordered pursuant to, sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c), 726, 1114 or any other provision of the U.S. Bankruptcy Code or otherwise and be payable from and have recourse to all assets and property of the Credit Parties, including, subject to the entry of the Final Order, the avoidance actions and proceeds thereof.  This will be in addition to the priming liens granted under Section 364(c) or 364(d), as applicable, of the U.S. Bankruptcy Code and pursuant to the Canadian CCAA Orders to secure the DIP Claims.  The DIP Claims shall be subject to the Carve-Out.

DIP Intercreditor Agreement:

The lien priority and relative rights and other creditor’s issues in the Collateral will be set forth in an intercreditor agreement by and among the ABL Agent, the DIP Term Lenders and the other parties thereto (the “DIP Intercreditor Agreement”), which shall be substantially similar to the Pre-Petition Intercreditor Agreement and will include, among other things, an acknowledgement by the parties to apply any proceeds of Collateral in accordance with the provisions thereof.

Adequate Protection:

As adequate protection for any diminution in the value of their collateral resulting from the Borrowers use of cash collateral, the priming liens in favor of the GECC DIP Facility and the DIP Term Loan Facility3, or otherwise, the Borrowers shall (a) grant to the DIP Term Lenders and the DIP Revolving Lenders replacement liens on all the DIP Collateral, subject to the terms and conditions of the DIP Intercreditor Agreement, the Carve-Out and permitted encumbrances and (b) timely pay the reasonable fees and expenses of the professionals retained by the DIP Term Lenders, Indenture Trustee and the ABL Agent (including, without limitation, counsel and financial advisors).

Interest Rates:

At the Borrowers’ option, the GECC DIP Loans will bear interest based on the Base Rate (as defined below) plus the Applicable Margin or LIBOR (as defined below) plus the Applicable Margin (in each case, as defined).

The Applicable Margin for GECC DIP Loans that are (x) Base Rate loans will be 6.00% and (y) LIBOR loans will be 6.00%.

“Base Rate” shall mean, for any day, a floating rate equal to the highest of (i) the rate publicly quoted from time to time by the Wall Street Journal as the “prime rate”, (ii) the Federal Funds Rate plus 300 basis points per annum, and (iii) the one-month LIBOR rate.

“LIBOR” shall mean, for any day, the greater of (x) the rate (grossed-up for maximum statutory reserve requirements for eurocurrency liabilities) at which eurocurrency deposits in U.S. dollars for one month, which is published by the British Bankers’ Association Interest Settlement Rate on Telerate page 3750 or any successor page thereto and (y) 3.00%.

Interest periods of 1 month shall be available in the case of LIBOR loans.

Interest in respect of Base Rate loans shall be payable on the last day of each month.  Interest in respect of LIBOR loans shall be payable in arrears at the end of each month.  Interest will also be payable at the time of repayment of any of the GECC DIP Loans at maturity.  All interest and fees shall be calculated on the basis on the actual number of days elapsed in a 360-day year with respect to loans bearing interest with reference to LIBOR and 365-366-day year with respect to loans bearing interest with reference to the Base Rate.  LIBOR will at all times include statutory reserves (if any).

Default Interest:

During the continuance of an event of default, interest will accrue at a rate of 2.00% per annum plus the interest rate then in effect and will be payable on demand.

Fees:

A fee of 1.00% per annum on the unused portion of the GECC DIP Facility.

Certain other fees shall be due and payable by the Borrowers, as set forth in a fee letter between the Borrowers and the ABL Agent (the “Fee Letter”).

Voluntary Prepayments and

Commitment Reductions:

The Borrowers may prepay, in whole or in part, the GECC DIP Facility, together with any accrued and unpaid interest and any breakage or redeployment costs and in minimum amounts to be agreed.

Mandatory Prepayments:

Subject to the terms and conditions of the DIP Intercreditor Agreement, 100% of all net proceeds received by the Credit Parties or their subsidiaries in connection with asset sales, insurance or casualty proceeds and debt or equity issuances.  Mandatory prepayments under the GECC DIP Facility shall also be required if the total amounts outstanding under the GECC DIP Facility and the Pre-Petition Credit Agreement exceed (i) the Borrowing Base or (ii) the amounts permitted under the Interim Order or the Final Order, as the case may be.

All mandatory prepayments shall include breakage costs, if any.

Cash Management:

Cash management systems for each Borrower acceptable to the ABL Agent substantially similar to the systems in place under the Pre-Petition Credit Agreement, pursuant to which the ABL Agent shall have full cash dominion by means of lock boxes and blocked account agreements on the Closing Date with respect to all concentration/funding accounts and collection/receipt accounts except for the account in which the Borrowers shall deposit the proceeds of the Term DIP Facility (the “Term DIP Account”).  Each lockbox account and depository account, except for the Term DIP Account, shall be subject to a tri-party agreement that shall provide, among other things, that the available balance in such account shall be sent by electronic transfer on a daily basis to the ABL Agent’s account to be applied first against the obligations outstanding under the Pre-Petition Credit Agreement until paid in full, and second against the GECC DIP Loans.

Conditions Precedent

to Borrowing (Interim Order):

Availability shall be subject to the satisfaction of the following conditions, and such other conditions as may be agreed between the DIP Revolving Lenders and the Borrowers, in each case in form and substance satisfactory to the DIP Revolving Lenders:

1.

Not less than $15,000,000 (net of fees and expenses payable under the DIP Term Facility on the closing date) of the commitments under the DIP Term Facility shall have been funded to Borrowers and utilized by Borrowers to repay outstanding advances under the Pre-Petition Credit Agreement;

2.

Delivery and execution of mutually acceptable Financing Documentation (including security and other collateral and guarantee agreements and the DIP Intercreditor Agreement) incorporating substantially all of the terms and conditions herein and such other terms as may be agreed;

3.

The Petition Date shall have occurred;

4.

No later than  3 days after the Petition Date, the U.S. Bankruptcy Court shall have entered the U.S. Interim Order, and no later than 5 days after the U.S. Interim Order, the Canadian Bankruptcy Court shall have entered the Canadian DIP Recognition Order, granting of the superpriority claim status and the liens contemplated hereby and authorizing the GECC DIP Loans in an amount not greater than the Interim Order Commitment Amount and authorizing the DIP Term Facility, which order shall not have been reversed, modified, amended, stayed varied or set aside;

5.

Not less than 2 days prior to the Petition Date, the Credit Parties shall have delivered to the DIP Revolving Lenders, draft first day orders, which shall be in form and substance satisfactory to the DIP Revolving Lenders;

6.

Each of the DIP Revolving Lenders shall have completed in form and scope satisfactory to it, its legal and financial due diligence review of the Credit Parties and their subsidiaries;

7.

Delivery of (i) satisfactory customary legal opinions from counsel to the Borrowers, (ii) customary evidence of authority, (iii) customary officer’s certificates and other evidence of corporate authorization (including applicable constituent documents), (iv) good standing certificates in jurisdiction of formation and (v) a notice of borrowing;

8.

The payment in full by the Borrowers on, or concurrently with, the Closing Date of all reasonable and invoiced fees, expenses and other amounts payable in connection with the transactions contemplated herein and under the Fee Letter;

9.

Each of the DIP Revolving Lenders shall have received financial information reasonably requested by it and consistent with that provided to the lenders under the DIP Term Facility and such other financial information as may be requested by the DIP Revolving Lenders, including, without limitation, information in respect of the asset based revolving credit facility with Lloyds TSB Group plc;

10.

The Borrowers and their subsidiaries and the transactions contemplated by Financing Documentation shall be in compliance, in all material respects, with all applicable U.S., foreign, federal, state and local laws and regulations.  All necessary governmental and third party consents and approvals necessary in connection with the transactions referred to herein shall have been obtained and be effective and all applicable waiting periods shall have expired without any adverse action being taken by any competent authority, other than those which the failure to obtain, individually or in the aggregate, could not reasonably be expected to have a material adverse effect or to result in criminal or civil sanctions against any party thereto, any affiliate of any such party or any director or employee of any of the foregoing;

11.

Other than with respect to the commencement of the Cases and matters incidental thereto, no default or events of default shall have occurred or be continuing on the Closing Date under the Financing Documentation or the DIP Term Facility; and

12.

Each of the DIP Revolving Lenders shall have received a 13-week cash flow forecast detailing cash receipts and cash disbursements on a weekly basis for such weekly period (the “Interim DIP Budget”).

13.

The Borrowers shall have delivered to the ABL Agent evidence reasonably satisfactory to the ABL Agent that no liens on the Collateral exist in favor of the Pension Benefit Guaranty Corporation.

14.

Milacron Inc. and the initial DIP Term Loan Lenders shall have entered into a restructuring support agreement regarding the intention of the parties thereto to enter into an asset purchase agreement for a sale of some or all of the Credit Parties’ assets under section 363 of the U.S. Bankruptcy Code (the “Restructuring Support Agreement”).

Conditions Precedent Borrowing

(Final Order):

Availability shall be subject to the satisfaction of the following conditions, and such other conditions as may be agreed between the DIP Revolving Lenders and the Borrowers, in each case in form and substance satisfactory to the DIP Revolving Lenders:

1.

The U.S. and Canadian Bankruptcy Courts shall have entered the Final Order and the Canadian court shall have entered a corresponding order in Canada; and

2.

Delivery of an updated Interim DIP Budget (the “Final DIP Budget” and, together with the Interim DIP Budget, the “DIP Budget”).

Conditions Precedent

to All Extensions of Credit:

Conditions precedent to each drawing under the GECC DIP Facility shall be consistent with the conditions to borrowing under the Pre-Petition Credit Agreement, in addition to the following: (a) delivery of a certificate signed by a chief financial officer of the Borrowers certifying that not less than $15,000,000 of the commitments under the DIP Term Facility are outstanding and the Borrowers have utilized such proceeds (net of fees and expenses payable under the DIP Term Facility on the closing date) to repay outstanding advances under the GECC DIP Facility, (b) the making of such GECC DIP Loans shall not violate any requirement of applicable law and shall not be enjoined, temporarily, preliminarily or permanently, (c) other than with respect to the commencement of the Cases, the absence of any default or event of default at the time of, and after giving effect to, such borrowing, (d) the accuracy in all representations and warranties under the Financing Documentation at the time of, and after giving effect to, such borrowing (it being understood that at the time of the initial drawing the U.S. Bankruptcy Court shall have entered into the U.S. Interim Order and within 5 days thereafter, the Canadian Bankruptcy Court shall have issued the Canadian DIP Recognition Order), and (e) the applicable Financing Order, shall be in full force and effect and shall not have been vacated, reversed, modified or amended (other than immaterial modifications or amendments to correct grammatical or typographical errors), stayed, varied or set aside without the consent of the Required Lenders (collectively, the “Drawing Conditions”).

Affirmative Covenants:

The affirmative covenants in respect of the GECC DIP Facility will be substantially similar to the Pre-Petition Credit Agreement (subject to modifications necessary to reflect the financing referred to herein and current market conditions), including the following:

1.

Delivery to the DIP Revolving Lenders, each week on or before noon Friday of each calendar week, a weekly Borrowing Base certificate, current as of the close of business on Friday of the immediately preceding week, supported by schedules showing the derivation thereof and containing such detail and other information as the ABL Agent may reasonably request;

2.

Delivery to the DIP Revolving Lenders, each week on or before 5:00 p.m. Friday, (i) the Borrowers’ rolling 13-week cash flow projections (together with a reporting  package consistent with current practices which shall include a budget variance discussion and such other information related to any budget variances as the ABL Agent may reasonably request) (which may be updated at the request of the DIP Revolving Lenders) and (ii) certification that no proceeds of the GECC DIP Facility have been used for purposes other than as set forth in the DIP Budget;

3.

Delivery of copies of all pleadings, motions, applications, judicial information, financial information or otherwise filed with the Bankruptcy Court and concurrently with the delivery to Term DIP Agent, the Indenture Trustee or Lloyds Group TSB plc, copies of the financial information and other materials provided thereto in accordance with the Term DIP Facility, the Senior Secured Notes Indenture or the asset based revolving credit facility with Lloyds TSB Group plc, respectively;

4.

Delivery to the ABL Agent on each Friday following the Petition Date, commencing with the first full week following the Petition Date, on a confidential basis of (a) a summary of any confidentiality agreements executed during such week along with a breakdown of confidentiality agreements entered into with strategic and/or financial buyers (on a no-names basis) and (b) an update on any substantive discussions regarding Permitted Asset Sales (to be defined in the Financing Documentation), which shall include, among other things, the proposed sale price of such Permitted Asset Sales (and, in each case, such other information as the ABL Agent may reasonably request in connection therewith);

5.

Such other financial or other reporting information usual and customary for financings of this type as and when reasonably requested by the DIP Revolving Lenders;

6.

The Financing Orders shall contain findings and conclusions with respect to, among other things, the validity and amount of the Pre-Petition Secured Parties’ claims and the validity, priority and perfection of their pre-petition liens;

7.

Commencing with the month-ended March, 2009, and for each month thereafter, deliver to the DIP Revolving Lenders (a) monthly consolidating financial statements of the Borrowers and their subsidiaries due on or before the 15th day after month-end  certified by chief financial officer of Milacron Inc., (b) a summary of the use of proceeds from each borrowing under the GECC DIP Facility that occurred during such month and (c) a comparison to the DIP Budget (and explanations for any variances of 10% or greater with respect to each line item of the DIP Budget);

8.

Commencing with the month-ended March, 2009, within 5 days after the end of each month, deliver to the DIP Revolving Lenders a report of the (a) fees and expenses of the Borrowers’ professionals and any official unsecured creditors’ committee’s professionals incurred during such month, (b) fees and expenses referred to in clause (a) that were not paid during such month and (c) fees and expenses referred to in clause (a) that were paid during such month;

9.

Within 30 days after the Petition Date, deliver to the ABL Agent, in form and substance reasonably satisfactory to the ABL Agent, a business plan  of Borrowers and their subsidiaries including (i) monthly borrowing base projections and (ii)  annual projections for the fiscal years 2010 and 2011; and

10.

Within 150 days after the Petition Date, the Credit Parties shall have substantially consummated a sale of some or all of the Credit Parties’ assets under section 363 of the U.S. Bankruptcy Code pursuant to an asset purchase agreement (“Asset Purchase Agreement”) which shall provide sufficient cash proceeds to repay in full in cash all outstanding obligations under the GECC DIP Facility and the Pre-Petition Credit Agreement (if any); provided that such date shall automatically be extended on a day-by-day basis, not to exceed 29 days in the aggregate, if the Asset Purchase Agreement in respect of such sale shall have (i) been approved by the Bankruptcy Court by final order prior to such 150-day period and (ii) not been terminated by the parties thereto.

Negative Covenants:

The Financing Documentation will contain negative covenants substantially similar to the Pre-Petition Credit Agreement (subject to modifications necessary to reflect the financing referred to herein and current market conditions), including, without limitation, the following:

1.

no principal payments on the DIP Term Loans shall be made by the Borrowers until the obligations under the GECC DIP Facility have been paid in full and the commitments thereunder have been terminated;

2.

limitation on investments (with a basket of up to $3,500,000 for investments in certain foreign subsidiaries; provided that the aggregate amount of such investments may not exceed $500,000 without the prior written consent of the ABL Agent); and

3.

limitation on payments to pre-petition creditors (with a carve-out to permit payments to critical vendors and foreign vendors approved in the First Day Orders in amounts not to exceed $150,000 for any single payment and $500,000 in the aggregate to all vendors, or such greater amount to which the ABL Agent may consent; it being understood that if the ABL Agent has not responded to a request by the Borrowers to make a payment in an amount greater than set forth herein within 5 days of such request, the ABL Agent shall be deemed to have consented to such request).

Cumulative Disbursement Covenant:

The maximum amount of total disbursements under the DIP Budget (without taking into account any critical vendor payments or foreign vendor payments approved by the U.S. Bankruptcy Court) shall not exceed on a cumulative basis the lesser of (a) 120% of the projected total disbursements or (b) $6,000,000 (the “Cumulative Disbursement Covenant”).

Events of Default:

The Financing Documentation will contain Events of Default consistent with the Pre-Petition Credit Agreement (subject to modifications necessary to reflect the financing referred to herein and current market conditions), in addition to the following:

1.

Failure to comply with the Cumulative Disbursement Covenant and such failure shall remain unremedied for 5 days;

2.

The dismissal of the Cases or the entry of an order converting the U.S. Cases from a Chapter 11 proceeding to a Chapter 7 proceeding under the U.S. Bankruptcy Code, or converting the CCAA Case into a proceeding under the Bankruptcy and Insolvency Act (Canada), or  the appointment of an interim receiver, receiver or receiver and manager over the assets of the Canadian Debtor, or if any Debtor applies for, consents to, or acquiesces in, such above relief);

3.

Entry of an order appointing a Chapter 11 trustee with expanded powers;

4.

The dissolution of any Credit Party;

5.

Failure to perform Bankruptcy Court orders in any material respect;

6.

Entry of an order staying, reversing or otherwise modifying (other than immaterial modifications to correct grammatical or typographical errors), in each case without the prior consent of the Required Lenders, the GECC DIP Facility or the Financing Orders;

7.

Other than as contemplated under the Restructuring Support Agreement, the sale, liquidation or other disposition of all, or substantially all, of the Collateral, whether pursuant to Section 363 of the U.S. Bankruptcy Code (or an order by the Canadian Bankruptcy Court), any plan of reorganization or liquidation, or any plan of compromise or arrangement  or otherwise, or entering into any agreement to effectuate any of the foregoing, unless the obligations under the GECC DIP Facility have been paid in full and the commitments thereunder have been terminated;

8.

Any failure of the applicable Financing Order to remain in full force and effect;

9.

Any breach by any Credit Party of any material term or condition of the applicable Financing Order;

10.

Entry of an order granting relief from the automatic stay to the holder or holders of security interests to permit foreclosures (or granting of a deed in lieu of foreclosure or similar relief) on any material assets (as determined by the ABL Agent) of the Credit Parties without the consent of the Required Lenders;

11.

Entry of an order granting other superpriority liens;

12.

Failure of the applicable Bankruptcy Court to enter the Final Order within 30 days after the Petition Date;

13.

The payment of, or filing of a motion or other pleading any Credit Party for authority to pay, any pre-petition claim or administrative expense arising under Section 503(b)(9) of the U.S. Bankruptcy Code except as may be provided for in the Financing Orders of the Financing Documentation or as may be approved by the applicable Bankruptcy Court for payments to critical vendors, such critical vendor order to be reasonably acceptable to the ABL Agent;

14.

An event of default has occurred under the Term DIP Facility;

15.

Prior to the entry of the Canadian Bankruptcy Court of the Canadian DIP Recognition Order, use proceeds of the GECC DIP Loans, directly or indirectly, by or on behalf of Milacron Canada Ltd.;

16.

Failure of the Canadian Bankruptcy Court to (i) issue the Canadian DIP Recognition Order within 5 days following the U.S. Interim Order or (ii) issue the Canadian Second DIP Recognition Order within 5 days from the date of entry of the U.S. Final Order;

17.

The Canadian DIP Recognition Order shall cease to be in full force and effect without the Second Canadian DIP Recognition Order having been entered upon or prior to such cessation or the U.S. Final Order or Second Canadian DIP Recognition Order shall cease to be in full force and effect or either are reversed, vacated, amended, varied, supplemented or otherwise modified without the prior consent of ABL Agent; or

18.

Any failure of the Restructuring Support Agreement to remain in full force and effect or any breach of any material term or condition of the Restructuring Support Agreement by any party thereto.

Funding Protection:

Customary for transactions of this type, including breakage costs, gross-up for withholding, market disruption, compensation for increased costs and compliance with capital adequacy and other regulatory restrictions subject to customary exceptions.

MCHBV Forbearance:

The DIP Revolving Lenders will forbear and refrain from exercising any enforcement right or remedy they may have against Milacron Capital Holdings B.V. (“MCHBV”) under any of the Financing Documentation, including without limitation any right to (i) enforce payment under any promissory note or guarantee, (ii) enforce any lien or security interest against any assets of MCHBV, or (iii) institute any involuntary proceeding under the bankruptcy or insolvency laws, or laws having similar effect, of any jurisdiction (domestic or foreign) against MCHBV so long as the Indenture Trustee and the DIP Term Lenders also forbear and refrain from taking any enforcement right or remedy they may have against Milacron Capital Holdings B.V.

Assignments / Participations:

The Financing Documentation will contain assignment and participation provisions substantially similar to the Pre-Petition Credit Agreement (subject to modifications necessary to reflect the financing referred to herein and current market conditions).

Required Lenders:	DIP Revolving Lenders having more than 50.1% of the commitments under the GECC DIP Facility.
Governing Law:	New York.
Counsel to the DIP Revolving Lenders:	Paul, Hastings, Janofsky & Walker LLP

This Term Sheet is not meant to be, nor shall they be construed as an attempt to describe all of, or the specific phrasing for, the provisions of the Financing Documentation or the GECC DIP Facility.  Rather, the Term Sheet is intended only to outline principal terms to be included in, or otherwise consistent with, the GECC DIP Facility.

1 This Term Sheet remains subject to Canadian and local counsel review.  Provisions regarding security, collateral, adequate protection, definition of “Carve-Out” and others remains subject to update from Canadian counsel.  In addition, this Term Sheet is provided in furtherance of settlement discussions, and is entitled to protection from any use or disclosure to any party or person pursuant to Fed. R. Evid. 408 or any similar rule of evidence.

2 The DIP Term Loan will be governed by separate documentation and subject to the terms and conditions of the DIP Intercreditor Agreement.

3 A multi-draw term facility (the “DIP Term Facility”) in an aggregate principal amount not to exceed $80,000,000 denominated in U.S. Dollars by and among the Borrowers, certain lenders party thereto from time to time (the “DIP Term Lenders”) and Avenue Capital Management II, L.P.

EXHIBIT D

Credit Agreement

See attached.

S&S Draft 3/10/09 (2)

$80,000,000

SENIOR SECURED SUPERPRIORITY
PRIMING DEBTOR-IN-POSSESSION CREDIT AGREEMENT

Dated as of March 10, 2009

Among

MILACRON INC.,
as Debtor and Debtor-in-Possession
as Borrower

and the

GUARANTORS PARTY HERETO,
as Debtors and Debtors in Possession under Chapter 11 of the U.S. Bankruptcy Code and the

and

DDJ CAPITAL MANAGEMENT, LLC
as Administrative Agent

and

AVENUE INVESTMENTS, L.P.
and
CERTAIN AFFILIATES OF DDJ CAPITAL MANAGEMENT, LLC
as Initial Lenders

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01

Certain Defined Terms

2

Section 1.02

Computation of Time Periods

25

Section 1.03

Accounting Terms

25

ARTICLE II

AMOUNTS OF THE ADVANCES

Section 2.01

The Advances

26

Section 2.02

Making the Advances

27

Section 2.03

[INTENTIONALLY OMITTED]

28

Section 2.04

Repayment of Advances

28

Section 2.05

Termination or Reduction of Commitments

28

Section 2.06

Prepayments

28

Section 2.07

Interest

29

Section 2.08

Fees

29

Section 2.09

Conversion of Advances

29

Section 2.10

Increased Costs, Etc

30

Section 2.11

Payments and Computations

31

Section 2.12

Taxes

32

Section 2.13

Sharing of Payments, Etc

34

Section 2.14

Use of Proceeds

35

Section 2.15

Defaulting Lenders

35

Section 2.16

Evidence of Debt

37

Section 2.17

Priority and Liens

38

Section 2.18

Payment of Obligations

38

Section 2.19

No Discharge:  Survival of Claims

38

Section 2.20

Replacement of Certain Lenders

38

Section 2.21

Waiver of Priming Rights

39

Section 2.22

Release

39

ARTICLE III

CONDITIONS TO EFFECTIVENESS

Section 3.01

Conditions Precedent to Effectiveness

40

Section 3.02

Conditions Precedent to Each Borrowing

43

Section 3.03

Conditions Precedent to the availability of Final Order Commitment Amount44

Section 3.04

Determinations Under Sections 3.01 and 3.03

44

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01

Representations and Warranties of the Loan Parties

44

ARTICLE V

COVENANTS OF THE LOAN PARTIES

Section 5.01

Affirmative Covenants

48

Section 5.02

Negative Covenants

53

Section 5.03

Reporting Requirements

58

Section 5.04

Total Disbursements Covenant

61

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01

Events of Default

61

ARTICLE VII

THE AGENTS

Section 7.01

Appointment and Authorization of the Administrative Agent

65

Section 7.02

Delegation of Duties

65

Section 7.03

Liability of Agent

65

Section 7.04

Reliance by Agent

66

Section 7.05

Notice of Default

66

Section 7.06

Credit Decision; Disclosure of Information by Agent

66

Section 7.07

Indemnification of Agent

67

Section 7.08

Agent in Its Individual Capacity

67

Section 7.09

Successor Agent

67

Section 7.10

Proofs of Claim

68

Section 7.11

Collateral and Guaranty Matters

69

Section 7.12

Quebec Security

69

ARTICLE VIII

SUBSIDIARY GUARANTY

Section 8.01

Subsidiary Guaranty

70

Section 8.02

Guaranty Absolute

70

Section 8.03

Waivers and Acknowledgments

71

Section 8.04

Subrogation

71

Section 8.05

Additional Guarantors

72

Section 8.06

Continuing Guarantee; Assignments

72

Section 8.07

No Reliance

72

Section 8.08

Indemnification

73

ARTICLE IX

SECURITY

Section 9.01

Grant of Security

73

Section 9.02

Further Assurances

76

Section 9.03

Rights of Lender; Limitations on Lenders’ Obligations

77

Section 9.04

Covenants of the Loan Parties with Respect to Collateral

78

Section 9.05

Performance by Agent of the Loan Parties’ Obligations

81

Section 9.06

The Administrative Agent’s Duties

82

Section 9.07

Remedies

82

Section 9.08

Modifications

84

Section 9.09

Release; Termination

85

Section 9.10

Non-U.S. Loan Party

85

ARTICLE X

MISCELLANEOUS

Section 10.01

Amendments, Etc.

85

Section 10.02

Notices, Etc.

87

Section 10.03

No Waiver; Remedies

87

Section 10.04

Costs, Fees and Expenses

88

Section 10.05

Right of Set off

89

Section 10.06

Binding Effect

89

Section 10.07

Successors and Assigns

90

Section 10.08

Execution in Counterparts

92

Section 10.09

Confidentiality; Press Releases and Related Matters

93

Section 10.10

Patriot Act Notice

93

Section 10.11

Jurisdiction, Etc

.

93

Section 10.12

Governing Law

94

Section 10.13

Waiver of Jury Trial

94

Section 10.14

DIP Intercreditor Agreement

94

SCHEDULES

Schedule I

-

Commitments and Applicable Lending Offices

Schedule II

-

Intellectual Property

Schedule III

-

Material IP Agreements

Schedule IV

-

Initial Pledged Equity

Schedule V

-

Initial Pledged Debt

Schedule 1.01(b)

-

Material Intellectual Property

Schedule 4.01

-

Equity Investments; Subsidiaries

Schedule 4.01(h)

-

Disclosures

Schedule 4.01(l)

-

Environmental Matters

Schedule 5.01(n)(iii)

-

Post-Closing Matters

Schedule 5.02(a)

-

Existing Liens

Schedule 5.02(b)

-

Existing Debt

Schedule 5.02(c)

-

Existing Guarantee Obligations

Schedule 5.02(g)

-

Existing Investments

EXHIBITS

Exhibit A

-

Form of Note

Exhibit B

Form of Notice of Borrowing

Exhibit C

Form of Assignment and Acceptance

Exhibit D-1

-

Form of Opinion of Dinsmore & Shohl

Exhibit D-2

-

Form of Opinion of Torys LLP

Exhibit D-3

-

Form of In-House Legal Opinion

Exhibit D-4

-

Form of Opinion of Lavery, de Billy L.P.P.

Exhibit E-1

-

U.S. Interim DIP Order

Exhibit E-2

-

Canadian DIP Recognition Order

Exhibit F

[Reserved]

Exhibit G

-

Form of Guaranty Supplement

Exhibit H

-

Canadian Security Agreement

Exhibit I

-

DIP Intercreditor Agreement

Exhibit J

-

Form of Market Disruption Notice

SENIOR SECURED SUPERPRIORITY PRIMING
DEBTOR-IN-POSSESSION CREDIT AGREEMENT

SENIOR SECURED SUPERPRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT (THIS “AGREEMENT”) DATED AS OF MARCH 10, 2009 AMONG MILACRON INC., A DELAWARE CORPORATION AND A DEBTOR AND DEBTOR-IN-POSSESSION IN A CASE PENDING UNDER CHAPTER 11 OF THE U.S. BANKRUPTCY CODE (AS HEREINAFTER DEFINED) (“MILACRON” OR “BORROWER”), AND EACH U.S. SUBSIDIARY SIGNATORY HERETO (EACH, A “U.S. GUARANTOR”, AND, COLLECTIVELY, TOGETHER WITH ANY PERSON THAT BECOMES A GUARANTOR HEREUNDER PURSUANT TO SECTION 8.05, THE “U.S. GUARANTORS”), MILACRON CANADA LTD., A CORPORATION FORMED UNDER THE LAWS OF THE PROVINCE OF ONTARIO (THE “CANADIAN GUARANTOR”), MILACRON CAPITAL HOLDINGS BV (THE “DUTCH GUARANTOR” AND, TOGETHER WITH THE U.S. GUARANTORS AND THE CANADIAN GUARANTOR, THE “GUARANTORS”), EACH OF WHICH IS A DEBTOR AND DEBTOR-IN-POSSESSION IN A CASE PENDING UNDER CHAPTER 11 OF THE U.S. BANKRUPTCY CODE, DDJ CAPITAL MANAGEMENT, LLC, (“DDJ”), IN ITS CAPACITY AS ADMINISTRATIVE AGENT (OR ANY SUCCESSOR OR SUB-AGENT APPOINTED PURSUANT TO ARTICLE VII, THE “ADMINISTRATIVE AGENT”) FOR THE LENDERS AND THE OTHER SECURED PARTIES (EACH AS HEREINAFTER DEFINED), AVENUE INVESTMENTS, L.P. (“AVENUE”), THE AFFILIATES OF DDJ LISTED ON THE SIGNATURE PAGES HERETO (COLLECTIVELY, THE “DDJ FUNDS” AND, TOGETHER WITH AVENUE THE “INITIAL LENDERS”) AND THE OTHER BANKS, FINANCIAL INSTITUTIONS AND OTHER INSTITUTIONS LENDERS PARTY FROM TIME TO TIME PARTY HERETO (EACH, A “LENDER”, AND COLLECTIVELY WITH THE INITIAL LENDERS AND ANY OTHER PERSON THAT BECOMES A LENDER HEREUNDER PURSUANT TO SECTION 10.07, THE “LENDERS”).

PRELIMINARY STATEMENTS

1.

On March 10, 2009 (the “Petition Date”), the Borrower and each of the Guarantors filed voluntary petitions in the United States Bankruptcy Court for the Southern District of Ohio (the “U.S. Bankruptcy Court”) for relief, and commenced proceedings (the “U.S. Cases”) under Chapter 11 of Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.; the “U.S. Bankruptcy Code”) and have continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the U.S. Bankruptcy Code.

2.

On or the next day following the Petition Date, the Canadian Guarantor will commence a recognition proceeding (the “CCAA Case” and, together with the U.S. Cases, the “Cases”) in the Ontario Superior Court of Justice (Commercial List) (the “Canadian Bankruptcy Court” and, together with the U.S. Bankruptcy Court, the “Bankruptcy Courts”) under Section 18.6 of the Companies’ Creditors Arrangement Act (Canada) (the “CCAA” and, together with the U.S. Bankruptcy Code, the “Bankruptcy Codes”).

3.

In connection with the Cases, the Borrower has requested that the Initial Lenders provide to the Borrower a senior secured superpriority priming multi-draw debtor in possession credit facility (the “Facility”) in an aggregate principal amount not to exceed $80,000,000.

4.

To provide guarantees and security for the repayment of the advances under the Facility and the payment of the other obligations of the Borrower hereunder and under the other Loan Documents (as hereinafter defined), the Borrower and the Guarantors, as the case may be, will provide to the Administrative Agent and the Lenders (a) a guaranty from each of the Guarantors of the due and punctual payment of the obligations of the Borrower hereunder, and (b) the claims and liens described in Section 2.17 of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01

Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“ABL Priority Collateral” has the meaning set forth in the DIP Intercreditor Agreement.

“Account Collateral” has the meaning specified in Section 9.01(f).

“Accounts” has the meaning set forth in the UCC or, in the case of the Canadian Guarantor, in the PPSA.

“Administrative Agent” has the meaning specified in the recital of parties to this Agreement.

“Administrative Agent’s Account” means the account of the Administrative Agent maintained by the Administrative Agent with The Bank of New York Mellon and identified to the Borrower and the Lenders from time to time.

“Administration Charge” means a court-ordered charge in favor of (i) RSM Richter Inc. in its capacity as information officer, (ii) counsel to the information officer and (iii) counsel to the Borrower and the U.S. Guarantors and the Canadian Guarantor, in the amount of Cdn$150,000, granted pursuant to the Canadian Recognition Order.

“Advance” has the meaning specified in Section 2.01(a).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.  For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

“After-Acquired Intellectual Property” has the meaning specified in Section 9.04(e)(iii).

“Agent-Related Persons” means, the Administrative Agent, together with its respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of the Administrative Agent and its Affiliates.  For the avoidance of doubt, The Bank of New York Mellon acting as a sub-agent of the Administrative Agent for certain purposes hereunder shall constitute an Agent-Related Person for all purposes under this Agreement.

“Agreement Value” means, for each Hedge Agreement, on any date of determination, an amount equal to:  (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the “Master Agreement”), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (a) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss or gain on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party to such Hedge Agreement based on the settlement price of such Hedge Agreement on such date of determination; or (b) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss or gain on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party to such Hedge Agreement determined as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement

“Alternate Base Rate” means, at any time a Eurodollar Rate Market Disruption Event has occurred and is continuing, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(a)

½ of 1% per annum above the Federal Funds Rate;

(b)

5.00%; and

(c)

the Alternate Eurodollar Rate for an Interest Period of one month in effect on such day plus 1%.

“Alternate Base Rate Advance” means an Advance that bears interest at a rate based on the Alternate Base Rate.  Other than in respect of the applicable rate in respect of the Base Rate, all Alternate Base Rate Advances will be deemed to be Base Rate Advances for all other purposes of this Agreement.

“Alternate Eurodollar Rate” means, for any date of determination, a rate per annum equal to the Eurodollar Rate plus, if the TED Spread as of 11:00 am, New York City time, on the applicable Business Day is (a) less than 1.50%, a rate per annum equal to 0.00%, (b) equal to or greater than 1.50% but less than or equal to 3.00%, a rate per annum equal to 1.00% and (c) if greater than 3.00%, a rate per annum equal to 2.00%.

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

“Applicable Margin” means in the case of a Eurodollar Rate Advance or a Base Rate Advance, 15.00% per annum.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Purchase Agreement” has the meaning set forth in Section 5.01(p)(i).

“Asset Sale” means any sale, lease, transfer or other disposition of property or series of related sales, leases, transfers or other dispositions of property by the Borrower and its Subsidiaries that yields Net Cash Proceeds to the Borrower and its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds).

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 10.07 and in substantially the form of Exhibit C hereto.

“Availability” means at any time the excess of (a) the total amount of the Commitment over (b) the Advances outstanding at such time.

“Avoidance Actions” shall mean any and all claims or causes of action arising under Chapter 5 (other than Section 506(c)) or Section 724(a) of the U.S. Bankruptcy Code to avoid transfers, preserve or transfer liens or otherwise recover property of the estate. “Avoidance Actions” do not include claims or causes of action pursuant to Section 549 of the Bankruptcy Code and the proceeds thereof, to the extent the transfer avoided was of an asset otherwise constituting the Collateral.

“Bankruptcy Codes” has the meaning specified in the Preliminary Statements.

“Bankruptcy Courts” has the meaning specified in the Preliminary Statements.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

(a)

½ of 1% per annum above the Federal Funds Rate; and

(b)

5.00%.

“Base Rate Market Disruption Event” has the meaning specified in Section 2.10.

“BIA” means the Bankruptcy and Insolvency Act (Canada).

“Bid Procedures Motions” has the meaning specified in Section 5.01(p).

“Bid Procedures Orders” has the meaning specified in Section 5.01(p).

“Borrower” has the meaning specified in the recital of parties to this Agreement.

“Borrower’s Account” means the account of the Borrower maintained by the Borrower and specified in writing to the Administrative Agent from time to time; provided that such account shall be maintained with the Administrative Agent or a Lender or will be the subject of the account control agreement listed on Schedule 5.01(n)(iii), which will create a valid perfected first priority security interest in such account in favor of the Administrative Agent for the ratable benefit of the Secured Parties.

“Borrowing” means a borrowing consisting of simultaneous Advances made by the Lenders.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

“Canadian Bankruptcy Court” has the meaning specified in the Preliminary Statements.

“Canadian CCAA Orders” means collectively the Canadian Recognition Order, the Canadian DIP Recognition Order and the Canadian Second DIP Recognition Order.

“Canadian DIP Recognition Order” means a recognition order made by the Canadian Bankruptcy Court pursuant to section 18.6 of the CCAA, in form and substance reasonably satisfactory to the Required Lenders, recognizing and giving full force and effect to the U.S. Interim DIP Order;

“Canadian Guarantor” has the meaning set forth in the recitals of parties to this Agreement.

“Canadian Pension Plans” means each plan which is a “registered pension plan” (as defined in Section 248(1) of the ITA) in Canada, established, maintained or contributed to by any Loan Party for its employees or former employees, and shall not mean the Canadian Pension Plan that is maintained by the Government of Canada.

“Canadian Benefit Plans” means all material employee benefit plans of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by any Loan Party having employees in Canada.

“Canadian Recognition Order” means a certified copy of the recognition order made by the Canadian Bankruptcy Court pursuant to section 18.6 of the CCAA in substantially the form of Exhibit E-2.

“Canadian Second DIP Recognition Order” means a recognition order made by the Canadian Bankruptcy Court pursuant to section 18.6 of the CCAA, in form and substance reasonably satisfactory to the Required Lenders recognizing and giving full force and effect to the U.S. Final DIP Order.

“Canadian Security Agreement” means the Security Agreement dated as of the date hereof attached as Exhibit H hereto by and among Milacron Canada and the Administrative Agent, in form and substance reasonably satisfactory to the Required Lenders.

“Capital Expenditures” means, for any Person for any period, the sum (without duplication) of all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Carve-Out” means the sum of (a) accrued but unpaid professional fees and expenses of the Loan Parties and the Committee and the amount of Administration Charge, solely to the extent such fees and expenses (and in the case of the Administration Charge, the fees and expenses claimed thereon) are consistent with the Thirteen Week Forecast, were incurred prior to the occurrence of an Event of Default (but after the later of (i) 50 days prior to the date of the occurrence of the Event of Default and (ii) the date of filing of the last fee application (of the applicable professional) prior to such Event of Default), and are allowed by the applicable Bankruptcy Court and (b) accrued but unpaid professional fees and expenses incurred by the Loan Parties and the Committee (to the extent consistent with the Thirteen Week Forecast) in the Cases after an Event of Default (that is not cured or waived) in an aggregate amount not to exceed $1,500,000, which amount will (i) be inclusive of the amount of the Administration Charge and (ii) also be used for payment of approved professional fees for any Bankruptcy Court appointed Chapter 7 trustee, or similar trustee or receiver in the CCAA Case, (c) fees payable to the Office of the United States Trustee pursuant to 28 U.S.C. § 1930 and to the clerk of the U.S. Bankruptcy Court, provided that “Carve-Out” shall not include (i) any other claims that are or may be senior to or pari passu with the claims described in this definition or (ii) any claims related to the investigation of, preparation for, or commencement or prosecution of, any claims or proceedings against (1) Administrative Agent or the Lenders, or their claims or security interests in or Liens on, the Collateral, whether under this Agreement or any other Loan Document or (2) the Senior Secured Noteholders or the Indenture Trustee under the Senior Secured Notes Indenture or their claims or security interests in connection with the Senior Secured Notes Indenture or any of the documents or instruments entered into in connection therewith.  For greater certainty, there shall be only a single Carve-Out in the amount set forth above from the Collateral and Liens thereon securing the Facility and the GECC DIP Facility.

“Cases” has the meaning specified in the Preliminary Statements.

“Cash Equivalents” means (a marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (b) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody’s or A-1 by Standard & Poor’s; (c) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof, (e) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; and (f) tax exempt securities rated A or higher by Moody’s or A+ or higher by Standard & Poor’s.

“CCAA” has the meaning specified in the Preliminary Statements.

“CCAA Case” has the meaning specified in the Preliminary Statements.

“Change of Control” means any of the following:  (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934,) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934,) of 49% or more of the issued and outstanding Equity Interests of the Borrower having the right to vote for the election of directors of the Borrower under ordinary circumstances; or (b) during any period of twenty-four consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of the Borrower  (together with any new directors whose election by the Board of Directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

“Collateral” means all “Collateral” referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties.  It being understood that “Collateral” shall not include any Avoidance Actions until the entry of the U.S. Final DIP Order, and upon entry of such U.S. Final DIP Order, “Collateral” shall include any Avoidance Actions as provided in the U.S. Final DIP Order.

“Collateral Documents” means, collectively, the provisions of Article IX of this Agreement, the Canadian Security Agreement, the Quebec Security Documents, the DIP Financing Order and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means, with respect to any Lender at any time, the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Commitment” or, if such Lender has entered into one or more Assignments and Assignments, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 10.07(d) as such Lender’s “Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05.  As of the Effective Date, the aggregate principal amount of the Commitments is $80,000,000.

“Commitment Letter” means the commitment letter dated as of March 10, 2009 by and among the Initial Lenders and the Borrower.

“Committee” means the official committee of unsecured creditors, if any, formed in the U.S. Cases.

“Computer Software” has the meaning specified in Section 9.01(g)(iv).

“Confidential Information” means any and all material non-public information delivered or made available by any Loan Party or any Subsidiary relating to any Loan Party or any Subsidiary or their respective businesses, other than any such information that is or has been made available publicly by a Loan Party or any Subsidiary.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Conversion”, “Convert” and “Converted” each refers to the conversion of Advances from one Type to Advances of the other Type.

“Copyrights” has the meaning specified in Section 9.01(g)(iii).

“Credit Bid” means the “credit bid” (pursuant to section 363(k) of the U.S. Bankruptcy Code) of (a) any of the Secured Obligations owing to the Lenders under the Loan Documents and/or (b) the secured obligations owing to the Lenders under the Senior Secured Notes Indenture (clauses (a) and (b) collectively, the “Outstanding Obligations”) in connection with the purchase of the Debtors’ assets, which may be consummated pursuant to a transaction structure where all, or a portion of, the Outstanding Obligations are exchanged for Equity Interests or debt instruments in Newco, in the sole discretion of the Required Lenders.

“DDJ” has the meaning specified in the preamble.

“DDJ Funds” has the meaning specified in the preamble.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under Capitalized Leases, (f) all obligations of such Person under acceptances, letter of credit or similar facilities, (g) all mandatory obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in cash in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Guarantee Obligations and Synthetic Debt of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

“Debtors” means each of the Borrowers and the Guarantors.

“Debtor Relief Laws” means the U.S. Bankruptcy Code, the CCAA, the BIA and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Defaulted Advance” means, with respect to any Lender at any time, the portion of any Advance required to be made by such Lender to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time which has not been made by such Lender or by the Administrative Agent for the account of such Lender pursuant to Section 2.02(e) as of such time.  In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

“Defaulted Amount” means, with respect to any Lender at any time, any amount required to be paid by such Lender to the Administrative Agent or any other Lender hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (a) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender, (d) any other Lender pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender and (e) the Administrative Agent pursuant to Section 7.07 to reimburse the Administrative Agent for such Lender’s ratable share of any amount required to be paid by the Lenders to the Administrative Agent as provided therein.  In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

“Defaulting Lender” means, at any time, any Lender that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding under any Debtor Relief Law.

“DIP ABL Agent” means General Electric Capital Corporation, in its capacity as administrative agent under the GECC DIP Facility.

“DIP ABL Lenders” means “Lenders” as defined under the GECC DIP Credit Agreement.

“DIP Budget” means the Interim DIP Budget together with the Final DIP Budget.

“DIP Financing Order” means, collectively the U.S. Interim DIP Order, the U.S. Final DIP Order and the Canadian CCAA Orders.

“DIP Intercreditor Agreement” means the DIP Intercreditor Agreement dated as of the date hereof attached as Exhibit I hereto by and among the DIP ABL Agent, the Administrative Agent and the Loan Parties.

“DIP Participation Period” means the period commencing on the date the U.S. Interim DIP Order is entered and ending on the date that is five days prior to the commencement of the final hearing before the U.S. Bankruptcy Court to approve the Facility.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“Dutch Guarantor” has the meaning specified in the recitals of parties.

“Dutch Pledge Agreement” means the deed of pledge entered into in accordance with Schedule 5.01(n)(iii) evidencing the pledge by the Borrower of its shares in the Dutch Guarantor in favor of the Administrative Agent for the ratable benefit of the Secured Parties.

“Effective Date” means the date on which this Agreement shall become effective pursuant to Section 3.01.

“Eligible Assignee” means (i) an Initial Lender; (ii) an Affiliate of an Initial Lender; (iii) an Approved Fund of an Initial Lender; (iv) during the DIP Participation Period, a Noteholder and (v) any other Person (other than an individual) approved by the Required Lenders; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

“Enforcement Notice” has the meaning set forth in the DIP Financing Order.

“Environmental Action” means any action, suit, written demand, demand letter, written claim, written notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit, any Hazardous Material, or arising from alleged injury or threat to public or employee health or safety, as such relates to exposure to Hazardous Material, or to the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any applicable federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction or decree, or judicial or agency interpretation, relating to pollution or protection of the environment, public or employee health or safety, as such relates to exposure to Hazardous Material, or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equipment” has the meaning specified in the UCC.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

“ERISA Event” means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any ERISA Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of an ERISA Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such ERISA Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to an ERISA Plan; (c) the provision by the administrator of any ERISA Plan of a notice of intent to terminate such ERISA Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any ERISA Plan; (g) the adoption of an amendment to an ERISA Plan requiring the provision of security to such ERISA Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate an ERISA Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such ERISA Plan.  Notwithstanding the foregoing, after the commencement of the Cases, the failure of a Loan Party or any ERISA Affiliate to (x) make any contribution required under Section 412 of the Internal Revenue Code, (y) the distress termination of the Milacron Retirement Plan pursuant to section 4041 of ERISA or (x) the institution and/or completion of proceedings by the PBGC to terminate the Milacron Retirement Plan pursuant to section 4042 of ERISA shall not constitute an ERISA Event.

“ERISA Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“Eurodollar Rate” means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the higher of (a) rate per annum obtained by dividing (i) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term “Eurodollar Rate” shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period); provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period and (b) 4.00%.

“Eurodollar Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(ii).

“Eurodollar Rate Market Disruption Event” has the meaning specified in Section 2.10(a).

“Eurodollar Rate Reserve Percentage” for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

“Events of Default” has the meaning specified in Section 6.01.

“Excluded Property” means property constituting withholdings required under any law (including but not limited to federal, state and local income, payroll and trust fund taxes and insurance payments of any nature, whether imposed on the employer or employee or otherwise) from any amounts due to any employee of a Loan Party, and any withholdings from an employee considered a “plan asset” under Title I of ERISA and any assets of the Canadian Guarantor that do not constitute “Collateral” under Senior Secured Notes Indenture.

“Facility” has the meaning specified in the preliminary statements.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Final DIP Budget” means the updated Interim DIP Budget delivered by the Borrower prior to or in connection with the entry of the Final DIP Order.

“Final DIP Order” means the Canadian Second DIP Recognition Order together with the U.S. Final DIP Order.

“First Day Orders” means all orders entered by the U.S. Bankruptcy Court on the Petition Date or within five Business Days of the Petition Date or based on motions filed on the Petition Date, each such First Day Order being in form and substance reasonably satisfactory to the Initial Lenders.

“Fiscal Year” means a fiscal year of the Borrower and its Subsidiaries ending on December 31.

“Foreign Subsidiary” means, at any time, any of the direct or indirect Subsidiaries of the Borrower that are organized outside of the laws of the United States, any state thereof or the District of Columbia at such time.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” has the meaning specified in Section 1.02.

“GECC DIP Credit Agreement” means the Debtor in Possession Credit Agreement dated as of the date hereof by and among the DIP ABL Agent, the other financial institutions from time to time party thereto, the Debtors and the other parties listed on the signature pages thereto.

“GECC DIP Facility” means the asset based revolving credit facility provided by GECC and the other DIP ABL Lenders under the GECC DIP Credit Agreement in an aggregate principal amount not to exceed $55,000,000.

“General Intangibles” has the meaning specified in the UCC.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(k).

“Guarantee Obligation” means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the primary obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof.  The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guarantee Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Guaranteed Obligations” has the meaning specified in Section 8.01.

“Guarantor” has the meaning specified in the recital of parties to this Agreement.

“Guaranty” has the meaning specified in Section 8.01.

“Guaranty Supplement” has the meaning specified in Section 8.05.

“Hazardous Materials” means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, mold and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous, toxic or words of similar import under any Environmental Law.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

“Indemnified Liabilities” has the meaning specified in Section 10.04(b).

“Indemnitees” has the meaning specified in Section 10.04(b).

“Indenture Trustee” means U.S. Bank National Association, as indenture trustee under the Senior Secured Notes Indenture.

“Initial Borrowing” has the meaning set forth in Section 2.01(b).

“Initial Lenders” has the meaning specified in the recital of parties to this Agreement.

“Initial Pledged Debt” means Debt in existence on the Petition Date which is evidenced by a promissory note payable to a Loan Party by a third party with a principal face amount in excess of $100,000 as listed opposite such Loan Party’s name on and as otherwise described in Schedule V hereto.

“Initial Pledged Equity” means the shares of stock and other Equity Interests in any Subsidiary of a Loan Party as set forth opposite each Loan Party’s name on and as otherwise described in Schedule IV hereto.

“Insufficiency” means, with respect to any ERISA Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

“Intellectual Property” has the meaning specified in Section 9.01(g).

“Intellectual Property Collateral” shall mean all Material Intellectual Property.

“Interest Period” means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the one month period and, thereafter, each subsequent one month period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the one month period; provided, however, that:

(a)

whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(b)

whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

“Interim DIP Budget” means a 13-week forecast delivered to the Initial Lenders, detailing on a weekly basis for such period the Borrower’s anticipated income statement, balance sheet and cash flow statement, each on a Consolidated basis for the Borrower and its Subsidiaries, together with a written set of assumptions supporting such statements.

“Interim DIP Order” means the Canadian DIP Recognition Order together with the U.S. Interim DIP Order.

“Interim DIP Order Commitment Amount” means $40,000,000 (of which $20,000,000 shall constitute a portion of the Roll-Up Reserve); provided that prior to the entry by the Canadian Bankruptcy Court of the Canadian DIP Recognition Order, no more than $30,000,000 shall be made available to the Borrower.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Inventory” has the meaning specified in the UCC or, in the case of the Canadian Guarantor, in the PPSA.

“Investment” means, with respect to any Person, (a) any direct or indirect purchase or other acquisition (whether for cash, securities, property, services or otherwise) by such Person of, or of a beneficial interest in, any Equity Interests or Debt of any other Person, (b) any direct or indirect purchase or other acquisition (whether for cash, securities, property, services or otherwise) by such Person of all or substantially all of the property and assets of any other Person or of any division, branch or other unit of operation of any other Person, (c) any direct or indirect loan, advance, other extension of credit or capital contribution by such Person to, or any other investment by such Person in, any other Person (including, without limitation, any arrangement pursuant to which the investor incurs indebtedness of the types referred to in clause (i) or (j) of the definition of “Debt” set forth in this Section 1.01 in respect of such other Person) and (d) any written agreement to make any Investment.

“ITA” means the Income Tax Act (Canada), as the same may, from time to time, be in effect.

“IP Agreements” has the meaning specified in Section 9.01(g)(viii).

“Lenders” has the meaning specified in the recital of parties to this Agreement.

“Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge (including a court-ordered charge) or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capital Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

“Lloyds Facility” is defined in Section 3.01(f).

“Loan Documents” means (i) this Agreement, (ii) the Notes, if any, (iii) the Collateral Documents, (iv) the DIP Intercreditor Agreement and (v) any other document, agreement or instrument executed and delivered by a Loan Party in connection with the Facility, in each case as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“Margin Stock” has the meaning specified in Regulation U.

“Market Disruption Event” means any event, condition or circumstance pursuant to which the Required Lenders have provided a Market Disruption Notice pursuant to Section 2.10(a).

“Market Disruption Notice” means a notice substantially in the form of Exhibit J hereto appropriately completed and delivered to the Administrative Agent by not later than 2:00 pm New York City time on the next succeeding Business Day following delivery by the Administrative Agent of a notice pursuant to Section 2.02 of receipt by the Administrative Agent of a Notice of Borrowing.

“Material Adverse Effect” means a material adverse effect on any of (i) the operations, business, assets, properties, condition (financial or otherwise) or liabilities of the Loan Parties taken as a whole, (ii) the ability of any Loan Party to perform any of its obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of Administrative Agent or any Lender under any Loan Document, or (v) the validity, perfection or priority of any and all Liens in favor of Agent for the benefit of Agent and the Lenders on any of the Collateral with an aggregate fair market value in excess of $3,000,000; provided however that the commencement of the Cases shall not, in and of its self, be deemed or constitute or give rise to a Material Adverse Effect.

“Material Intellectual Property” means the Intellectual Property set forth on Schedule 1.01(b).

“Maturity Date” means the earliest to occur of (a) 180 days after the Petition Date; (b) the effective date of any Reorganization Plan or plan of liquidation or a plan of compromise or arrangement of any Debtor; (c) the date on which a conversion of the Cases pursuant to Chapter 7 of the U.S. Bankruptcy Code occurs or the date of termination of the CCAA Case or appointment of an interim receiver, receiver or receiver and manager, or commencement of any proceeding under the BIA or any other similar process in the CCAA Case; (d) the date on which the acceleration of the Advances and the termination of the Commitments with respect to the Facility occurs in accordance with the terms of the Loan Documents, (e) the date on which all obligations outstanding under the Facility are paid in full, (f) the date of consummation of the transactions contemplated under the Bid Procedures Orders and (g) the date on which all Obligations in respect of the GECC DIP Facility mature or terminate.

“Merge” means for any Person to liquidate or dissolve, consolidate or amalgamate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division thereof).

“Milacron Assurance” means Milacron Assurance Ltd., a Bermuda company.

“Milacron Canada” means Milacron Canada Ltd., a corporation organized under the laws of Ontario.

“Milacron Retirement Plan” means the defined benefit pension plan sponsored by the Borrower for the benefit of certain of its employees and the employees of its ERISA Affiliates and referred to the Borrowers annual filings as Plan Number 001.

“Moody’s” means Moody’s Investor Services, Inc.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Cash Proceeds” means:

(a)

with respect to any Asset Sale or Recovery Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Asset Sale or Recovery Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Debt (other than Debt under the Loan Documents) that is secured by any such asset and that is required to be repaid in connection with such Asset Sale or Recovery Event, (B) the reasonable and customary out-of-pocket costs, fees (including investment banking fees), commissions, premiums and expenses actually paid by the Borrower or its Subsidiaries, and (C) federal, state, provincial, foreign and local taxes reasonably estimated (on a Consolidated basis) to be actually payable within the current or the immediately succeeding tax year as a result of any gain recognized in connection therewith; and

(b)

with respect to the sale or issuance of any Equity Interests by any Loan Party or any of its Subsidiaries, or the incurrence or issuance of any Debt by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable out-of-pocket fees and expenses, incurred by such Loan Party or such Subsidiary in connection therewith.

“Newco” means a newly formed entity (or entities), formed at the direction of the Sponsors, for purposes of consummating the transactions contemplated under the Asset Purchase Agreement.

“Non-Loan Party” means any Subsidiary of a Loan Party that is not a Loan Party.

“Non-U.S. Loan Documents” means the Canadian Security Agreement, the Quebec Security Documents and the Dutch Pledge Agreement.

“Non-U.S. Loan Party” means the Canadian Guarantor and the Dutch Guarantor.

“Note” means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Advance made by such Lender.

“Noteholder” means any holder of Senior Secured Notes (other than the Initial Lenders) that constitutes an “accredited investor” as defined in Rule 501 of the Securities Act of 1933.

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“Notice of Default” has the meaning specified in Section 7.05.

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding under any Debtor Relief Law.  Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, reasonable attorneys’ fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

“Other Taxes” has the meaning specified in Section 2.12(b).

“Outstanding Amount” means with respect to Advances on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Advances, as the case may be, occurring on such date.

“Patents” has the meaning specified in Section 9.01(g)(i).

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“Permitted Asset Sales” means the sales of certain assets of the Loan Parties as agreed in writing prior to the date hereof between the Borrower and the Initial Lenders.

“Permitted Intercompany Debt” (i) (a) Debt of any Loan Party to any other Loan Party or (b) Debt of any Foreign Subsidiary to a Loan Party, in each case to the extent such Debt is (A) evidenced by a promissory note with terms and provisions reasonably acceptable to the Administrative Agent, (B) promptly pledged to the Administrative Agent hereunder, (C) on subordination provisions acceptable to the Administrative Agent and (D) solely in the case of any Debt of a Foreign Subsidiary to a Loan Party, up to an amount not to exceed, when aggregated with any Investments permitted under Section 5.02(g)(viii), $3,500,000  (provided that notwithstanding the foregoing, the aggregate amount of Debt permitted to be incurred under this clause (i)(b) shall not exceed $500,000 without the prior written consent of the Required Lenders) during the term of this Agreement and the proceeds of such Debt are to be applied by such Foreign Subsidiary in accordance with the DIP Budget; (ii) Debt of any Non-Loan Party to another Non-Loan Party that does not exceed $250,000 (iii) unsecured Debt of any Loan Party owing to any Foreign Subsidiary resulting from loans or advances made by a Foreign Subsidiary to a Loan Party, to the extent such Debt is on subordination provisions acceptable to the Administrative Agent; (iv) unsecured Debt of the Borrower owing to Milacron Assurance in connection with the self-insurance program of the Borrower and its Subsidiaries to the extent such Debt (A) is evidenced by a promissory note with terms and provisions reasonably acceptable to Agent, (B) is subject to subordination provisions acceptable to the Administrative Agent, (C) will not be repaid in amounts in excess of the amounts necessary to pay the obligations of Milacron Assurance under the self-insurance program for the benefit of the Borrower and the Subsidiaries permitted under Section 5.01(c) and (D) to the extent repaid by the Borrower to Milacron Assurance for Milacron Assurance to make available to a Foreign Subsidiary in respect of such self-insurance program, will result, prior to or concurrently with such repayment, in Foreign Subsidiaries remitting, transferring or otherwise repatriating funds to a Loan Party in an aggregate U.S. dollar amount equal to the amount repaid by the Borrower for such purpose; and (v) Debt of any Foreign Subsidiary owing to any Loan Party existing as of the Effective Date and listed on Schedule 5.02(b).

“Permitted Liens” means:

(a)

Liens for taxes, assessments and governmental charges the payment of which is not required under Section 5.01(b);

(b)

Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA), such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business and securing obligations (other than Debt for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

(c)

deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance, automobile liability or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due, or (iv) obligations to suppliers and service providers (including lessors in respect of operating leases) of the Loan Parties made in the ordinary course of business and securing obligations not past due, to the extent the aggregate amount of all such cash deposited or pledged at any time does not exceed $2,000,000;

(d)

easements, zoning restrictions, rights of way, survey exceptions, leases and subleases and similar encumbrances on real property and minor irregularities in the title thereto that do not (x) secure obligations for the payment of money or (y) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person’s business;

(e)

Liens securing Debt permitted by Section 5.02(b)(viii), and Liens permitted under clause (h) of the definition of Permitted Liens under the GECC DIP Credit Agreement;

(f)

Liens of landlords arising under real property leases to the extent such Liens arise in the ordinary course of business and do not secure any past due obligation for the payment of money;

(g)

bankers’ Liens with respect to depository account arrangements entered into in the ordinary course of business securing obligations not past due; and

(h)

Liens in favor of any Loan Party in the assets or property of a Subsidiary of the Borrower that is not a Loan Party.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Petition Date” has the meaning specified in Preliminary Statement.

“Pledged Collateral” means, collectively, (i) the Initial Pledged Equity, (ii) the Initial Pledged Debt, (iii) Pledged Equity which is (x) all Equity Interests in any domestic Subsidiary of a Loan Party other than the Initial Pledged Equity that is acquired after the Petition Date or (y) all Equity Interests in any third party entities owned by any Loan Party, (iv) Pledged Debt (other than the Initial Pledged Debt) which has a face principal amount which arises after the Petition Date and (v) any Pledged Investment Property (other than an Equity Interest), subject in the case of each to the limitations and exclusions set forth in this Agreement.

“Pledged Debt” has the meaning specified in Section 9.01(e)(iv).

“Pledged Equity” has the meaning specified in Section 9.01(e)(iii).

“Pledged Investment Property” has the meaning specified in Section 9.01(e)(v).

“PPSA” means Personal Property Security Act (Ontario) or any successor statute or similar legislation of any other Canadian jurisdictions.

“Pre-Petition ABL Security Agreement” means the Security Agreement as defined in the Pre-Petition Credit Agreement.

“Pre-Petition Agent” means General Electric Capital Corporation in its capacity as administrative agent under the Pre-Petition Credit Agreement.

“Pre-Petition Credit Agreement” means that certain credit agreement dated as of December 16, 2006 by and among the Borrower, the Pre-Petition Agent and the other parties thereto, which may be amended, supplemented or otherwise modified from time to time.

“Pre-Petition Payment” means a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Debt or trade payables or other pre-petition “claims” (as defined in section 101(5) of the U.S. Bankruptcy Code ) against the Borrower or any Guarantor.

“Pre-Petition Secured Indebtedness” means all indebtedness and other Obligations of the Borrower and the Guarantors that are secured pursuant to the (a) Pre-Petition ABL Security Agreement and (b) the Senior Secured Notes Security Documents.

“Preferred Interests” means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Prepayment Premium” means an amount equal to 5% of the principal amount of the Advances being prepaid at the time of any such prepayment.

“Priority Collateral” means, following satisfaction by the Loan Parties of the conditions set forth in Section 3.03, the Collateral securing the Facility on a first priority basis (subject solely to unavoidable pre-petition Liens and Liens permitted under Section 5.02(a), the DIP Intercreditor Agreement and the Carve-Out).

“Pro Rata Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Commitment (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender’s Commitment as in effect immediately prior to such termination) under the Facility at such time and the denominator of which is the amount of the Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the amount of the Facility as in effect immediately prior to such termination).

“Professional Fees” means legal, appraisal, financing, consulting, and other advisor fees incurred in connection with the Cases, the transactions contemplated in the Bid Procedures Orders and this Agreement.

“Quebec Security Documents” means (i) first-ranking deed(s) of hypothec against the moveable property described therein charging the right, title and interest of the applicable Loan Party in such property as security for the payment of debentures issued thereunder (collectively, the “Deed of Hypothec”); (ii) debenture(s) issued pursuant to the Deed of Hypothec in favour of the Administrative Agent; and (iii) a pledge of debenture agreement entered into in favour of the Administrative Agent and the Lenders in respect of each debenture issued pursuant to the Deed of Hypothec.

“Real Property Collateral” has the meaning specified in Section 9.01(h).

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

“Redeemable” means, with respect to any Equity Interest, Debt or other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

“Register” has the meaning specified in Section 10.07(d).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Related Contracts” has the meaning specified in Section 9.01(c).

“Reorganization Plan” shall mean a Chapter 11 plan of reorganization or a plan of compromise or arrangement under the CCAA in any of the Cases of the Borrower or a Guarantor.

“Required Lenders” means, at any time, Lenders holding Commitments representing not less than 65% of the aggregate amount of the Commitments; provided that so long as (a) Avenue holds no less than           of the Commitments and           of the then outstanding Senior Secured Notes and (b) the DDJ Funds collectively hold no less than           of the Commitments and           of the then outstanding Senior Secured Notes, then Avenue and the DDJ Funds shall constitute “Required Lenders” hereunder.

“Responsible Officer” means the chief executive officer, president, chief financial officer or treasurer of a Loan Party.  Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restructuring Support Agreement” means the restructuring support agreement dated as of March 10, 2009 by and among the Debtors and the Initial Lenders, in form and substance reasonably satisfactory to the Initial Lenders..

“Roll-Up” has the meaning set forth in Section 2.01(c).

“Roll-Up Advance” has the meaning set forth in Section 2.01(c).

“Roll-Up Order” means an order of the U.S. Bankruptcy Court in form and substance reasonably satisfactory to the Required Lenders approving a Roll-Up in the amount equal to $12,500,000.

“Roll-Up Reserve” means an amount equal to 50% of the Commitments, which portion of the Commitments is reserved for purposes of consummating the Roll-Up.

“S&P” means Standard & Poor’s, a division of The Mc-Graw Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission or any governmental authority succeeding to any of its principal functions.

“Secured Obligation” has the meaning specified in Section 9.01.

“Secured Parties” means the Administrative Agent and the Lenders.

“Security Collateral” has the meaning specified in Section 9.01(e).

“Senior Secured Exchange Notes” means the 11-½% senior secured notes of Milacron, due May 15, 2011, issued in an exchange offer pursuant to the Senior Secured Notes Indenture.

“Senior Secured Notes” means the 11-½% senior secured notes of Milacron, due 2011, in an aggregate principal amount of $225,000,000 issued pursuant to the Senior Secured Notes Indenture and the Senior Secured Exchange Notes.

“Senior Secured Notes Indenture” means the Indenture, dated as of May 26, 2004, by and among U.S. Bank National Association, as trustee, Milacron Escrow Corporation, as issuer, which was merged with and into Milacron, and the guarantors party thereto, as may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Senior Secured Notes Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by Milacron Escrow Corporation, which was merged with and into Milacron, any guarantor of the Senior Secured Notes or any Subsidiary of Milacron Escrow Corporation, which was merged with and into Milacron, creating a Lien upon “Collateral” (as such term is defined in the Senior Secured Notes Indenture) in favor of the Senior Secured Notes Collateral Agent, as applicable, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“SPC” has the meaning specified in Section 10.07(k).

“Sponsors” means the Initial Lenders and their respective Affiliates as well as certain of the other Lenders and their respective Affiliates that will purchase certain assets of the Debtors in accordance with the Bid Procedures Orders.

“Subagent” has the meaning specified in Section 9.06(b).

“Subsequent Interim Borrowing” has the meaning specified in Section 2.01(b).

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Equity Interests having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Equity Interests whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.  Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

“Superpriority Claim” shall mean a claim against the Debtors in any of the Cases that is a superpriority administrative expense claim having priority over any or all administrative expenses and other claims of the kind specified in or otherwise arising or ordered (i) with respect to the U.S. Cases, under any Sections of the U.S. Bankruptcy Code (including, without limitation, Sections 105, 326, 328, 330, 331, 503(b), 507(a), 507(b), 546(c) and/or 726 thereof), or (ii) with respect to the CCAA Case pursuant to the Canadian CCAA Orders, whether or not such claim or expenses may become secured by a judgment lien or other non-consensual lien, levy or attachment.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all Obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including, without limitation, any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Debt” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Taxes” has the meaning specified in Section 2.12(a).

“TED Spread” means, at any time, the difference between the London interbank offered rate for an interest period of three months and the rate applicable to United States Treasury bills having a maturity of three months (rounded upwards, if necessary, to the nearest 1/100 of 1%) at such time as shown on the page “TEDSP:IND” on the Bloomberg terminal (or any successor or substitute page for such service or any successor or substitute for such service providing such quotation or comparable quotation in respect of the TED Spread), as determined by the Administrative Agent from time to time for purposes of providing an equivalent quotation under this definition as of such time.

“Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the effective date of a Reorganization Plan or plan of liquidation or a plan of compromise or arrangement and (iii) the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01.

“Thirteen Week Forecast” has the meaning set forth in Section 5.03(f).

“Trade Secrets” has the meaning specified in Section 9.01(g)(v).

“Trademarks” has the meaning specified in Section 9.01(g)(ii).

“Transaction Documents” means the Loan Documents, the Asset Purchase Agreement, the Restructuring Support Agreement and the other documents entered into in connection with the transactions contemplated under the Restructuring Support Agreement or the Asset Purchase Agreement.

“Type” refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

“UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unused Commitment” means, with respect to any Lender at any time (a) such Lender’s Commitment at such time minus (b) the aggregate principal amount of all Advances made by such Lender (in its capacity as a Lender).

“U.S. Bankruptcy Code” means is defined in the recitals of parties.

“U.S. Bankruptcy Court” has the meaning specified in the Preliminary Statements and means the United States District Court for the Southern District of Ohio when such court is exercising direct jurisdiction over the U.S. Cases.

“U.S. Cases” has the meaning specified in the Preliminary Statements.

“U.S. Final DIP Order” means, collectively, the order of the U.S. Bankruptcy Court entered in the U.S. Cases after a final hearing under Rule 4001(c)(2) of the Federal Rules of Bankruptcy Procedure or such other procedures as approved by the U.S.  Bankruptcy Court which order shall be reasonably satisfactory in form and substance to Administrative Agent and the Required Lenders, and from which no appeal or motion to reconsider has been timely filed and such order in any respect is not the subject of a stay pending appeal (unless Administrative Agent and the Required Lenders waive such requirement), together with all extensions, modifications and amendments thereto, in form and substance satisfactory to Administrative Agent and the Required Lenders, which, among other matters but not by way of limitation, authorizes the Loan Parties to obtain credit, incur (or guaranty) Indebtedness, and grant Liens under this Agreement and the other Loan Documents, as the case may be, and provides for the Administrative Agent’s and the Lenders’ Superpriority Claims.

“U.S. Guarantors” has the meaning specified in the recitals of parties.

“U.S. Interim DIP Order” means a certified copy of an order entered by the U.S. Bankruptcy Court in substantially the form of Exhibit E-1.

“U.S. Subsidiary” means each Subsidiary of the Borrower organized under the laws of the United States.

“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Welfare Plan” means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

Section 1.02

Computation of Time Periods.  In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

Section 1.03

Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) (“GAAP”).

ARTICLE II

AMOUNTS OF THE ADVANCES

Section 2.01

The Advances.  (a)  The Advances.  Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make an advance to the Borrower (an “Advance”) on any Business Day during the period from the Effective Date until the Termination Date (i) in an amount for each such Advance not to exceed such Lender’s Unused Commitment at such time and (ii) in an aggregate amount for all such Advances not to exceed such Lender’s ratable portion (based on the aggregate amount of the Unused Commitments at such time) of the Availability at such time; provided that (x) prior to the entry of the Final DIP Order, the aggregate principal amount of all Advances outstanding at such time shall not exceed the Interim DIP Order Commitment Amount and (y) after entry of the Final DIP Order, the aggregate principal amount of all Advances outstanding at such time shall not exceed the total amount of the Commitment.

(b)

Borrowings.

(i)

Upon entry of the U.S. Interim DIP Order, the Borrowing shall be in an aggregate principal amount not to exceed $15,000,000 (the “Initial Borrowing”) and with respect to the subsequent Borrowing to occur after entry of the U.S. Interim DIP Order and prior to the entry of the U.S. Final DIP Order, such Borrowing shall be in an aggregate principal amount not to exceed $5,000,000 (the “Subsequent Interim Borrowing”) and, in each case, such Borrowing shall consist of Advances made simultaneously by the Lenders under the Facility ratably according to the Lenders’ Commitments under the Facility; provided that no more than one Borrowing may occur in any week and no more than two Borrowings may occur prior to the entry of the Final DIP Order.

(ii)

Upon entry of the U.S. Final DIP Order, each Borrowing shall be in an aggregate principal amount no less than $1,000,000 but no more than $5,000,000 (other than with respect to the first Borrowing to occur after entry of the U.S. Final DIP Order, in which case such Borrowing may be in an aggregate principal amount not to exceed $10,000,000) made simultaneously by the Lenders under the Facility ratably according to the Lender’s Commitments under the Facility; provided that no more than one Borrowing may occur in any week and no more than ten Borrowing may occur during the term of this Agreement.

For the avoidance of doubt, the aggregate principal amount of each Borrowing referred to in this clause (b) shall be made exclusive of the amount of the Roll-Up Reserve.

(c)

Roll-Up Advances.  Except as set forth in the proviso below, in connection with each Borrowing referred to clause (b) above (the “Requested Borrowing”), an Advance shall be deemed to be made to the Borrower as an Advance under Section 2.01(a) in an amount equal to the amount of the Requested Borrowing (such deemed Advance, a “Roll-Up Advance”) and such Roll-Up Advance shall be simultaneously used out of the Roll-Up Reserve by the Lenders as a pro rata purchase by the Borrower, on a dollar for dollar basis, at par value plus accrued interest at the default rate under the Senior Secured Notes Indenture of the applicable amount of Senior Secured Notes beneficially owned (directly or indirectly) by the Lenders or their Affiliates (each such purchase being, a “Roll-Up”); provided that (x) in the case of the Roll-Up Advance to occur in connection with the Initial Borrowing, (A) $7,500,000 shall be applied to consummate the Roll-Up on the date the U.S. Interim DIP Order is entered and (B) $7,500,000 shall be applied to consummate the Roll-Up on the date the Roll-Up Order is entered and (y) in the case of the Roll-Up Advance to occur in connection with the Subsequent Interim Borrowing, $5,000,000 shall be applied to consummate the Roll-Up at the time of such Subsequent Interim Borrowing (provided however in the event the Subsequent Interim Borrowing occurs prior to the date on which the Roll-Up Order is entered, the Roll-Up Advance with respect thereto will occur upon entry of the Roll-Up Order)

For the avoidance of doubt, each Roll-Up Advance shall constitute an Advance for all purposes under the Loan Documents.

Section 2.02

Making the Advances.  (a)  Each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on (x) in the case of the Initial Borrowing, one Business Day and (y) each other Borrowing, the third Business Day prior to the date of the proposed Borrowing by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telex or telecopier.  Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) the Type of Advances comprising such Borrowing and (iii) the aggregate amount of such Borrowing.  Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing in accordance with the respective Commitments of such Lender and the other Lenders.  After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by depositing such funds into the Borrower’s Account (other than with respect to the Initial Borrowing, which shall be paid directly to GECC) or such other account as the Borrower shall request.

(b)

Each Notice of Borrowing shall be irrevocable and binding on the Borrower.  In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any actual loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(c)

Unless the Administrative Agent shall have received notice from any Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate.  If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Advance as part of such Borrowing for all purposes of this Agreement.

(d)

The failure of any Lender to make the Advance to be made by it shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance or make available on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by it.

Section 2.03

[INTENTIONALLY OMITTED]

Section 2.04

Repayment of Advances.  The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate outstanding principal amount of the Advances then outstanding.

Section 2.05

Termination or Reduction of Commitments.  (a)  Optional.  The Borrower may, upon at least two Business Days’ notice to the Administrative Agent, terminate in whole or reduce in part the Unused Commitments; provided, however, that each partial reduction shall be in an aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof.

(b)

Mandatory.

(a) Upon the making of an Advance pursuant to Section 2.01, the Commitments shall be automatically and permanently reduced by the amount of such Advance, (b) on each date on which a prepayment of Advances is required under Section 2.06(b), the Commitments shall be automatically and permanently reduced by an amount equal to the amount of such prepayment and (c) on the Termination Date, the Commitments shall be automatically and permanently reduced to zero.

(c)

Application of Commitment Reductions.  Upon each reduction of the Unused Commitments pursuant to this Section 2.05, the Commitment of each of the Lenders shall be reduced by such Lender’s Pro Rata Share of the amount by which the Unused Commitments are reduced in accordance with the Lenders’ respective Commitments.

Section 2.06

Prepayments.  (a)  Optional.  The Borrower may, upon at least one Business Day’s notice to the Administrative Agent received not later than 11:00 A.M. (New York, New York time) stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of Advances, in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid plus the Prepayment Premium; provided, however, that each partial prepayment shall be in an aggregate principal amount of $500,000 or an integral multiple of $100,000 in excess thereof or, if less, the aggregate outstanding principal amount of any Advance.

(b)

Mandatory.

(i)

The Borrower shall, within five Business Days after the date of receipt of any Net Cash Proceeds by any Loan Party or any of its Subsidiaries in connection with any Asset Sales or Recovery Events, or in connection with any sale or issuance of any Equity Interests by any Loan Party or any of its Subsidiaries, or the incurrence or issuance of any Debt by any Loan Party or any of its Subsidiaries, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to such Net Cash Proceeds together with accrued interest to the date of such prepayment on the principal amount prepaid plus the Prepayment Premium; provided that no prepayment shall be required under this clause (i) with respect to Net Cash Proceeds received from Asset Sales of less than $500,000 in the aggregate during the term of this Agreement.

(ii)

The Borrower shall, on each Business Day, if applicable, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the amount by which the sum of (x) the aggregate principal amount of the Advances then outstanding exceeds (y) (i) prior to the entry of the U.S. Final DIP Order, the Interim DIP Order Commitment Amount and (ii) after entry of the U.S. Final DIP Order, the total amount of the Commitment.

Section 2.07

Interest.  (a)  Scheduled Interest.  The Borrower shall pay interest on each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i)

Base Rate Advances.  During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears monthly on the first Business Day of each month during such periods.

(ii)

Eurodollar Rate Advances.  During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last Business Day of such Interest Period.

(b)

Default Interest.  Upon the occurrence and during the continuance of an Event of Default the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a) and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Advances pursuant to clause (a)(i) above.

(c)

Notice of Interest Rate.  Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), the Administrative Agent shall give notice to the Borrower and each Lender of the interest rate determined by the Administrative Agent for purposes of clause (a) above.

Section 2.08

Fees.  (a)  Un-Used Line Fee.  (i) The Borrower shall pay to the Administrative Agent for the account of the Lenders an un-used line fee, from the date hereof in the case of each such Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other such Lender until the Termination Date, payable in arrears on the Effective Date, thereafter monthly on the first day of each month and on the Termination Date, at the rate of 3% per annum on the average daily unused portion of the Unused Commitment of such Lender (excluding the amount of the Roll-Up Reserve); provided, however, that no un-used line fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

(b)

Initial Lender Fees.  The Borrower shall pay to the Administrative Agent for the account of the Initial Lenders (and their respective Affiliates) such other fees as may be from time to time agreed among the Borrower and the Initial Lenders (and their respective Affiliates).

Section 2.09

Conversion of Advances.  (a)  Optional.  The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than $1,000,000, no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing shall be made ratably among the Lenders in accordance with their Commitments.  Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion and (ii) the Advances to be Converted.  Each notice of Conversion shall be irrevocable and binding on the Borrower.

(b)

Mandatory.

(i)

On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000 such Advances shall, at the end of the applicable Interest Period, automatically Convert into Base Rate Advances.

(ii)

Upon the occurrence and during the continuance of any Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

Section 2.10

Increased Costs, Etc.  (a)  If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that a Lender claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.  A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

If (x) by 2:00 pm New York City Time on the date immediately succeeding notice by the Administrative Agent to the Lenders of receipt of a Notice of Borrowing in respect of a Eurodollar Rate Advance, the Administrative Agent receives Market Disruption Notices from the Required Lenders notifying the Administrative Agent and the Borrower that (i) for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for an Interest Period with respect to any Eurodollar Rate Advance, (ii) the Eurodollar Rate for an Interest Period with respect to any Eurodollar Rate Advance does not adequately and fairly reflect the cost to such Lenders of funding such Advance as determined by such Lender in good faith or (iii) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such Eurodollar Rate Advance (the events described in clauses (i) through (iii) being a “Eurodollar Rate Market Disruption Event”); or (y) by 2:00 pm New York City Time on the date immediately succeeding notice by the Administrative Agent to the Lenders of receipt of a Notice of Borrowing from the Borrower in respect of a Base Rate Advance, the Administrative Agent receives Market Disruption Notices from the Required Lenders notifying the Administrative Agent and the Borrower that (i) for any reason adequate and reasonable means do not exist for determining the Base Rate for an Interest Period with respect to any Base Rate Advance or (ii) the Base Rate for an Interest Period with respect to any Base Rate Advance does not adequately and fairly reflect the cost to such Lenders of funding such Advance as determined by such Lender in good faith (the foregoing clauses (i) and (ii), being a “Base Rate Market Disruption Event”); then (A) such Borrowings or Advances shall be made as and (B) any outstanding Base Rate Advances or Eurodollar Rate Advances shall be converted to, Alternate Base Rate Advances effective as of the next Business Day following receipt of such Market Disruption Notice. Until the Required Lenders have withdrawn such Market Disruption Notices (or the Eurodollar Rate Market Disruption Event or Base Rate Market Disruption Event is deemed to be no longer effective), no further Base Rate Advances shall be made as such, but instead as Alternate Base Rate Advances.  Each Market Disruption Event shall be deemed to be no longer effective as of the date which is 30 days after such Alternate Base Rate Advances are made; provided, that nothing contained herein shall in any way affect any Lender’s right to provide any additional Market Disruption Notices (including for purposes of extending an existing Market Disruption Notice) as provided for herein.

(a)

Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

Section 2.11

Payments and Computations.  (a)  The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (New York, New York time) on the day when due (or, in the case of payments made by a Guarantor pursuant to Section 8.01, on the date of demand therefor) in U.S. dollars to the Administrative Agent at the Administrative Agent’s Account in same day funds.  The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender, to such Lenders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lenders and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.  Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 10.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(a)

If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender ratably in accordance with such Lender’s proportionate share of the principal amount of all outstanding Advances, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender, and for application to such principal installments, as the Administrative Agent shall direct.

(b)

The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower’s accounts with such Lender any amount so due.  Each of the Lenders hereby agrees to notify the Borrower promptly after any such setoff and application shall be made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such charge.

(c)

All computations of interest based on the Base Rate and of fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable.  Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d)

Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(e)

Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

Section 2.12

Taxes.  (a)  Except as otherwise provided herein, any and all payments by any Loan Party to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made, in accordance with Section 2.11 or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, (x) taxes, levies, imposts, deductions, charges or withholdings that are imposed on or measured by its overall net income and franchise taxes imposed in lieu thereof by the United States or by the state or foreign jurisdiction or any political subdivision thereof under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or, in the case of each Lender, such Lender’s Applicable Lending Office is located or (y) any branch profit taxes imposed by the United States of America (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings being hereinafter referred to as “Taxes”).  If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or the Administrative Agent, subject to Section 2.12(f), (i) the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.

(a)

In addition, each Loan Party shall pay any present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made by such Loan Party hereunder or under any other Loan Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as “Other Taxes”).

(b)

Except as otherwise provided herein, the Loan Parties shall indemnify each Lender and the Administrative Agent for and hold them harmless against the full amount of Taxes and Other Taxes imposed on or paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.  This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor, which written demand shall be accompanied by copies of the applicable documentation evidencing the amount of such taxes.

(c)

Within 30 days after the date of any payment of Taxes, the appropriate Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 10.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.  In the case of any payment hereunder or under the other Loan Documents by or on behalf of a Loan Party through an account or branch outside the United States or by or on behalf of a Loan Party by a payor that is not a United States person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes.  For purposes of subsections (d) and (e) of this Section 2.12, the terms “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code.

(d)

Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long thereafter as such Lender remains lawfully able to do so), provide each of the Administrative Agent and Borrower with two original properly completed Internal Revenue Service Forms W-8BEN, W-8IMY or W-8ECI, (in the case of a Lender that has certified in writing to the Administrative Agent that it is not (i) a “bank” (within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code), (ii) a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of any Loan Party or (iii) a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code), Internal Revenue Service Form W-8BEN,) as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the other Loan Documents or, in the case of a Lender that has certified that it is not a “bank” as described above, certifying that such Lender is a foreign corporation, partnership, estate or trust.  If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date.  If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form W-8BEN, W-8IMY, W-8ECI or any successor, or the related certificate described above, that the applicable Lender reasonably considers to be confidential, such Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

(e)

For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form, certificate or other document described in subsection (e) above (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender shall not be entitled to increased payment or indemnification under subsection (a) or (c) of this Section 2.12 with respect to taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to taxes because of its failure to deliver a form, certificate or other document required hereunder, the Loan Parties shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

(f)

If any Lender determines, in its sole discretion, that it has actually and finally realized by reason of the refund of any Taxes paid or reimbursed by any Loan Party pursuant to subsection (a) or (c) above in respect of payments under the Loan Documents, a current monetary benefit that it would otherwise not have obtained, and that would result in the total payments under this Section 2.12 exceeding the amount needed to make such Lender whole, such Lender shall pay to the Borrower or other Loan Party, as the case may be, with reasonable promptness following the date on which it actually realizes such benefit, an amount equal to the lesser of the amount of such benefit or the amount of such excess, net of all out-of-pocket expenses in securing such refund.

Section 2.13

Sharing of Payments, Etc.  If any Lender shall obtain at any time any payment, whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise (other than pursuant to Section 2.10, 2.12, 10.04 or 10.07), (a) on account of Obligations due and payable to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time (other than pursuant to Section 2.10, 2.12, 10.04 or 10.07) to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the Notes at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender hereunder and under the Notes at such time (other than pursuant to Section 2.10, 2.12, 10.04 or 10.07) in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time (other than pursuant to Section 2.10, 2.12, 10.04 or 10.07) to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

Section 2.14

Use of Proceeds.  The proceeds of the Advances shall only be utilized to:

(a)

in the case of the proceeds from the Initial Borrowing, (i) to paydown a portion of the Obligations outstanding under the GECC DIP Facility in an aggregate amount not to exceed the amount of the Initial Borrowing and (ii) to pay fees and expenses as set forth in Section 3.01(e); and

(b)

in the case of proceeds other than as set forth in clause (a), to provide financing for the Borrower’s and its Subsidiaries’ working capital expenditures and other general corporate purposes of the Loan Parties in each case to be used in a manner consistent with the applicable DIP Budget and for consummating the Roll-Up; provided, however, that (i) no amounts shall be paid pursuant to this Section 2.14 for fees and disbursements incurred by any Loan Party in connection with any assertion or prosecution of claims or causes of action against the Administrative Agent or any Lender, including, without limitation, (x) any objection to, the contesting in any manner of, or the raising of any defenses to, the validity, perfection, priority or enforceability of the Obligations under this Agreement or the Administrative Agent’s Liens upon the Collateral, or (y) any other rights or interest of the Administrative Agent or the Lenders under the Loan Documents but not including assertions or prosecutions of claims and causes of action arising from an Agent’s or a Lender’s failure to perform hereunder and (ii) in the case of any Pre-Petition Payments, such Pre-Petition Payments shall be made in accordance with the First Day Orders and the terms hereof and the DIP Financing Order or with the prior written consent of the Required Lenders; provided that such First Day Orders are in form and substance reasonably satisfactory to the Initial Lenders and such First Day Orders may not be modified, amended, stayed, varied or set aside without the prior consent of the Required Lenders (except to take into account any grammatical or typographical errors).

Section 2.15

Defaulting Lenders.  (a)  In the event that, at any time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance.  In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01.  Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a).  The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a).  Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

(B)

In the event that, at any time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lenders and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lenders, as the case may be, and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount.  In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date.  Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lenders, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lenders and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lenders, in the following order of priority:

(i)

first, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent in its capacity as Administrative Agent; and

(ii)

second, to Lenders, ratably in accordance with such respective Defaulted Amounts then owing to such other Lenders.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

(C)

In the event that, at any time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Administrative Agent or any other Lender shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it.  Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with The Bank of New York Mellon, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c).  The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be consistent with standard terms applicable to escrow accounts maintained with it, except as may otherwise be agreed in the sole discretion of the Required Lenders.  Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c).  The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

(i)

first, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder in its capacity as Administrative Agent;

(ii)

second, to any other Lenders for any amount then due and payable by such Defaulting Lender to such other Lenders hereunder, ratably in accordance with such respective amounts then due and payable to such other Lenders; and

(iii)

third, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender shall be distributed by the Administrative Agent to such Lender and applied by such Lender to the Obligations owing to such Lender at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

(D)

The rights and remedies against a Defaulting Lender under this Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Defaulted Amount.

Section 2.16

Evidence of Debt.  The Advances made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Advances made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Advances in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Advances and payments with respect thereto.

Section 2.17

Priority and Liens.  Each Loan Party represents, warrants, covenants and agrees that:  (a) the priority of Administrative Agent’s and Lenders’ Liens on the Collateral owned by the Loan Parties shall be set forth in the DIP Financing Order; (b) the priority of the Superpriority Claims granted to Administrative Agent and the Lenders shall be as set forth in the DIP Financing Order; and (c) Administrative Agent’s and Lenders’ Liens on the Collateral owned by the Loan Parties, and Administrative Agent’s and Lenders’ respective Superpriority Claims under Sections 364(c)(l) and 364(d) of the U.S. Bankruptcy Code (and with respect to the CCAA Case, pursuant to the Canadian CCAA Orders) in respect of the Obligations, shall also have priority over any claims, including, upon entry of the Final DIP Order, those arising under Section 506(c) of the U.S. Bankruptcy Code subject and subordinate only to the extent of the Carve-Out.  Except for the Carve-Out, no costs or expenses of administration shall be imposed against Administrative Agent, Lenders or any of the Collateral or the Indenture Trustee and the Senior Secured Noteholders under the Senior Secured Notes Indenture or the “Collateral” (as defined in the Senior Secured Notes Indenture) under Sections 105, 506(c) or 552 of the U.S. Bankruptcy Code, or otherwise, and the Loan Parties hereby waive for themselves and on behalf of each of their estates in bankruptcy, any and all rights under sections 105, 506(c) (upon entry of the Final DIP Order) or 552, or otherwise, to assert or impose or seek to assert or impose, any such costs or expenses of administration against Administrative Agent or the Lenders or Indenture Trustee and the Senior Secured Noteholders under the Senior Secured Notes Indenture or the Collateral (as defined in the Senior Secured Notes Indenture).

Section 2.18

Payment of Obligations.  Subject to the provisions of Section 6.01 and the DIP Financing Order, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Borrower and the Guarantors, the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the applicable Bankruptcy Court.

Section 2.19

No Discharge:  Survival of Claims.  The Borrower and each Guarantor agrees that (i) its obligations hereunder shall not be discharged by (A) the entry of an order confirming any Reorganization Plan or plan of liquidation or a plan of compromise or arrangement (and each of the Borrower and each Guarantor, pursuant to Section 1141(d)(4) of the U.S. Bankruptcy Code hereby waives any such discharge), (B) converting any of the U.S. Cases to a case under chapter 7 of the U.S. Bankruptcy Code; (C) dismissing any of the U.S. Cases, or (D) terminating any of the proceedings pursuant to section 18.6 of the CCAA or the appointment of any monitor, trustee in bankruptcy, interim receiver, receiver or receiver-manager or similar officer or agent with respect to the Canadian Subsidiary, (ii) the Superpriority Claim granted to the Administrative Agent and the Lenders pursuant to the Interim DIP Order and the Final DIP Order and described in Section 2.17 and the Liens granted to the Administrative Agent and the Lenders pursuant to the Interim DIP Order and the Final DIP Order and described in Section 2.17 shall not be affected in any manner by the entry of any order by the applicable Bankruptcy Court, including an order confirming any Reorganization Plan or plan of liquidation or a plan of compromise or arrangement, and (iii) notwithstanding the terms of any Reorganization Plan or plan of liquidation or a plan of compromise or arrangement, its Obligations hereunder and under each other Loan Document shall be repaid in full in accordance with the terms hereof and the terms of each other Loan Document, the U.S. Interim DIP Order, and the Final DIP Order.

Section 2.20

Replacement of Certain Lenders.  In the event a Lender (“Affected Lender”) shall have (i) become a Defaulting Lender under Section 2.15, (ii) requested compensation from the Borrowers under Section 2.12 with respect to Taxes or Other Taxes or with respect to increased costs or capital or under Section 2.10 or other additional costs incurred by such Lender which, in any case, are not being incurred generally by the other Lenders, (iii) delivered a (x) notice pursuant to Section 2.10(b) claiming that such Lender is unable to extend Eurodollar Rate Advances to the Borrower for reasons not generally applicable to the other Lenders or (y) a Market Disruption Notice pursuant to Section 2.10(a) or (iv) failed to comply with the directions of the Required Lenders under any of the Transaction Documents or in connection with the transactions contemplated therein (including, without limitation, in connection with a Credit Bid) then, in any case, the Borrower or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by the Borrower and a copy to the Borrower in the case of a demand by the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall use commercially reasonable efforts to assign pursuant to one or more duly executed Assignments and Acceptances 5 Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 10.07 which the Administrative Agent, as the case may be, shall have engaged for such purpose (“Replacement Lender”), all of such Affected Lender’s rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment and all Advances owing to it hereunder) in accordance with Section 10.07.  The Administrative Agent is authorized to execute one or more of such Assignments and Acceptances as attorney-in-fact for any Affected Lender failing to execute and deliver the same within 5 Business Days after the date of such demand.  Further, with respect to such assignment, the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document; provided that (A) upon such Affected Lender’s replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10 and 10.04, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under Section 7.07 with respect to losses, obligations, liabilities, damages, penalties, actions, judgments, costs, expenses or disbursements for matters which occurred prior to the date the Affected Lender is replaced and, in the case of any such assignment resulting from a Lender that submitted a Market Disruption Notice, the circumstances giving rise to the Market Disruption Event do not apply to such Replacement Lender and (B) in the case of any Lender that is replaced as a result of its failure to comply with the directions of the Required Lenders under any of the Transaction Documents or in connection with the transactions contemplated therein (including, without limitation, in connection with a Credit Bid), the price pursuant to which such Lender shall assign the Advances owing to it hereunder shall be equal to the difference of (a) the aggregate principal amount at par value of Advances owing to such Lender minus (b) the sum of (i) an amount equal to 5% of the aggregate principal amount at par value of Advances owing to such Lender and (ii) all fees and interest accrued or paid on such Advances as of the date of replacement.

Section 2.21

Waiver of Priming Rights.  Upon the Effective Date, except as otherwise provided in the DIP Financing Order, each Loan Party, on behalf of itself and its estate, and for so long as any Obligations shall be outstanding, hereby irrevocably waives any right, pursuant to Sections 364(c) or 364(d) of the U.S. Bankruptcy Code or otherwise, to grant any Lien of equal or greater priority to or than the Liens securing the Obligations; provided however that this Section 2.21 does not impact or change in any way the lien priority of the DIP ABL Agent and the lenders under the GECC DIP Facility with respect to the ABL Priority Collateral.

Section 2.22

Release.  The Loan Parties hereby acknowledge effective upon entry of the U.S. Final DIP Order (or, with respect to the Canadian Guarantor only, the Canadian Second DIP Recognition Order) and to the extent permitted by the DIP Financing Order, that Loan Parties have no defense, counterclaim, offset, recoupment, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all of any part of the Loan Parties’ liability to repay Administrative Agent or any Lender as provided in this Agreement or to seek affirmative relief or damages of any kind or nature from Administrative Agent or any Lender.  The Loan Parties, in their own right, on behalf of each of their bankruptcy estates and on behalf of all their successors, assigns, Subsidiaries, Guarantors and any Affiliates and any Person acting for and on behalf of, or claiming through them, (collectively, the “Releasing Parties”), hereby fully, finally and forever release and discharge the Administrative Agent and the Lenders and all of the Administrative Agent’s, and the Lenders’ past and present officers, directors, agents, attorneys, assigns, heirs, parents, subsidiaries, and each person acting for or on behalf of any of them (collectively, the “Released Parties”) of and from any and all past and present actions, causes of action, demands, suits, claims, liabilities, Liens, lawsuits, adverse consequences, amounts paid in settlement, costs, damages, debts, deficiencies, diminution in value, disbursements, expenses, losses and other obligations of any kind or nature whatsoever, whether in law, equity or otherwise (including, without limitation, those arising under Sections 541 through 550 of the U.S. Bankruptcy Code and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Released Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Agreement, the DIP Financing Order and the transactions contemplated hereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing; provided that nothing herein shall be deemed to be a release of any Secured Party from its obligations under the Loan Documents, provided further, that nothing contained herein shall be deemed to limit or modify the rights granted to third parties under the DIP Financing Order.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

Section 3.01

Conditions Precedent to Effectiveness.  The effectiveness of this agreement and the obligation of the Lenders to make the Initial Borrowing hereunder are subject to the satisfaction of the following conditions precedent:

(a)

The Administrative Agent shall have received on or before the Effective Date the following, each dated such day (unless otherwise specified), in form and substance reasonably satisfactory to the Initial Lenders (unless otherwise specified) and (except for the Notes) in sufficient copies for each Initial Lender:

(i)

Executed counterparts or, where applicable, certified copies of this Agreement, the Canadian Security Agreement, the Quebec Security Documents, the DIP Intercreditor Agreement and the Restructuring Support Agreement.

(ii)

The Notes payable to the order of the Lenders to the extent requested in accordance with Section 2.16.

(iii)

Certified copies of the resolutions of the Boards of Directors of each of the Borrower and each Guarantor approving the execution and delivery of this Agreement and the other Loan Documents, and of all documents evidencing other necessary constitutive action and, if any, governmental and other third party approvals and consents, if any, with respect to this Agreement and each other Loan Document other than any approval required and granted pursuant to the U.S. Interim DIP Order.

(iv)

For each Loan Party, (A) a copy of the charter or other constitutive document of such Loan Party and each amendment thereto, certified as of a date on or about the Petition Date by the Secretary of State (or similar official) of the jurisdiction of its incorporation or organization, as the case may be, thereof as being a true and correct copy thereof and (B) except as set forth on Schedule 5.01(n)(iii), a good standing certificate in the state of incorporation or formation for the applicable Loan Party and certificates of qualification to conduct business in any jurisdiction within which such Loan Party conducts business as of the Effective Date.

(v)

A certificate of each of the Borrower and each Guarantor signed on behalf of the Borrower and such Guarantor, respectively, by its President or a Vice President and its Secretary or any Assistant Secretary, dated the Effective Date (the statements made in which certificate shall be true on and as of the Effective Date), certifying as to (A) the accuracy and completeness of the charter of the Borrower or such Guarantor and the absence of any changes thereto; (B) the accuracy and completeness of the bylaws of the Borrower or such Guarantor as in effect on the date on which the resolutions of the board of directors (or persons performing similar functions) of such Person referred to in Section 3.01(a)(iii) were adopted and the absence of any changes thereto (a copy of which shall be attached to such certificate); (C) the absence of any proceeding known to be pending for the dissolution, liquidation or other termination of the existence of the Borrower or any Guarantor; (D) the accuracy in all material respects of the representations and warranties made by the Borrower or such Guarantor in the Loan Documents to which it is or is to be a party as though made on and as of the Effective Date, before and after giving effect to all of the Borrowings to be made on such date and to the application of proceeds, if any, therefrom; and (E) the absence of any event occurring and continuing, or resulting from any of the Borrowings to be made on the Effective Date or the application of proceeds, if any, therefrom, that would constitute a Default.

(vi)

A certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor certifying the names and true signatures of the officers of the Borrower and such Guarantor, respectively, authorized to sign this Agreement and the other documents to be delivered hereunder.

(vii)

The following:  (A) except to the extent set forth on Schedule 5.01(n)(iii), such certificates representing the Initial Pledged Equity of domestic entities referred to on Schedule IV hereto, accompanied by undated stock powers, duly executed in blank, and such instruments evidencing the Initial Pledged Debt referred to on Schedule V hereto, duly indorsed in blank, as the Loan Parties may be able to deliver using their reasonable best efforts and (B) proper financing statements (Form UCC-1 or a comparable form) under the UCC or the PPSA of all jurisdictions that the Initial Lenders may deem necessary or desirable in order to perfect and protect the liens and security interest created or purported to be created under Article IX hereof, covering the Collateral described in Article IX hereof, in each case completed in a manner reasonably satisfactory to the Lenders.

(viii)

The Borrower shall have delivered to the Initial Lenders the Interim DIP Budget reasonably satisfactory in form and substance to the Initial Lenders.

(ix)

A Notice of Borrowing for any Borrowing to be made on the Effective Date.

(x)

A favorable opinion of:

(A)

Dinsmore & Shohl LLP, as counsel to the Loan Parties, in substantially the form of Exhibit D-1 hereto, and

(B)

Torys LLP, as Canadian counsel to Milacron Canada, in substantially the form of Exhibit D-2 hereto;

(C)

Hugh O’Donnell, General Counsel to the Borrower, in substantially the form of Exhibit D-3 hereto; and

(D)

Lavery, de Billy, L.P.P., legal counsel to Milacron Canada, in substantially the form of Exhibit D-4 hereto.

(b)

Petition Date.  The U.S. Cases shall have commenced.

(c)

U.S. Interim DIP Order.  No later than 3 days after the Petition Date, the U.S. Bankruptcy Court shall have entered the U.S. Interim DIP Order, approving the transactions contemplated by the Loan Documents (including each Roll-Up Advance to occur in connection with each Borrowing), granting the Superpriority Claim status and the Liens described in Section 2.17 and approving the Facility in an amount not greater than the Interim DIP Order Commitment Amount, and such order shall not have been reversed, modified, amended, stayed, varied or set aside (other than to take into account any grammatical or typographical errors).

(d)

First Day Orders.  No less than 2 days prior to the Petition Date, the Debtors shall have delivered to the Initial Lenders draft First Day Orders, which shall be in form and substance satisfactory to the Initial Lenders.

(e)

Payment of Fees.  The Borrower shall have paid all accrued fees and expenses of the Administrative Agent, the Initial Lenders, their counsel and their various advisors incurred in connection with this Agreement and the transactions contemplated herein as set forth in the Commitment Letter (it being understood that in the case of the Initial Borrowing, such Initial Borrowing shall be made net of any fees referred to in this clause (e)).

(f)

Financial Information.

Each of the Initial Lenders shall have received financial and other information reasonably requested by it and consistent with that provided to the DIP ABL Agent under the GECC DIP Facility and including, without limitation, information in respect of the asset based revolving credit facility with Lloyds TSB Group plc, as in effect on the Effective Date (the “Lloyds Facility”).

(g)

Compliance with Laws and Approvals.  Each of the Borrower and the Guarantors, and the transactions contemplated by the Loan Documents shall be in compliance, in all material respects, with all applicable U.S., foreign, federal, state and local laws and regulations and subject to the entry of the U.S. Interim DIP Order, all necessary governmental and third party consents and approvals necessary in connection with the transactions referred to herein shall have been obtained and be effective and all applicable waiting periods shall have expired without any adverse action being taken by any competent authority, other than those which the failure to obtain, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or to result in criminal or civil sanctions against any party thereto, any affiliate of any such party or any director or employee of any of the foregoing.

(h)

No Default.  Other than with respect to the commencement of the Cases and matters incidental thereto, on the Effective Date (i) no Default or Events of Default shall have occurred or be continuing and (ii) no default or event of default under the GECC DIP Facility shall have occurred and be continuing.

(i)

[Reserved].

(j)

Material Adverse Effect.  Other than with respect to the commencement of the Cases, since January 31, 2009 no event that would result in a Material Adverse Effect shall have occurred.

(k)

No New Information.  The Initial Lenders have not become aware of any materially adverse information or other materially adverse matters affecting the Debtors (other than the commencement of the Cases) that is materially inconsistent with any information or other matters disclosed to the Initial Lenders on or prior to the Effective Date.

(l)

No PBGC Liens.  No Liens shall exist on the Collateral in favor of the PBGC.

(m)

Availability under GECC DIP Facility.  Evidence reasonably satisfactory to the Initial Lenders that after giving effect to the paydown of the obligations in respect of the GECC DIP Facility with the net proceeds from the Initial Borrowing, the Borrower (and the other borrowers under the GECC DIP Credit Agreement) shall be permitted to obtain borrowings under the GECC DIP Facility at such time.

Section 3.02

Conditions Precedent to Each Borrowing.  The obligation of each Lender to make an Advance on the occasion of each Borrowing shall be subject to the further conditions precedent that on the date of such Borrowing, issuance or renewal:

(a)

the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing, issuance or renewal such statements are true):

(i)

the representations and warranties contained in each Loan Document, are correct in all material respects on and as of such date, before and after giving effect to such Borrowing, issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing, issuance or renewal, in which case as of such specific date;

(ii)

other than with respect to the commencement of the Cases, no event has occurred and is continuing, or would result from such Borrowing, issuance or renewal or from the application of the proceeds, if any, therefrom, that constitutes a Default;

(iii)

the appropriate DIP Financing Order is in full force and effect and has not been vacated, reversed, modified amended, stayed, varied or set aside in any respect without the prior written consent of the Required Lenders (other than to take into account grammatical or typographical errors); and

(iv)

the making of such Advances shall not violate any requirement of applicable law and shall not be enjoined, temporarily, preliminarily or permanently.

(b)

the Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.02;

(c)

the Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying that:

(i)

other than in the case of the Initial Borrowing, after giving effect to such Borrowing the aggregate amount of Advances outstanding on such date does not exceed (a) prior to the entry of the U.S. Final DIP Order, the Interim DIP Order Commitment Amount and (b) after entry of the U.S. Final DIP Order, the total amount of the Commitment; and

(ii)

since the date of the last Borrowing, there have been no changes to the calculation of Reserves (as defined in the GECC DIP Credit Agreement) against Borrowing Availability (as defined in the DIP ABL Credit Agreement), or referenced in Section 1.1 of the GECC DIP Credit Agreement, that would have the effect of making less credit available to the Borrower (or any other borrower thereunder) under the GECC DIP Credit Agreement, except in accordance with DIP Intercreditor Agreement.

Section 3.03

Conditions Precedent to the availability of Final Order Commitment Amount.  The obligation of each Lender to make Advances in excess of the Interim DIP Order Commitment Amount up to an amount not to exceed the total amount of the Commitment are subject to the satisfaction of the following conditions precedent:

(a)

The U.S. Final DIP Order shall have been entered by the U.S. Bankruptcy Court and the Canadian Bankruptcy Court shall have entered the Canadian Second DIP Recognition Order, and such order shall not have been reversed, modified, amended, stayed, varied or set aside (other than to take into account any grammatical or typographical errors).

(b)

The Borrower shall have furnished to the Administrative Agent the Final DIP Budget, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

(c)

The Borrower shall have paid to the Administrative Agent any unpaid balance of all accrued and unpaid fees of the Administrative Agent, and the reasonable fees and out-of-pocket expenses of counsel and other advisors to the Administrative Agent as to which invoices have been issued.

(d)

The conditions set forth in Sections 3.01 and 3.02 shall have been satisfied.

Section 3.04

Determinations Under Sections 3.01 and 3.03.  For purposes of determining compliance with the conditions specified in Sections 3.01, 3.02 and 3.03, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Effective Date specifying its objection thereto, and if a Borrowing occurs on the Effective Date, such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of such Borrowing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01

Representations and Warranties of the Loan Parties.  Each Loan Party represents and warrants as follows:

(a)

Each of the Borrower and its Subsidiaries (i) is a corporation, partnership, limited liability company or other organization duly organized, validly existing and in good standing (or to the extent such concept is applicable to a non-U.S. entity, the functional equivalent thereof) under the laws of the jurisdiction of its incorporation or formation except where the failure to be in good standing (or the functional equivalent), individually or in the aggregate, would not have a Material Adverse Effect, (ii) is duly qualified as a foreign corporation (or other entity) and in good standing (or the functional equivalent thereof, if applicable) in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed and in good standing (or the functional equivalent thereof, if applicable), individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and (iii) subject to the entry of the Interim DIP Order, has all requisite power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except where the failure to have such power or authority, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  As of the Effective Date, all of the outstanding capital stock of each Loan Party (other than the Borrower) has been validly issued, is fully paid and non-assessable and is owned by the Persons listed on Schedule 4.01 hereto in the percentages specified on Schedule 4.01 hereto free and clear of all Liens, except those created under the Collateral Documents or otherwise permitted under Section 5.02(a) hereof.

(b)

Set forth on Schedule 4.01 hereto is a complete and accurate list of all Subsidiaries of the Borrower, showing as of the Effective Date (as to each such Subsidiary) the jurisdiction of its incorporation or organization, as the case may be, and the percentage of the Equity Interests owned (directly or indirectly) by the Borrower or its Subsidiaries.

(c)

The execution, delivery and performance by each Loan Party of this Agreement, the Notes and each other Loan Document to which it is or is to be a party, and the consummation of each aspect of the transactions contemplated hereby, are within such Loan Party’s constitutive powers, have been duly authorized by all necessary constitutive action, and do not (i) contravene such Loan Party’s constitutive documents, (ii) subject to the entry of the applicable DIP Financing Order, violate any applicable law (including, without limitation, the Securities Exchange Act of 1934), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) except as set forth on Schedule 4.01(c), conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, or any of their properties entered into by such Loan Party after the Petition Date except, in each case, other than any conflict, breach or violation which, individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect or (iv) except for the Liens created under the Loan Documents and the DIP Financing Order, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.

(d)

Except for the entry of the DIP Financing Order, filings or recordings already made or to be made pursuant to any federal law, rule or regulation or filings or recordings to be made in any jurisdiction outside of the United States, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes or any other Loan Document to which it is or is to be a party, or for the consummation of each aspect of the transactions contemplated hereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the requisite priority set forth in the DIP Financing Order) or (iv) subject to the DIP Financing Order, the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents.

(e)

This Agreement has been, and each of the Notes, if any, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party thereto.  This Agreement is, and each of the Notes and each other Loan Document when delivered hereunder will be, subject to the entry of the Interim DIP Order, the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms.

(f)

The applicable DIP Budget and all projected Consolidated balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries delivered to the Lenders pursuant to Section 5.03(f) were prepared and will be prepared, as applicable, in good faith on the basis of the assumptions stated therein, which assumptions were fair and will be fair in the light of conditions existing at the time of delivery of such DIP Budget or projections, as the case may be, and represented and will represent, at the time of delivery, the Borrower’s best estimate of its future financial performance.

(g)

No written information, exhibits and reports furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender on or after January 31, 2009 in connection with any Loan Document (other than to the extent that any such information, exhibits and reports constitute projections described in Section 4.01(f) above and any historical financial information delivered prior to the restatement thereof by the Borrower and its auditors) taken as a whole and in light of the circumstances in which made, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances in which any such statements were made, not misleading.

(h)

Except as set forth on Schedule 4.01(h) or as disclosed in any SEC filings, there is no action, suit, or proceeding affecting the Borrower or any of its Subsidiaries pending or, to the best knowledge of the Loan Parties, threatened before any court, governmental agency or arbitrator that (i) is reasonably expected to be determined adversely to the Loan Party and, if so adversely determined, would reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note or any other Loan Document.

(i)

The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

(j)

Other than the filing of the Cases and events related to such filing, no ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a Material Adverse Effect.

(k)

[Intentionally Omitted.]

(l)

Except as set forth in Schedule 4.01(l) hereto, the operations and properties of each Loan Party and each of its Subsidiaries comply with all applicable Environmental Laws and Environmental Permits except for non-compliance that could not be reasonably likely to have a Material Adverse Effect, all past non compliance with such Environmental Laws and Environmental Permits has been resolved in a manner that could not be reasonably likely to have a Material Adverse Effect, and, to the knowledge of the Loan Parties, no circumstances exist that would be reasonably likely to (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could be reasonably likely to have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could be reasonably likely to have a Material Adverse Effect.

(m)

The DIP Financing Order and the Collateral Documents create a valid and perfected security interest in the Collateral having the priority set forth therein securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable, as determined in the reasonable discretion of the Initial Lenders, to perfect and protect such security interest have been duly taken, except that the execution and delivery of local law governed pledge or analogous documentation with respect to Equity Interests in Subsidiaries of the Borrower organized in jurisdictions outside the United States, and the filing, notarization, registration or other publication thereof, and the taking of other actions, if any, required under local law of the relevant jurisdictions of organization for the effective grant and perfection of a Lien on such Equity Interests under laws of such jurisdictions of organization outside the United States, may be required in order to fully grant, perfect and protect such security interest under such local laws.  The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.  As of the Effective Date, no Liens exist in favor of the PBGC.

(n)

Neither the making of any Advances nor the application of the proceeds or repayment thereof by the Borrowers, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of the Investment Company Act of 1940, as amended, or any rule, regulation or order of the Securities and Exchange Commission thereunder.

(o)

Each Loan Party and each of its Subsidiaries has filed or caused to be filed all tax returns and reports (federal, state, local and foreign) which are required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, together with applicable interest and penalties, except (a) taxes that are being contested in good faith by appropriate proceedings and for which such Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(p)

The Cases were commenced in accordance with applicable law and proper notice thereof and proper notice for the motions seeking approval of the Loan Documents and the DIP Financing Order has been given.  The Loan Parties shall give, on a timely basis as specified in the DIP Financing Order, all notices required to be given to all parties specified in the DIP Financing Order.

(q)

After the entry of the Interim DIP Order, and pursuant to and to the extent permitted in the Interim DIP Order and the Final DIP Order, the Obligations will constitute allowed Superpriority Claims.

(r)

After the entry of the Interim DIP Order and pursuant to and to the extent provided in the Interim DIP Order and the Final DIP Order, the Obligations will be secured by a valid and perfected first priority Lien on all of the Collateral subject to the terms of the DIP Intercreditor Agreement and the DIP Financing Order.

(s)

The Interim DIP Order (with respect to the period prior to entry of the Final DIP Order) or the Final DIP Order (with respect to the period on and after entry of the Final DIP Order), as the case may be, is in full force and effect and has not been reversed, stayed, modified, amended, varied or set aside (other than to take into account grammatical or typographical errors).

(t)

Notwithstanding the provisions of Section 362 of the U.S. Bankruptcy Code, and subject to the applicable provisions of the Interim DIP Order or Final DIP Order, as the case may be, upon the maturity (whether by acceleration or otherwise) of any of the Obligations, Administrative Agent and Lenders shall be entitled to immediate payment of such Obligations and to enforce the remedies provided for hereunder or under applicable law, without further application to or order by the Bankruptcy Courts, subject to the terms of the Loan Documents.

(u)

The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status.  All material statutory obligations of any Loan Party (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion.  There are no outstanding suits concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans.  Each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles).  The Canadian Guarantor does not employ any employees outside of Canada.

ARTICLE V

COVENANTS OF THE LOAN PARTIES

Section 5.01

Affirmative Covenants.  So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party will:

(a)

Corporate Existence.  Preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except (i)(A) if in the reasonable business judgment of the Borrower or such Guarantor, as the case may be, it is in its best economic interest not to preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises and the loss thereof is not materially disadvantageous to the Loan Parties, taken as a whole, and (B) such failure to preserve the same could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) as otherwise permitted by Section 5.02(h).

(b)

Compliance with Laws.  Comply with all laws, rules, regulations and orders of any governmental authority applicable to it or its property, such compliance to include without limitation, ERISA, Environmental Laws and The Racketeer Influenced and Corrupt Organizations Chapter of The Organized Crime Control Act of 1970, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(c)

Insurance.  Keep its insurable properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses (subject to deductibles and including provisions for self-insurance); and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any Guarantor, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area and in each case with financially sound and reputable insurance companies (subject to provisions for self-insurance).

(d)

Obligations and Taxes.  Pay all its obligations arising after the Petition Date promptly and in accordance with their terms and pay and discharge and cause each of its Subsidiaries to pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising, or attributed to the period, after the Petition Date, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise arising after the Petition Date which, if unpaid, would become a Lien or charge upon such properties or any part thereof; provided, however, that the Borrower and each Guarantor shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the (i) payment or discharge thereof shall be stayed by the U.S. Bankruptcy Code or pursuant to the CCAA, or (ii) the validity or amount thereof shall be contested in good faith by appropriate proceedings, in each case, if the Borrower and the Guarantors shall have set aside on their books adequate reserves therefor in conformity with GAAP.

(e)

Access to Books and Records.

(i)

Maintain or cause to be maintained at all times true and complete books and records in accordance with GAAP of the financial operations of the Borrower and the Guarantors; and provide the Lenders and their representatives access to all such books and records during regular business hours upon reasonable advance notice, in order that the Lenders may examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Borrower or the Guarantors to the Administrative Agent or the Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement and to discuss the affairs, finances and condition of the Borrower and the Guarantors with the officers and independent accountants of the Borrower; provided that the Borrower shall have the right to be present at any such visit or inspection.

(ii)

Grant the Lenders access to and the right to inspect all reports, audits and other internal information of the Borrower and the Guarantors relating to environmental matters upon reasonable advance notice, but subject to appropriate limitations so as to preserve attorney-client privilege.

(iii)

At any reasonable time and from time to time during regular business hours, upon reasonable notice, permit the Initial Lenders and/or any representatives designated by the Initial Lenders (including any consultants, accountants, lawyers and appraisers retained by the Initial Lenders) to visit the properties of the Borrower and the Guarantors to conduct evaluations, appraisals, environmental assessments and ongoing maintenance and monitoring in connection with the Collateral and all related systems; provided that the Borrower shall have the right to be present at any such visit and, unless an Event of Default has occurred and is continuing, such visits permitted under this clause (iii) shall be coordinated through the Administrative Agent and shall be made no more frequently than once in any fiscal quarter.

(f)

Use of Proceeds.  Use the proceeds of the Advances solely for the purposes, and subject to the restrictions, set forth in Section 2.14.

(g)

Restructuring Advisor; Financial Advisor.  Retain at all times (i) a restructuring advisor and (ii) a financial advisor that, in each case, has substantial experience and expertise advising Chapter 11 debtors-in-possession in large and complex bankruptcy cases (in each case, reasonably satisfactory to the Required Lenders); provided that the Loan Parties shall be permitted to replace any such advisor with any another advisor satisfying the requirements of this subsection (g) and shall be permitted a period a time (not to exceed 10 Business Days) to file an application with either Bankruptcy Court to employ such replacement advisor.  It being understood that Rothschild Inc. and Conway, DelGenio, Gries & Co, LLC shall be sufficient advisors for purposes of this clause (g).

(h)

Priority.  Acknowledge, in the case of the U.S. Cases, pursuant to Section 364(c)(1) of the U.S. Bankruptcy Code, and in the case of the CCAA Case, pursuant to the Canadian CCAA Orders, the Obligations of the Loan Parties hereunder and under the other Loan Documents constitute allowed Superpriority Claims.

(i)

Validity of Loan Documents.  Use its best efforts to object to any application made on behalf of any Loan Party or by any Person to the validity of any Loan Document or the applicability or enforceability of any Loan Document or which seeks to void, avoid, limit, or otherwise adversely affect the security interest created by or in any Loan Document or any payment made pursuant thereto.

(j)

Maintenance of Cash Management System.  Maintain a cash management system on terms reasonably acceptable to the Initial Lenders, it being acknowledged that the Cash Management System of the Borrower, as required to be maintained under the GECC DIP Facility and in effect on the Effective Date, is reasonably acceptable to the Initial Lenders.

(k)

[INTENTIONALLY OMITTED]

(l)

Additional Guarantors.  Cause each Subsidiary that hereafter becomes party to a Case to execute a Guaranty Supplement within 10 days of becoming party thereto; provided, however, that notwithstanding the foregoing, no subsidiary will be required to become or remain a Guarantor or provide or maintain a lien on any of its assets as security for any of the Obligations (A) if such Subsidiary is not a wholly-owned Subsidiary; or (B) to the extent doing so would (1) result in any adverse tax consequences or (2) be prohibited by any applicable law.

(m)

[INTENTIONALLY OMITTED].

(n)

Further Assurances.

(i)

Promptly upon reasonable request by the Administrative Agent, or any Lender through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof

(ii)

Promptly upon reasonable request by the Administrative Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter required to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens required to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

(iii)

Promptly take, or cause to be taken, each action set forth in Schedule 5.01(n)(iii) to be taken by such Loan Party within the time period specified for such action to be taken on such schedule.

(o)

Maintenance of Properties, Etc.  Maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and will from time to time make or cause to be made all appropriate repairs, renewals and replacements thereof except where failure to do so would not have a Material Adverse Effect; provided that, this subsection (o) shall not prohibit the sale, transfer or other disposition of any such property consummated in accordance with the other terms of this Agreement.

(p)

363 Sale Milestones.

(i)

Unless the Required Lenders have (x) notified the Debtors that they cannot reach an agreement on the terms of the Asset Purchase Agreement (defined below) or (y) rejected an offer by the Debtors to execute the Asset Purchase Agreement (on terms substantially similar to the Restructuring Support Agreement), within 30 days after the Petition Date, the Debtors shall have entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Newco setting forth the terms and conditions pursuant to which Newco will purchase certain assets of the Debtors (the scope of such assets to be agreed), on terms and conditions satisfactory to the Required Lenders; provided that the material terms of the Asset Purchase Agreement will be based substantially on the terms set forth in the Restructuring Support Agreement subject to the conditions set forth therein;

(ii)

Within 2 Business Days after the execution of the Asset Purchase Agreement, but no later than 30 days after the Petition Date, the Debtors shall have filed motions (in form and substance satisfactory to the Required Lenders) with the U.S. Bankruptcy Court to (i) establish bid procedures for a sale of some or all of the Debtors’ assets under section 363 of the U.S. Bankruptcy Code and (ii) so long as the Lenders have executed the Asset Purchase Agreement, grant bid protections for the Lenders as the “stalking horse” bidder (the “Bid Procedures Motions”);

(iii)

Within 27 days after the date of filing the Bid Procedures Motions, the U.S. Bankruptcy Court shall have entered the orders in form and substance satisfactory to the Required Lenders approving the Bid Procedures Motions (the “U.S. Bid Procedures Orders”) and within 5 days thereafter, the Canadian Bankruptcy Court shall have made an order recognizing the U.S. Bid Procedures Orders pursuant to Section 18.6 of the CCAA (together with the U.S. Bid Procedures Orders, the “Bid Procedures Orders”);

(iv)

Within 57 days after the date of filing of the Bid Procedures Motions, the Debtors shall have conducted an auction pursuant to the terms of the Bid Procedures Orders, which date may be extended by 13 days if there is at least one qualified bid;

(v)

Within 90 days after the Petition Date, the Bankruptcy Courts shall have entered orders, in form and substance satisfactory to the Required Lenders approving (and in the case of the Canadian Bankruptcy Court, recognizing) the sale transaction contemplated under the Bid Procedures Orders;

(vi)

Within 100 days after the Petition Date, the sale transaction contemplated under the Bid Procedures Orders shall have been substantially consummated; and

(vii)

The Required Lenders will have the right to require the Debtors to implement a sale of substantially all of the Debtors’ assets through a confirmed plan of reorganization or liquidation or plan of compromise or arrangement, and the Debtors will work with the Required Lenders in good faith to negotiate and implement such plan of reorganization or liquidation or plan of compromise or arrangement in a manner consistent with the Restructuring Support Agreement.

With respect to each of the 363 sale milestones (each a “Milestone”) referred to in this clause (p), the periods within which each Milestone is to be completed may be extended in the sole discretion of the Required Lenders.  In the event the Milestone set forth in clause (iv) is extended by 13 days in accordance with its terms, then each subsequent Milestone shall automatically be extended by an additional 13 days.

(q)

DIP Financing Order.  The DIP Financing Order shall contain findings and conclusions with respect to, among other things, the validity and amount of the Pre-Petition Secured Indebtedness and the validity, priority and perfection of Liens relating thereto.

(r)

Due Diligence.  In connection with the transactions contemplated under the Bid Procedures Orders, the Borrower shall use its best efforts to comply with all diligence requests and other information requests made by the Lenders, including, without limitation, as may relate to potential financing used to consummate the transactions under the Bid Procedures Orders.

(s)

Canadian Pension Plans.

(i)

For each existing Canadian Pension Plan of the Canadian Guarantor, the Canadian Guarantor shall ensure that such plan retains its registered status under and is administered in all material respects in accordance with the applicable pension plan text, funding agreement, the ITA and all other applicable laws.

(ii)

For each Canadian Pension Plan hereafter adopted by the Canadian Guarantor that is required to be registered under the ITA or any other applicable laws, the Canadian Guarantor shall use its best efforts to seek and receive confirmation in writing from the applicable Governmental Authorities to the effect that such plan is unconditionally registered under the ITA and such other applicable laws.

(iii)

For each existing and hereafter adopted Canadian Pension Plan and Canadian Benefit Plan of the Canadian Guarantor, the Canadian Guarantor shall in a timely fashion perform in all material respects all statutory obligations (including fiduciary, funding, investment and administration obligations) required to be performed in connection with such plan and the funding media therefor.

(iv)

The Canadian Guarantor shall deliver to Administrative Agent if requested by Administrative Agent, promptly after the filing thereof by the Canadian Guarantor with any applicable governmental authority, (i) copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan of the Canadian Guarantor; (ii) promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that the Canadian Guarantor may receive from any applicable governmental authority with respect to any Canadian Pension Plan of the Canadian Guarantor; and (iii) notification within thirty (30) days of any increases having a cost to the Canadian Guarantor in excess of Cdn.$250,000 per annum, in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which the Canadian Guarantor was not previously contributing.

Section 5.02

Negative Covenants.  So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, no Loan Party will, at any time:

(a)

Liens.  Incur, create, assume or suffer to exist any Lien on any asset of the Borrower or any of its Subsidiaries now owned or hereafter acquired by any of the Borrower or the Guarantors, other than: (i) Liens to secure Debt in respect of the Senior Secured Notes, the Lloyds Facility and such other Liens existing on the Petition Date, which are set forth on Schedule 5.02(a) hereto; (ii) Permitted Liens; (iii) Liens in favor of the Administrative Agent and the Secured Parties; (iv) Liens in connection with Debt permitted to be incurred pursuant to Section 5.02(b)(viii) so long as such Liens extend solely to the property (and improvements and proceeds of such property) acquired with the proceeds of such Debt or subject to the applicable Capitalized Lease; (v) Liens securing Debt in respect of the GECC DIP Facility; (vi) Liens securing the Carve-Out and other Liens contemplated under the DIP Financing Order; (vii) (x) purchase money Liens (including precautionary Lien filings made under the Code of any jurisdiction) on equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure the purchase price of such equipment or Debt incurred solely for the purpose of financing the acquisition of such equipment or (y) Liens existing on such equipment at the time of its acquisition; provided, however, that in the case of each of clauses (x) and (y), (A) no such Lien shall extend to or cover any other property of any Loan Party or any of its Subsidiaries, and (B) the aggregate principal amount of Debt secured by any or all such Liens shall not exceed at any one time outstanding $5,000,000; (viii) Liens arising from judgments, orders, or other awards not constituting an Event of Default; and (ix) Liens on assets of any Foreign Subsidiary securing Debt of any Foreign Subsidiary permitted under Sections 5.02(b)(ii) and (xii).

(b)

Debt.  Contract, create, incur, assume or suffer to exist any Debt, or permit any of its Subsidiaries to contract, create, incur, assume or suffer to exist any Debt, except for (i) Debt under this Agreement and the other Loan Documents, (ii) Debt in respect of the Senior Secured Notes, the Lloyds Facility and such other Debt incurred prior to the Petition Date and listed on Schedule 5.02(b) hereto (and in the case of the Debt set forth on such Schedule 5.02(b), the extension of maturity, refinancing or modification of the terms thereof; so long as (i) such extension, refinancing or modification is pursuant to terms that, taken as a whole, are not less favorable to the Loan Parties and the Lenders than the terms of the Debt being extended, refinanced or modified or are otherwise reasonably satisfactory to the Required Lenders and (ii) after giving effect to such extension, refinancing or modification, the amount of such Debt is not greater than the amount of Debt outstanding immediately prior to such extension, refinancing or modification), (iii) Debt arising from Investments among and between the Loan Parties that are permitted hereunder, (iv) Debt in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds; (v) Debt consisting of guarantees permitted by Section 5.02(c); (vi) Debt in respect of netting services, customary overdraft protections and otherwise in connection with deposit accounts in the ordinary course of business, (vii) Debt in respect of the GECC DIP Facility, (viii) Debt in respect of Capitalized Leases entered into in order to finance Capital Expenditures made by the Loan Parties, which Debt, when aggregated with the principal amount of all Debt incurred under this clause (viii) and clause (ix) of this clause (b), does not exceed $10,000,000 at any time outstanding, (ix) Debt secured by a Lien permitted under Section 5.02(a)(vi), (x) Permitted Intercompany Debt, (xi) Debt in respect of Hedge Agreements existing as of the Effective Date, (xii) Debt in respect of Non-Loan Parties in existence on the Effective Date and set forth on Schedule 5.02(b), (xiii) Debt arising from judgments, orders or other awards to the extent not constituting an Event of Default, (xiv) Debt of the Foreign Subsidiaries under any financing, factoring or similar arrangements under non-U.S. law, (but not including Indebtedness of the Foreign Subsidiaries permitted under clause (xv) of this Section 5.02(b)) the aggregate outstanding principal amount not at any time exceeding $10,000,000 and the extension of maturity, refinancing or modification of the terms thereof and (xv) unsecured Debt in respect of customer financing programs (including lease transactions) in an aggregate principal amount outstanding not at any time exceeding $20,000,000.

(c)

Guarantees and Other Liabilities.  Contract, create, incur, assume or permit to exist, or permit any Subsidiary to contract, create, assume or permit to exist, any Guarantee Obligations, except (i) for any guaranty of Debt or other obligations of the Borrower or any Guarantor if the Borrower or such Guarantor could have incurred such Debt or obligations under this Agreement, (ii) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (iii) Guarantee Obligations constituting Investments of the Borrower and its Subsidiaries permitted hereunder, (iv) Guarantee Obligations in respect of the Senior Secured Notes and the Lloyds Facility and the GECC DIP Facility and (v) the Guarantee Obligations existing on the Effective Date, which are set forth on Schedule 5.02(c) hereto but not to exceed the amount of the Guarantee Obligations as of the Effective Date.

(d)

Chapter 11 Claims.  Subject to the DIP Financing Order, incur, create, assume, suffer to exist or permit any claim that is pari passu with or senior to the claims of the Secured Parties against the Borrower and the Guarantors.

(e)

Dividends; Capital Stock.  Declare or pay, directly or indirectly, any dividends or make any other distribution, or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock) of the Borrower, or set apart any sum for the aforesaid purposes.

(f)

Transactions with Affiliates.  Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof, (ii) transactions with another Loan Party, (iii) transactions permitted by Sections 5.01, 5.02(b), 5.02(g), 5.02(h) and/or  5.02(j), or (iv) compensation, retirement, expense reimbursement, insurance and indemnification arrangements with directors, officers, employees or consultants in the ordinary course of business consistent with the DIP Budget.

(g)

Investments.  Make or hold, or permit any of its Subsidiaries to make, any Investment in any Person, except for (i) Investments existing on the Effective Date, as set forth on Schedule 5.02(g) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other material modification of the terms thereof, (ii) Investments in Cash Equivalents; (iii) advances and loans constituting Permitted Intercompany Debt; (iv) Investments not constituting loans or advances by (A) any Loan Party in any other Loan Party and (B) Non-Loan Party in any other Non-Loan Party; (v) Investments (A) received in satisfaction or partial satisfaction thereof from financially troubled account debtors or in connection with the settlement of delinquent accounts and disputes with customers and suppliers, or (B) received in settlement of debts created in the ordinary course of business and owing to the Borrower or any Subsidiary or in satisfaction of judgments; (vi) Investments (A) in the form of deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with current market practices, (B) in the form of extensions of trade credit in the ordinary course of business, or (C) in the form of prepaid expenses and deposits to other Persons in the ordinary course of business; and (vii) Investments constituting Hedge Agreement entered into for non-speculative purposes, (vii) Investments by a Loan Party in Foreign Subsidiaries in an amount not to exceed, when aggregated with any Debt permitted under clause (i)(b) of the definition of Permitted Intercompany Debt, $3,500,000 (provided that notwithstanding the foregoing, the aggregate amount of Investments permitted under this clause (vii) shall not exceed $500,000 without the prior written consent of the Required Lenders) during the term of this Agreement so long as the proceeds of such Investment are directly, or indirectly, applied by such Foreign Subsidiary in accordance with the DIP Budget and (viii) Investments by a Loan Party in the capital stock of a Foreign Subsidiary, which is funded solely from the retirement of outstanding intercompany Debt existing as of the Effective Date which is owing by such Foreign Subsidiary to such Loan Party.

(h)

Fundamental Changes; Dispositions.  Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or sublease, license or sublicense, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that:

(i)

any Loan Party and its Subsidiaries may (A) sell Inventory in the ordinary course of business, (B) dispose of excess, obsolete or worn-out equipment in the ordinary course of business in an aggregate amount not to exceed $500,000, (C) dispose of cash or sell or liquidate Cash Equivalents, (D) enter, in the ordinary course of business and consistent with past practices, into operating leases and subleases or licenses or sublicenses of any property, (E) sell or otherwise dispose of assets consisting of accounts receivable and related assets in connection with the Lloyds Facility and (F) sell or otherwise dispose of accounts receivables, notes receivable and related assets in an aggregate face amount not to exceed $250,000 during the term of this Agreement; provided that the Net Cash Proceeds of any disposition are paid to the Administrative Agent to be applied, to the extent required, pursuant to Section 2.05(b); and

(ii)

any Foreign Subsidiary (x) may be Merged into any other Foreign Subsidiary, or may be consolidated or amalgamated with another Foreign Subsidiary, so long as (A) no other provision of this Agreement would be violated thereby, (B) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, and (C) to the extent such Foreign Subsidiary is owned directly by a Loan Party, such Loan Party shall comply with Article 9 hereof or (y) may sell or otherwise dispose of, all or any part of its business, property or assets, whether now owned or hereafter acquired to any other Foreign Subsidiary so long as (A) no other provision of this Agreement would be violated thereby, and (B) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction; and

(iii)

any Loan Party may consummate such transactions among the Foreign Subsidiaries to the extent reasonably necessary to effect a Permitted Asset Sale.

(i)

Nature of Business.  Modify or alter, or permit any of its Subsidiaries to modify or alter, in any material manner the nature and type of its business as conducted at or prior to the Petition Date or the manner in which such business is currently conducted (except as required by the Bankruptcy Code), it being understood that sales permitted by Section 5.02(h) and discontinuing operations expressly identified as operations to be discontinued in the DIP Budget shall not constitute such a material modification or alteration.

(j)

Limitation on Prepayments and Pre-Petition Obligations.  The Loan Parties shall not make any Pre-Petition Payments other than as expressly permitted by any approved Thirteen Week Forecast or the DIP Financing Order; provided that in the case of any Pre-Petition Payments to critical vendors or foreign vendors, as approved in the First Day Orders (a) in the case of any single Pre-Petition Payment to a critical or foreign vendor (and their Affiliates), such Pre-Petition Payments shall not exceed $150,000 and (b) the aggregate amount of Pre-Petition Payments to each critical or foreign vendor (and their respective Affiliates) during the term of this Agreement, shall not exceed $500,000; provided further that upon written request by the Borrower, the amount of a single Pre-Petition Payment may be increased with the prior consent of the Required Lenders (it being understood that if within 5 Business Days after such written request the Required Lenders shall not have consented, then the amount of such Pre-Petition Payment may be increased up to the amount so requested but only for such single Pre-Petition Payment).

(k)

Capital Expenditures.  Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate amount of all such Capital Expenditures made by the Borrower and its Subsidiaries during any rolling 2-month period to exceed $1,000,000; and, after the Effective Date, the Borrower and its Subsidiaries shall not enter into any commitments to make Capital Expenditures not otherwise set forth in the DIP Budget in an aggregate amount not to exceed $1,000,000 during any rolling 2-month period without the consent of the Required Lenders.

(l)

No Set-Off or Cancellation.  In the case of any Permitted Intercompany Debt, in no event shall any Loan Party be permitted to set-off against, or cancel any obligations owing to, such Loan Party without the prior consent of the Required Lenders.

(m)

Amendments of Constitutive Documents.  Amend its constitutive documents, except for amendments that would not reasonably be expected to materially affect the interests of the Lenders.

(n)

Accounting Changes.  Make or permit any changes in (i) accounting policies or reporting practices, except (x) as permitted or required by generally accepted accounting principles and (y) solely in the case of reporting practices, in connection with any reporting to the Bankruptcy Court as required under the Cases, or (ii) its Fiscal Year.

(o)

Negative Pledge; Payment Restrictions Affecting Subsidiaries.  Enter into or allow to exist, or allow any Subsidiary to enter into or allow to exist, any agreement prohibiting or conditioning the ability of the Borrower or any such Subsidiary to (i) create any lien upon any of its property or assets, (ii) make dividends to, or pay any indebtedness owed to, any Loan Party, (iii) make loans or advances to, or other investments in, any Loan Party, or (iv) transfer any of its assets to any Loan Party other than (A) any such agreement with or in favor of the Administrative Agent or the Lenders; (B) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; (C) any restriction or encumbrance imposed pursuant to an agreement that has been entered into by the Borrower or any Subsidiary for the disposition of any of its property or assets so long as such disposition is otherwise permitted under the Loan Documents; (D) any such agreement imposed in connection with consignment agreements entered into in the ordinary course of business; (E) customary anti-assignment provisions contained in any agreement entered into in the ordinary course of business; (F) any agreement in existence on the Petition Date and any assumption of any such agreement permitted hereunder so long as the terms or provisions in connection with any such assumption relating to liens are no more restrictive than the agreement in effect on the Petition Date; (G) such encumbrances or restrictions required by applicable law or (H) the GECC DIP Credit Agreement, the Lloyds Facility and the Senior Secured Notes Indenture, in each case as in effect on the Effective Date.

(p)

Milacron Canada.  Notwithstanding anything to the contrary set forth in this Agreement, prior to the entry of the Canadian DIP Recognition Order, no proceeds of the Advances hereunder shall directly, or indirectly, be made available to, or used on behalf of, Milacron Canada.

(q)

Non-Solicitation.  Until the earlier to occur of (a) the execution and delivery by the applicable Lenders and the Borrower of the Asset Purchase Agreement or (b) the delivery of a notice from the Required Lenders to the Borrower stating that the Required Lenders will no longer be pursuing the transactions contemplated under the Restructuring Support Agreement, neither the Borrower nor any of its Representatives (as defined in the Restructuring Support Agreement) will, other than to, from or with respect to the Initial Lenders:  (A) solicit, initiate, encourage or accept any inquiries, proposals or offers from any Person (i) relating to any acquisition or purchase of all or any portion of the capital stock of the Borrower or any of its Subsidiaries or the assets of the Borrower or any of its Subsidiaries, (ii) to enter into any Merger, recapitalization, reorganization, joint venture or other business combination with the Borrower or any of its Subsidiaries or (iii) to enter into any other extraordinary business transaction involving or otherwise relating to the Company; or (B) participate in any discussions, conversations, negotiations or other communications with any other person regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any person to seek to do any of the foregoing; provided, however, that the Borrower and its Representatives shall not be precluded from (1) after the 21st day following the Petition Date, distributing confidentiality agreements (and finalizing same) and marketing materials to potential acquirors of the Borrower (but shall be precluded from negotiating or discussing any terms related to a transaction, including the potential value or terms of any proposed bid) and (2) advising potential acquirors that a process will be established whereby such Persons may have an opportunity to bid for some or all of the Borrower’s assets in accordance with bidding procedures to be approved by the Bankruptcy Court.  Except with respect to the Permitted Asset Sales, the Borrower shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Person conducted heretofore with respect to any of the foregoing, in each case, other than to, from or with respect to the Initial Lenders.

(r)

Payments of Management Incentive Plans.  Make any payments under any management incentive plan or on account of claims or expenses arising under Section 503(c) of the Bankruptcy Code, except to the extent approved in the DIP Financings Orders or with the prior written consent of the Required Lenders.

Section 5.03

Reporting Requirements.  So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will furnish to the Administrative Agent:

(a)

Default Notice.  As soon as possible and in any event within two Business Days after any Responsible Officer of the Borrower has knowledge of the occurrence of each Default or within three Business Days after any Responsible Officer of the Borrower has knowledge of the occurrence of any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of a Responsible Officer (or person performing similar functions) of the Borrower setting forth details of such Default or other event and the action that the Borrower has taken and proposes to take with respect thereto.

(b)

Monthly Financials.  Commencing with the month-ended March, 2009, and for each month thereafter, deliver to the Lenders (a) monthly consolidating financial statements of the Borrower and its Subsidiaries due on or before the 15th day after month-end certified by a Responsible Officer of the Borrower, (b) a summary of the use of proceeds from each Borrowing that occurred during such month and (c) such other financial information required to be delivered to the Bankruptcy Courts for such month, which information shall be in form and detail satisfactory to the Required Lenders, and, without duplication, a comparison of such financial information with the projections for such month in the DIP Budget and a schedule in form reasonably satisfactory to the Initial Lenders of the computations used in determining compliance with the covenant contained in Section 5.04, all in reasonable detail and duly certified by a Responsible Officer of the Borrower.

(c)

Quarterly Financials.  Commencing with the fiscal quarter ending March 31, 2009, as soon as available and in any event within 30 days after the end of each of the first three quarters of each Fiscal Year, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter, and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous quarter and ending with the end of such quarter, and Consolidated statements of income cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth, in each case in comparative form the corresponding figures for the corresponding period of the immediately preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments and subject to any adjustments that might be required as a result of goodwill impairment testing) by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP, together with a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

(d)

[Reserved].

(e)

Bankruptcy Pleadings and Other Information.

(i)

Promptly after the same is available, advance copies of all pleadings (to the extent practicable), motions, applications, judicial information, financial information and other documents to be filed by or on behalf of any of the Loan Parties with the Bankruptcy Courts in the Cases, or distributed by or on behalf of any of the Loan Parties to any Committee appointed in the Cases, providing copies of same to the Initial Lenders and counsel for Administrative Agent; and

(ii)

Concurrently with the delivery to the DIP ABL Agent under the GECC DIP Facility, or as may otherwise be delivered to GECC, the Indenture Trustee or Lloyds Group TSB plc, copies of the financial information and other materials provided thereto in accordance with the Pre-Petition Credit Agreement, the Senior Secured Notes Indenture or the Lloyds Facility, respectively; and

(iii)

Delivery to the Initial Lenders on each Friday following the Petition Date, commencing with the first full week following the Petition Date, on a confidential basis of (a) a summary of any confidentiality agreements executed during such week along with a breakdown of confidentiality agreements entered into with strategic and/or financial buyers (in each case on a no-name basis) and (b) an update on any substantive discussions regarding Permitted Asset Sales, which shall include, among other things, the proposed sale price of such Permitted Asset Sales (and, in each case, such other information as the Required Lenders may reasonably request in connection therewith).

(f)

Thirteen Week Forecast.  No later than 5:00 pm EST on each Friday of each week following the Petition Date, (i) a cash flow forecast detailing cash receipts and cash disbursements on a weekly basis for the next 13 weeks (a “Thirteen Week Forecast”), the information and calculations contained in which shall be reasonably satisfactory to the Required Lenders and (ii) as promptly as possible following delivery of a Thirteen Week Forecast and in no event later than five Business Days following such delivery, a reporting package, consistent with the reporting package provided to the Initial Lenders as of the Effective Date, which includes, among other things, a variance discussion and such other information as may be reasonably requested by the Administrative Agent.

(g)

Fee Information.  Commencing with the month-ended March, 2009, within 15 days after the end of each month, deliver to the Lenders a report of the (i) fees and expenses of the Borrower’s professionals, the information officer appointed by the Canadian Bankruptcy Court in the CCAA Case and any official unsecured creditors’ committee’s professionals invoiced during such month, (ii) fees and expenses referred to in clause (i) that were not paid during such month and (iii) fees and expenses referred to in clause (i) that were paid during such month.

(h)

ERISA Events and ERISA Reports.  Promptly and in any event within 10 Business Days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred with respect to an ERISA Plan, a statement of a Responsible Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto, on the date any records, documents or other information must be furnished to the PBGC with respect to any ERISA Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

(i)

Plan Terminations.  Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any ERISA Plan or to have a trustee appointed to administer any ERISA Plan.

(j)

Actuarial Reports.  Promptly upon receipt thereof by any Loan Party or any ERISA Affiliate, a copy of the annual actuarial valuation report for each Plan the funded current liability percentage (as defined in Section 302(d)(8) of ERISA) of which is less than 90% or the unfunded current liability of which exceeds $100,000.

(k)

Multiemployer Plan Notices.  Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (i) or (ii) above.

(l)

Litigation.  Promptly after the commencement thereof, notice of each unstayed action, suit, investigation, litigation and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries that (i) is reasonably likely to be determined adversely and if so determined adversely would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document or the consummation of the transactions contemplated hereby.

(m)

Securities Reports.  Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that the Borrower sends to its public stockholders, copies of all regular, periodic and special reports, and all registration statements, that the Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange; provided that such documents may be made available by posting on the Borrower’s website.

(n)

Environmental Conditions.  Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any non-compliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that would reasonably be expected to (i) have a Material Adverse Effect or (ii) cause any real property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could reasonably be expected to have a Material Adverse Effect.

(o)

Business Plan.  Within 30 days following the Petition Date (which may be extended in the sole discretion of the Required Lenders), deliver to the Initial Lenders, in form and substance satisfactory to the Initial Lenders, a business plan of the Borrower and its Subsidiaries which shall include, among other things, monthly borrowing base projections, annual projections for Fiscal Year 2010 and 2011 and such other information reasonably requested in connection with the foregoing.

(p)

Other Information.  Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Lender (through the Administrative Agent), the Administrative Agent or any of their advisors may from time to time reasonably request (including, without limitation, with respect to any due diligence or financing arrangements contemplated under the Bid Procedures Orders).

Section 5.04

Total Disbursements Covenant.  The maximum amount of total disbursements under the DIP Budget (without taking into account any critical vendor payments or foreign vendor payments, in each case as approved by the U.S. Bankruptcy Court and as permitted hereunder and the DIP Financing Order) shall not exceed on a cumulative basis the lesser of (a) 120% of the projected total disbursements or (b) $6,000,000.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01

Events of Default.  If any of the following events (“Events of Default”) shall occur and be continuing:

(a)

the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or any Loan Party shall fail to make any payment of interest on any Advance or any other payment under any Loan Document within three business days after the same becomes due and payable; or

(b)

any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

(c)

any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Sections 2.14, 5.01(f), 5.01(p), 5.02, 5.03 or 5.04 or (ii) any term, covenant or agreement (other than those listed in clause (i) above) contained in Article V hereof, if such failure shall remain unremedied for 5 Business Days; or

(d)

any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days; or

(e)

(i) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of one or more items of Debt arising after the Petition Date of the Loan Parties and their Subsidiaries (excluding Debt outstanding hereunder or Debt in respect of the GECC DIP Facility) that is outstanding in an aggregate principal or notional amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $1,500,000 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreements or instruments relating to all such Debt; or (ii) any other event shall occur or condition shall exist under the agreements or instruments relating to one or more items of Debt arising after the Petition Date of the Loan Parties and their Subsidiaries (excluding Debt outstanding hereunder or Debt in respect of the GECC DIP Facility) that is outstanding in an aggregate principal or notional amount of at least $1,500,000, and such other event or condition shall continue after the applicable grace period, if any, specified in all such agreements or instruments, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or (iii) one or more items of Debt arising after the Petition Date of the Loan Parties and their Subsidiaries (excluding Debt outstanding hereunder or Debt in respect of the GECC DIP Facility) that is outstanding in an aggregate principal or notional amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $1,500,000 shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled or required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f)

one or more final, non-appealable judgments or orders for the payment of money in excess of $1,500,000 (exclusive of any judgment or order the amounts of which are fully covered by insurance (less any applicable deductible) which is not in dispute) in the aggregate at any time, as an administrative expense of the kind specified in Section 503(b) of the U.S. Bankruptcy Code shall be rendered against any Loan Party or any of its Subsidiaries and enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

(g)

one or more nonmonetary judgments or orders shall be rendered against any Loan Party or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(h)

any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or Section 3.03 shall for any reason cease to be valid and binding on or enforceable against any Loan Party intended to be a party to it, or any such Loan Party shall so state in writing; or

(i)

any Collateral Document after delivery thereof pursuant to Section 3.01 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected lien on and security interest in the Collateral purported to be covered thereby; or

(j)

any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) is reasonably likely to have a Material Adverse Effect; or

(k)

any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $250,000 or requires payments exceeding $250,000 per annum; or

(l)

any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $250,000; or

(m)

any of the Cases concerning the Borrower or Guarantors shall be dismissed, terminated or converted to a case under Chapter 7 of the U.S. Bankruptcy Code or a proceeding under the BIA or any Loan Party shall file a motion or other pleading or support a motion or other pleading filed by any other Person seeking the dismissal or termination of any of the Cases concerning the Borrower or Guarantors under Section 1112 of the U.S. Bankruptcy Code or otherwise; a trustee under Chapter 7 or Chapter 11 of the U.S. Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the U.S. Bankruptcy Code) under Section 1106(b) of the U.S. Bankruptcy Code shall be appointed in the U.S. Cases or appointment of an interim receiver, receiver, receiver and manager, trustee in bankruptcy or any other similar official over the Canadian Guarantor or over all or substantially all of its property or commencement of any proceeding under the BIA; or an application shall be filed by the Borrower or any Guarantor for the allowance of any other Superpriority Claim (other than (x) Superpriority Claims in respect of the GECC DIP Facility and (y) the Carve-Out) in any of the Cases which is pari passu with or senior to the claims of the Administrative Agent and the Lenders against the Borrower or any Guarantor hereunder, or there shall arise or be granted any such pari passu or senior Superpriority Claim; or

(n)

the Bankruptcy Court shall enter an order or orders granting relief from the stay applicable under Section 362 of the U.S. Bankruptcy Code or pursuant to the Canadian CCAA Orders to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of any of the Borrower or the Guarantors, provided that this subsection (n) shall not apply to any order granting relief from the automatic stay pursuant to which a creditor exercises valid setoff rights pursuant to Section 553 of the U.S. Bankruptcy Code or the CCAA; or

(o)

an order of the Bankruptcy Court shall be entered (i) reversing, amending, varying, staying for a period in excess of 10 days setting aside or vacating any of the DIP Financing Order, (ii) without the written consent of the Administrative Agent and the requisite Lenders (in accordance with the provisions of Section 10.01), otherwise amending, supplementing or modifying any of the DIP Financing Order in a manner that is reasonably determined by the Administrative Agent to be adverse to the Administrative Agent and the Lenders or (iii) terminating the use of cash collateral by the Borrower or the Guarantors pursuant to the DIP Financing Order; or

(p)

breach or failure to perform by any Debtor of any term or condition contained in any DIP Financing Order or any other orders entered by the applicable Bankruptcy Court; or

(q)

any Loan Party shall bring a motion in the Cases:  (i) to obtain working capital financing from any Person other than Lenders or the DIP ABL Lenders under Section 364(d) of the U.S. Bankruptcy Code; or (ii) to obtain financing for such Loan Party from any Person other than the Lenders or the DIP ABL Lenders under Section 364(c) of the U.S. Bankruptcy Code (other than with respect to a financing used, in whole or part, to repay in full the Obligations); or (iii) to grant any Lien other than those permitted under Section 5.02(a) upon or affecting any Collateral; or (iv) to use Cash Collateral of the Administrative Agent or Lenders under Section 363(c) of the U.S. Bankruptcy Code without the prior written consent of the Required Lenders (as provided in Section 10.01) except to pay the Carve-Out or (v) to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the U.S. Bankruptcy Code; or (vi) to effect any other action or actions adverse to the Administrative Agent or Lenders or their rights and remedies hereunder or their interest in the Collateral that would, individually or in the aggregate, have a Material Adverse Effect; or

(r)

the entry of the U.S. Final DIP Order shall not have occurred within 30 days following the entry of the U.S. Interim DIP Order; or

(s)

any challenge by any Loan Party to the validity of any Loan Document or the applicability or enforceability of any Loan Document or which seeks to void, avoid, limit, or otherwise adversely affect the security interest created by or in any Loan Document or any payment made pursuant thereto; or

(t)

a Change of Control shall occur; or

(u)

[Reserved]; or

(v)

the dissolution of any Debtor shall occur; or

(w)

other than as permitted under the Bid Procedures Orders, the sale, liquidation or other disposition of all, or substantially all, of the Collateral, whether pursuant to Section 363 of the U.S. Bankruptcy Code (or an order of the Canadian Bankruptcy Court that has a similar effect), any plan of reorganization or liquidation or any plan of compromise or arrangement or otherwise, or entering into any agreement to effectuate any of the foregoing; or

(x)

the payment of, or filing of a motion or other pleading by any Debtor for authority to pay, any pre-petition claim or administrative expense arising under Section 503(b)(9) of the U.S. Bankruptcy Code except as may be provided for in the DIP Financing Order or the Loan Documents, or an order of a Bankruptcy Court approving payments to critical vendors, such order to be reasonably satisfactory to the Required Lenders; or

(y)

entry of an order by the Bankruptcy Court restricting or in any way limiting the ability of the Lenders to Credit Bid in an auction conducted pursuant to the Bid Procedures Orders; or

(z)

the Debtors shall have failed to comply with the terms of the Restructuring Support Agreement; or

(aa)

a “Default” or an “Event of Default” as described in Article 8 of the GECC DIP Credit Agreement shall have occurred and be continuing; or

(bb)

the Canadian Bankruptcy Court shall not have made the Canadian DIP Recognition Order recognizing and giving full force and effect to the U.S. Interim DIP Order in Canada within 5 days after entry of the U.S. Interim DIP Order authorizing, inter alia, the granting of the Superpriority Claims and the Liens contemplated herein; or

(cc)

the Canadian DIP Recognition Order shall cease to be in full force and effect without the Canadian Second DIP Recognition Order having been entered upon or prior to such cessation; or

(dd)

the Canadian Second DIP Recognition Order is not entered within 5 days from the date of the entry of the U.S. Final DIP Order; or

(ee)

failure of the U.S. Bankruptcy Court to enter the Roll-Up Order within 7 days following the Petition Date.

then, and in any such event, subject only to the giving of an “Enforcement Notice” under and as defined in the DIP Financing Order to the parties entitled thereunder to receive such notice, without further order of or application to the Bankruptcy Courts, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE VII

THE AGENTS

Section 7.01

Appointment and Authorization of the Administrative Agent.  Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 7.02

Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

Section 7.03

Liability of Agent.  No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

Section 7.04

Reliance by Agent.  (a)  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent, as applicable.  The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(a)

For purposes of determining compliance with the conditions specified in Section 3.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date specifying its objection thereto.

Section 7.05

Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “Notice of Default” (a “Notice of Default”).  The Administrative Agent will notify the Lenders of its receipt of any such notice.  The Administrative Agent, in consultation with the Initial Lenders, shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VI; provided, however, that unless and until the Administrative Agent has received any such direction, it may (but shall not be obligated to) take such action, or refrain from taking such action, in each case, in consultation with the Initial Lenders, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

Section 7.06

Credit Decision; Disclosure of Information by Agent.  Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 7.07

Indemnification of Agent.  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower.  The undertaking in this Section shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 7.07 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Lender, its directors, shareholders or creditors and whether or not the transactions contemplated hereby are consummated.

Section 7.08

Agent in Its Individual Capacity.  DDJ and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though DDJ was not the Administrative Agent hereunder, and without notice to or consent of the Lenders.  The Lenders acknowledge that, pursuant to such activities, DDJ and its respective Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that DDJ and its respective Affiliates shall be under no obligation to provide such information to them.  With respect to its Advances, DDJ and its respective Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include DDJ in its individual capacity.

Section 7.09

Successor Agent.

(a)

The Administrative Agent may resign from acting in such capacity upon 10 days’ notice to the Lenders and the Borrower.  If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders.  If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders, a successor agent from among the Lenders.  Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent, and the retiring Agent’s appointment, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such retiring Agent.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article VII and Section 10.04 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.  If no successor agent has accepted appointment as Agent by the date which is 10 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

(b)

The initial Administrative Agent shall be permitted at any time during the term of this Agreement to appoint an agent to act as a sub-agent of the Administrative Agent to the extent not reasonably objected to by the Required Lenders.

Section 7.10

Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Advance shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)

to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and its respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.08 and 10.04) allowed in such judicial proceeding; and

(b)

to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent under Sections 2.08 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 7.11

Collateral and Guaranty Matters.  The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)

to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

(b)

to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 5.02(a);

(c)

to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or if all of such Person’s assets are sold or liquidated as permitted under the terms of the Loan Documents and the proceeds thereof are distributed to the Borrower; and

(d)

to acquire, hold and enforce any and all Liens on Collateral granted by and of the Loan Parties to secure any of the Secured Obligations, together with such other powers and discretion as are reasonably incidental thereto.

Upon request by the Administrative Agent at any time, the Required Lenders (acting on behalf of all the Lenders) will confirm in writing that the Administrative Agent’s authority to release Liens or subordinate the interests of the Secured Parties in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 7.11.

Section 7.12

Quebec Security.  For the purposes of the grant of security under the laws of the Province of Quebec which may now or in the future be required to be provided by any Loan Party, the Administrative Agent is hereby irrevocably authorized and appointed to act as the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold any hypothec granted under the laws of the Province of Quebec as security for any debenture, bond or other title of indebtedness that may be issued by any Loan Party pursuant to a deed of hypothec and to exercise such rights and duties as are conferred upon a fondé de pouvoir under the relevant deed of hypothec and applicable laws (with the power to delegate any such rights or duties).  Moreover, in respect of any pledge by any Loan Party of any such debenture, bond or other title of indebtedness as security for the Secured Obligations of such Loan Party, the Administrative Agent shall also be authorized to hold such debenture, bond or other title of indebtedness as agent and pledgee for its own account and for the benefit of all Secured Parties, the whole notwithstanding the provisions of section 32 of An Act respecting the Special Powers of Legal Persons (Quebec).  The execution prior to the date hereof by the Administrative Agent of any deed of hypothec or other security documents made pursuant to the laws of the Province of Quebec, is hereby ratified and confirmed.  Any person who becomes a Lender or successor Administrative Agent shall be deemed to have consented to and ratified the foregoing appointment of the Administrative agent as fondé de pouvoir, agent and mandatory on behalf of all Secured Parties, including such person.  For greater certainty, the Administrative Agent, acting as the holder of an irrevocable power of attorney (fondé de pouvoir), shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favour of its Administrative Agent in this Agreement, which shall apply mutatis mutandis.  In the event of the resignation and appointment of a successor Administrative Agent, such successor Administrative Agent shall also act as the holder of an irrevocable power of attorney (fondé de pouvoir).

ARTICLE VIII

SUBSIDIARY GUARANTY

Section 8.01

Subsidiary Guaranty.  Each Guarantor, severally, unconditionally and irrevocably guarantees (the undertaking by each Guarantor under this Article VIII being the “Guaranty”) the punctual payment when due, whether at scheduled maturity or at a date fixed for prepayment or by acceleration, demand or otherwise, of all of the Obligations of each of the other Loan Parties now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnification payments, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any of the other Secured Parties solely in enforcing any rights under this Guaranty.  Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any of the other Loan Parties to the Administrative Agent or any of the other Secured Parties under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

Section 8.02

Guaranty Absolute.  Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Secured Party with respect thereto.  The Obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against such Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any other Loan Party or whether any other Loan Party is joined in any such action or actions.  The liability of each Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of, and such Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any and all of the following:

(a)

any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

(b)

any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c)

any taking, exchange, release or nonperfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any Subsidiary Guaranty or any other guaranty, for all or any of the Guaranteed Obligations;

(d)

any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents, or any other property and assets of any other Loan Party or any of its Subsidiaries;

(e)

any change, restructuring or termination of the corporate structure or existence of any other Loan Party or any of its Subsidiaries;

(f)

any failure of the Administrative Agent or any other Secured Party to disclose to any Loan Party any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or hereafter known to the Administrative Agent or such other Secured Party, as the case may be (such Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

(g)

the failure of any other Person to execute this Guaranty or any other guarantee or agreement of the release or reduction of the liability of any of the other Loan Parties or any other guarantor or surety with respect to the Guaranteed Obligations; or

(h)

any other circumstance (including, without limitation, any statute of limitations or any existence of or reliance on any representation by the Administrative Agent or any other Secured Party) that might otherwise constitute a defense available to, or a discharge of, such Guarantor, any other Loan Party or any other guarantor or surety other than payment in full in cash of the Guaranteed Obligations.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any other Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of any other Loan Party or otherwise, all as though such payment had not been made.

Section 8.03

Waivers and Acknowledgments.  (a)  Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty, and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any Lien or any property or assets subject thereto or exhaust any right or take any action against any other Loan Party or any other Person or any Collateral.

(b)

Each Guarantor hereby unconditionally waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c)

Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Secured Parties which in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral, and (ii) any defense based on any right of setoff or counterclaim against or in respect of such Guarantor’s obligations hereunder.

(d)

Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 8.02 and this Section 8.03 are knowingly made in contemplation of such benefits.

Section 8.04

Subrogation.  Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or may hereafter acquire against any other Loan Party that arise from the existence, payment, performance or enforcement of its Obligations under this Guaranty or under any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any other Secured Party against such other Loan Party or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from such other Loan Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, until such time as all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments shall have expired or terminated.  If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of all of the Guaranteed Obligations and all other amounts payable under this Guaranty and (b) the Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising.  If (i) any Guarantor shall pay to the Administrative Agent all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, and (iii) the Termination Date shall have occurred, the Administrative Agent and the other Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer of subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from the payment made by such Guarantor.

Section 8.05

Additional Guarantors.  Upon the execution and delivery by any Person of a guaranty joinder agreement in substantially the form of Exhibit G hereto (each, a “Guaranty Supplement”), (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall include each such duly executed and delivered Guaranty Supplement.

Section 8.06

Continuing Guarantee; Assignments.  This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of all of the Guaranteed Obligations and all other amounts payable under this Guaranty and (ii) the Termination Date, (b) be binding upon each Guarantor and its successors and assigns and (c) inure to the benefit of, and be enforceable by, the Administrative Agent and the other Secured Parties and their respective successors, transferees and assigns.  Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitment or Commitments, the Advances owing to it and the Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender under this Article VIII or otherwise, in each case as provided in Section 10.07.

Section 8.07

No Reliance.  Each Guarantor has, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

Section 8.08

Indemnification.  In addition to the guarantees set forth in Article 8, and without duplication of any amounts payable under Section 10.04, each Guarantor agrees to indemnify and save the Administrative Agent and each of the other Secured Parties harmless from and against all costs, losses, expenses and damages it may suffer as a result or consequence of the Borrower’s default in the payment of any of the present and future Obligations whatsoever and however incurred (whether direct or indirect, absolute or contingent, matured or unmatured and whether as principal debtor, guarantor or surety including, for greater certainty, all interest, principal, costs, fees and reimbursement and indemnity obligations) of the Borrower to any of the Secured Parties under the Credit Agreement or any other Loan Document to which any Borrower is a party (the “Indemnified Obligations”) or any inability by the Administrative Agent or any of the other Secured Parties to recover the ultimate balance due or remaining unpaid to the Administrative Agent or any of the other Secured Parties in respect of the Indemnified Obligations (including without limitation, reasonable legal fees incurred by or on behalf of the Administrative Agent or any other Secured Party resulting from any action instituted on the basis of the guaranty set forth in this Article 8) for any reason whatsoever, including (without limitation) as a result of any Loan Document or Indemnified Obligation being or becoming void, voidable or unenforceable

ARTICLE IX

SECURITY

Section 9.01

Grant of Security.  To induce the Lenders to make the Advances each Loan Party hereby grants to the Administrative Agent, for itself and for the ratable benefit of the Secured Parties, as security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Loan Party under the Loan Documents, and each agreement or instrument delivered by any Loan Party pursuant to the foregoing (whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise) (collectively, the “Secured Obligations”) a continuing first priority Lien and security interest (subject only to certain Liens permitted pursuant to Section 5.02(a) and the Carve-Out as set forth in Section 2.17) in accordance with subsections 364(c)(2) and (3) and 364(d)(1) of the U.S. Bankruptcy Code and the Canadian CCAA Orders in and to all Collateral of such Loan Party.  “Collateral” means, except as otherwise specified in the DIP Financing Order, all of the property and assets of each Loan Party and its estate, real and personal, tangible and intangible, whether now owned or hereafter acquired or arising and regardless of where located, including but not limited to:

(a)

all Equipment;

(b)

all Inventory;

(c)

all Accounts (and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);

(d)

all General Intangibles;

(e)

the following (the “Security Collateral”):

(i)

the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

(ii)

the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

(iii)

all additional shares of stock and other Equity Interests from time to time acquired by such Loan Party in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto;

(iv)

all additional indebtedness from time to time owed to such Loan Party (such indebtedness, together with the Initial Pledged Debt, being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

(v)

all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which such Loan Party has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all subscription warrants, rights or options issued thereon or with respect thereto (the “Pledged Investment Property”);

(f)

the following (collectively, the “Account Collateral”):

(i)

all deposit and other bank accounts and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds and financial assets, and all certificates and instruments, if any, from time to time representing or evidencing such accounts;

(ii)

all promissory notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Administrative Agent for or on behalf of such Loan Party, including, without limitation, those delivered or possessed in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii)

all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

(g)

the following (collectively, the “Intellectual Property”):

(i)

all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (“Patents”);

(ii)

all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby (“Trademarks”);

(iii)

all copyrights, including, without limitation, copyrights in Computer Software, internet web sites and the content thereof, whether registered or unregistered (“Copyrights”);

(iv)

all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);

(v)

all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

(vi)

all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration in the United States (other than patent applications) set forth in Schedule II hereto (as such Schedule II may be supplemented from time to time), executed by such Loan Party to the Administrative Agent from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(vii)

all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Loan Party accruing thereunder or pertaining thereto;

(viii)

all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Loan Party, now or hereafter, is a party or a beneficiary, including, without limitation, the material and key agreements not entered into in the ordinary course of business set forth in Schedule III hereto (such scheduled agreements, the “IP Agreements”); and

(ix)

any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

(h)

all of the right, title and interest of the Loan Parties in all real property the title to which is held by the Loan Parties, or the possession of which is held by the Loan Parties pursuant to leasehold interest, and in all such leasehold interests, together in each case with all of the right, title and interest of the Loan Parties in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof (collectively, the “Real Property Collateral”);

(i)

all proceeds of licenses granted to the Loan Parties by the Federal Communications Commission;

(j)

all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Loan Party pertaining to any of the Collateral; and

(k)

all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (j) of this Section 9.01 and this clause (k)) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (B) tort claims, including, without limitation, all commercial tort claims and (C) cash;

provided, however, that Collateral shall not include any Excluded Property.

Section 9.02

Further Assurances.  (a)  Each Loan Party agrees that from time to time, at the expense of such Loan Party, such Loan Party will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Loan Party hereunder or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Loan Party.  Without limiting the generality of the foregoing, each Loan Party will promptly with respect to Collateral of such Loan Party:  (i) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, upon request of the Administrative Agent, deliver and pledge to the Administrative Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent; (ii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Administrative Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Loan Party hereunder; (iii) at the request of the Administrative Agent, deliver to the Administrative Agent for benefit of the Secured Parties certificates representing Pledged Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; (iv) take all action necessary to ensure that the Administrative Agent has control of Pledged Collateral and of Collateral consisting of deposit accounts, electronic chattel paper, letter-of-credit rights and transferable records as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and in Section 16 of the Uniform Electronics Transactions Act, as in effect in the jurisdiction governing such transferable record; (v) at the request of the Administrative Agent, take all necessary action to ensure that the Administrative Agent’s security interest is noted on any certificate of ownership related to any Collateral evidenced by a certificate of ownership; (vi) at the reasonable request of the Administrative Agent, take commercially reasonable efforts to cause the Administrative Agent to be the beneficiary under all letters of credit that constitute Collateral, with the exclusive right to make all draws under such letters of credit, and with all rights of a transferee under Section 5-114(e) of the UCC; and (vii) deliver to the Administrative Agent evidence that all other action that the Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest created by such Loan Party under this Agreement has been taken.  From time to time upon reasonable request by the Administrative Agent, each Loan Party will, at such Loan Party’s expense, cause to be delivered to the Administrative Agent, for the benefit of the Secured Parties, an opinion of counsel, from outside counsel reasonably satisfactory to the Administrative Agent, as to such matters relating to the transactions contemplated by this Article IX as the Administrative Agent may reasonably request.

(b)

Each Loan Party hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Loan Party, in each case without the signature of such Loan Party, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement.  A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.  Each Loan Party ratifies its authorization for the Administrative Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(c)

Each Loan Party will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral of such Loan Party and such other reports in connection with such Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

(d)

Notwithstanding subsections (a) and (b) of this Section 9.02, or any failure on the part of any Loan Party or the Administrative Agent to take any of the actions set forth in such subsections, the Liens and security interests granted herein shall be deemed valid, enforceable and perfected by entry of the Interim DIP Order and the Final DIP Order, as applicable.  No financing statement, notice of lien, mortgage, deed of trust or similar instrument in any jurisdiction or filing office need be filed or any other action taken in order to validate and perfect the Liens and security interests granted by or pursuant to this Agreement, the Interim DIP Order or the Final DIP Order.

Section 9.03

Rights of Lender; Limitations on Lenders’ Obligations.  (a)  Subject to each Loan Party’s rights and duties under the Bankruptcy Codes (including Section 365 of the U.S. Bankruptcy Code), and anything herein to the contrary notwithstanding, (i) each Loan Party shall remain liable under the contracts and agreements included in such Loan Party’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of the rights hereunder shall not release any Loan Party from any of its duties or obligations under the contracts and agreements included in the Collateral and (iii) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Loan Party thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(b)

Except as otherwise provided in this subsection (b), each Loan Party will continue to collect, at its own expense, all amounts due or to become due such Loan Party under the Accounts and Related Contracts.  In connection with such collections, such Loan Party may take (and, upon the occurrence and during the continuance of an Event of Default, at the Administrative Agent’s direction, will take) such action as such Loan Party or the Administrative Agent may deem necessary or advisable to enforce collection of the Accounts and Related Contracts; provided, however, that, subject to any requirement of notice provided in the DIP Financing Order or in Section 6.01, the Administrative Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the obligors under any Accounts and Related Contracts of the assignment of such Accounts and Related Contracts to the Administrative Agent and to direct such obligors to make payment of all amounts due or to become due to such Loan Party thereunder directly to the Administrative Agent and, upon such notification and at the expense of such Loan Party, to enforce collection of any such Accounts and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Loan Party might have done, and to otherwise exercise all rights with respect to such Accounts and Related Contracts, including, without limitation, those set forth in Section 9-607 of the UCC.  Upon and during the exercise by the Administrative Agent on behalf of the Lenders of any of the remedies described in the proviso of the immediately preceding sentence, (i) any and all amounts and proceeds (including, without limitation, instruments) received by such Loan Party in respect of the Accounts and Related Contracts of such Loan Party shall be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from other funds of such Loan Party and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be deposited in a collateral account maintained with the Administrative Agent and applied as provided in Section 9.07(b) and (ii) such Loan Party will not adjust, settle or compromise the amount or payment of any Account or amount due on any Related Contract, release wholly or partly any obligor thereof, or allow any credit or discount thereon.  No Loan Party will permit or consent to the subordination of its right to payment under any of the Accounts and Related Contracts to any other indebtedness or obligations of the obligor thereof.

(c)

Each Initial Lender shall have the right to make test verification of the Accounts (other than Accounts that any Loan Party is required to maintain as “classified”) in any manner and through any medium that it considers advisable in its reasonable discretion, and each Loan Party agrees to furnish all such assistance and information as any Initial Lender may reasonably require in connection therewith.

Section 9.04

Covenants of the Loan Parties with Respect to Collateral.  Each Loan Party hereby covenants and agrees with the Administrative Agent that from and after the date of this Agreement and until the Secured Obligations (other than contingent indemnification obligations which are not then due and payable) are fully satisfied or cash collateralized:

(a)

Delivery and Control of Pledged Collateral.

(i)

All certificates or instruments representing or evidencing Pledged Collateral shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto at the request of the Administrative Agent, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent.  In addition, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

(ii)

With respect to any Pledged Collateral in which any Loan Party has any right, title or interest and that constitutes an uncertificated security, upon the request of the Administrative Agent such Loan Party will cause the issuer thereof either (i) to register the Administrative Agent as the registered owner of such security or (ii) to agree in an authenticated record with such Loan Party and the Administrative Agent that such issuer will comply with instructions with respect to such security originated by the Administrative Agent without further consent of such Loan Party, such authenticated record to be in form and substance reasonably satisfactory to the Administrative Agent.  With respect to any Pledged Collateral in which any Loan Party has any right, title or interest and that is not an uncertificated security, upon the request of the Administrative Agent, such Loan Party will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.

(iii)

Except as provided in Section 9.07, such Loan Party shall be entitled to receive all cash dividends paid in respect of the Initial Pledged Collateral (other than liquidating or distributing dividends) with respect to the Initial Pledged Equity.  Any sums paid upon or in respect of any of the Pledged Equity upon the liquidation or dissolution of any issuer of any of the Initial Pledged Equity, any distribution of capital made on or in respect of any of the Initial Pledged Equity or any property distributed upon or with respect to any of the Initial Pledged Equity pursuant to the recapitalization or reclassification of the capital of any issuer of Initial Pledged Equity or pursuant to the reorganization thereof shall be delivered to the Administrative Agent to hold as collateral for the Secured Obligations.

(iv)

Except as provided in Section 9.07, such Loan Party will be entitled to exercise all voting, consent and corporate rights with respect to Pledged Equity; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Loan Party which would impair the Pledged Collateral or which would be inconsistent in any material respect with or result in any violation of any provision of this Agreement or any other Loan Document or, without prior notice to the Administrative Agent, to enable or take any other action to permit any issuer of Pledged Equity to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any issuer of Pledged Equity other than issuances, transfers and grants to a Loan Party.

(v)

Such Loan Party shall not grant control over any investment property to any Person other than the Administrative Agent, except to the extent permitted pursuant to this Agreement.

(vi)

In the case of each Loan Party which is an issuer of Pledged Equity, such Loan Party agrees to be bound by the terms of this Agreement relating to the Pledged Equity issued by it and will comply with such terms insofar as such terms are applicable to it.

(b)

Maintenance of Records.  Such Loan Party will keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, in all material respects, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other material dealings concerning the Collateral.  For the Administrative Agent’s further security, each Loan Party agrees that the Administrative Agent shall have a property interest in all of such Loan Party’s books and records pertaining to the Collateral and, upon the occurrence and during the continuation of an Event of Default, such Loan Party shall deliver and turn over any such books and records to the Administrative Agent or to its representatives at any time on demand of the Administrative Agent.

(c)

Indemnification With Respect to Collateral.  In any suit, proceeding or action brought by the Administrative Agent relating to any Collateral for any sum owing thereunder or to enforce any provision of any Collateral, such Loan Party will save, indemnify and keep the Secured Parties harmless from and against all expense, loss or damage suffered by the Secured Parties by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by such Loan Party of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Loan Party, and all such obligations of such Loan Party shall be and remain enforceable against and only against such Loan Party and shall not be enforceable against the Administrative Agent.

(d)

Limitation on Liens on Collateral.  Such Loan Party will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Liens permitted under Section 5.02(a) and will defend the right, title and interest of the Administrative Agent in and to all of such Loan Party’s rights under the Collateral against the claims and demands of all Persons whomsoever other than claims or demands arising out of Liens permitted under Section 5.02(a).

(e)

As to Intellectual Property Collateral.

(i)

Except as set forth in the last sentence of this clause (i), with respect to each item of its Intellectual Property Collateral, each Loan Party agrees to take, at its expense, all necessary steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other United States governmental authority, to (A) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (B) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Loan Party, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.  Except to the extent permitted pursuant to this Agreement, no Loan Party shall, without the written consent of the Administrative Agent, discontinue use of or otherwise abandon any Intellectual Property Collateral, or abandon any right to file an application for patent, trademark, or copyright, unless such Loan Party shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Loan Party’s business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect, in which case, such Loan Party will give notice quarterly of any such abandonment to the Administrative Agent.

(ii)

Each Loan Party shall take all steps which it or the Administrative Agent deems reasonable and appropriate under the circumstances to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

(iii)

Each Loan Party agrees that should it obtain a material ownership interest in any item of the type set forth in Section 9.01(g) that is not on the date hereof a part of the Intellectual Property Collateral (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto.  At the end of each quarter, each Loan Party shall give prompt written notice to the Administrative Agent identifying the After-Acquired Intellectual Property (other than patent applications and trade secrets, the disclosure of which shall not be required until a patent is issued) acquired during such quarter, and such Loan Party shall execute and deliver to the Administrative Agent with such written notice, or otherwise authenticate, a Guaranty Supplement covering such After-Acquired Intellectual Property and any newly issued patents, which Guaranty Supplement may be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.

Section 9.05

Performance by Agent of the Loan Parties’ Obligations.  (a)  Administrative Agent Appointed Attorney-in-Fact.  Each Loan Party hereby irrevocably appoints the Administrative Agent such Loan Party’s attorney-in-fact after the occurrence and during the continuance of an Event of Default, with full authority in the place and stead of such Loan Party and in the name of such Loan Party or otherwise, from time to time, in the Administrative Agent’s discretion, to take any action and to execute any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(i)

to obtain and adjust insurance required to be paid to the Administrative Agent pursuant to this Agreement,

(ii)

to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(iii)

to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) or (ii) above, and

(iv)

to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral.

(b)

Administrative Agent May Perform.  If any Loan Party fails to perform any agreement contained herein, the Administrative Agent may, as the Administrative Agent deems necessary to protect the security interest granted hereunder in the Collateral or to protect the value thereof, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Loan Party under Section 10.04.

(c)

Performance of such Loan Party’s agreements as permitted under this Section 9.05 shall in no way constitute a violation of the automatic stay provided by Section 362 of the U.S. Bankruptcy Code and each Loan Party hereby waives applicability thereof.  Moreover, the Administrative Agent shall in no way be responsible for the payment of any costs incurred in connection with preserving or disposing of Collateral pursuant to Section 506(c) of the U.S. Bankruptcy Code and the Collateral may not be charged for the incurrence of any such cost.

Section 9.06

The Administrative Agent’s Duties.  (a)  The powers conferred on the Administrative Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b)

Anything contained herein to the contrary notwithstanding, the Administrative Agent may from time to time, when the Administrative Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Administrative Agent hereunder with respect to all or any part of the Collateral.  In the event that the Administrative Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Loan Party hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Administrative Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Loan Party, (ii) such Subagent shall automatically be vested, in addition to the Administrative Agent, with all rights, powers, privileges, interests and remedies of the Administrative Agent hereunder with respect to such Collateral, and (iii) the term “Administrative Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Administrative Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent.

Section 9.07

Remedies.  If any Event of Default shall have occurred and be continuing:

(a)

Subject to and in accordance with the DIP Financing Order, the Administrative Agent may, with the consent, or acting at the direction, of the Required Lenders, exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and the PPSA and also may:  (i) require each Loan Party to, and each Loan Party hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place and time to be designated by the Administrative Agent that is reasonably convenient to both parties; (ii) without notice except as specified below or in the DIP Financing Order, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Loan Parties where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Loan Party in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Loan Parties under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Loan Party to demand or otherwise require payment of any amount under, or performance of any provision of, the Accounts, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Accounts, the Related Contracts and the other Collateral, including, without limitation, those set forth in the PPSA and in Section 9-607 of the UCC.  Each Loan Party agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to such Loan Party of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)

Any cash held by or on behalf of the Administrative Agent and all cash proceeds received by or on behalf of the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 9.08) in whole or in part by the Administrative Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations , shall be distributed in accordance with the DIP Intercreditor Agreement.

(c)

All payments received by any Loan Party under or in connection with the Collateral shall be received in trust for the benefit of the Administrative Agent, and after the occurrence, continuance and declaration of an Event of Default, shall be segregated from other funds of such Loan Party and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) and applied in accordance with the DIP Intercreditor Agreement.

(d)

The Administrative Agent may, without notice to any Loan Party except as required by law or by the DIP Financing Order and at any time or from time to time, charge, set off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.

(e)

In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Loan Party, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Loan Party shall supply to the Administrative Agent or its designee such Loan Party’s know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Loan Party’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Loan Party.

(f)

The Administrative Agent is authorized, in connection with any sale of the Pledged Collateral pursuant to this Section 9.07, to deliver or otherwise disclose to any prospective purchaser of the Pledged Collateral any information in its possession relating to such Pledged Collateral.

(g)

To the extent that any rights and remedies under this Section 9.07 would otherwise be in violation of the automatic stay of section 362 of the U.S. Bankruptcy Code, such stay shall be deemed modified, as set forth in the Interim DIP Order or Final DIP Order, as applicable, to the extent necessary to permit the Administrative Agent to exercise such rights and remedies.

Section 9.08

Modifications.  (a)  Except as specifically contemplated in the DIP Financing Order, the Liens, lien priority, administrative priorities and other rights and remedies granted to the Administrative Agent for the benefit of the Lenders pursuant to this Agreement and the DIP Financing Order (specifically, including, but not limited to, the existence, perfection and priority of the Liens provided herein and therein and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of Debt by any of the Loan Parties (pursuant to Section 364 of the U.S. Bankruptcy Code or otherwise), or by any dismissal or conversion of any of the Cases, or by any other act or omission whatsoever (other than in connection with any disposition permitted hereunder).  Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

(i)

except for the Carve-Out and as set forth in the DIP Intercreditor Agreement having priority over the Secured Obligations, no costs or expenses of administration which have been or may be incurred in any of the Cases or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on a parity with any claim of the Administrative Agent or the Lenders against the Loan Parties in respect of any Obligation;

(ii)

the liens and security interests granted herein and in the DIP Financing Order shall constitute valid and perfected first priority liens and security interests (subject only to (A) the Carve-Out, (B) as set forth in the DIP Intercreditor Agreement and (C) Permitted Liens in existence on the Petition Date and junior to such valid and perfected Liens, and shall be prior to all other Liens and security interests (other than those set forth in sub-clauses (A) through (C) herein), now existing or hereafter arising, in favor of any other creditor or any other Person whatsoever (except that the execution and delivery of local law governed pledge or analogous documentation with respect to Equity Interests in Subsidiaries of the Borrower organized in jurisdictions outside the United States, and the filing, notarization, registration or other publication thereof, and the taking of other actions, if any, required under local law of the relevant jurisdictions of organization for the effective grant and perfection of a Lien on such Equity Interests under laws of such jurisdictions or organization outside the United States, may be required in order to fully grant, perfect and protect such security interests under such local laws); and

(iii)

the liens and security interests granted hereunder shall continue valid and perfected without the necessity that financing statements be filed or that any other action be taken under applicable nonbankruptcy law.

(b)

Notwithstanding any failure on the part of any Loan Party or the Administrative Agent or the Lenders to perfect, maintain, protect or enforce the liens and security interests in the Collateral granted hereunder, the Interim DIP Order and the Final DIP Order (when entered) shall automatically, and without further action by any Person, perfect such liens and security interests against the Collateral.

Section 9.09

Release; Termination.  (a)  Upon any sale, lease, transfer or other disposition of any item of Collateral of any Loan Party in accordance with the terms of the Loan Documents (other than sales of Inventory in the ordinary course of business), the Administrative Agent will, at such Loan Party’s expense, execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Default shall have occurred and be continuing, (ii) such Loan Party shall have delivered to the Administrative Agent, at least 5 Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Administrative Agent and a certificate of such Loan Party to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Administrative Agent may request, and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 2.06 shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Administrative Agent when and as required under Section 2.06, and (iv) in the case of Collateral sold or disposed of, the release of a Lien created hereby will not be effective until the receipt by the Administrative Agent of the Net Cash Proceeds arising from the sale or disposition of such Collateral.

(b)

Upon the latest of (i) the payment in full in cash of the Secured Obligations (other than contingent indemnification obligations which are not then due and payable) and (ii) the Termination Date, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Loan Party.  Upon any such termination, the Administrative Agent will, at the applicable Loan Party’s expense, execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such termination.

Section 9.10

Non-U.S. Loan Party.  With respect to any Non-U.S. Loan Party, in the event the provisions of this Article 9 conflict with the applicable Non-U.S. Loan Documents, the provisions of the applicable Non-U.S. Loan Document shall apply.

ARTICLE X

MISCELLANEOUS

Section 10.01

Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Initial Lenders, as applicable) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)

waive any condition set forth in Section 3.01 or 3.03 without the written consent of each Initial Lender;

(b)

extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 2.05 or Section 6.01) without the written consent of such Lender;

(c)

postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)

reduce the principal of, or the rate of interest specified herein on, any Advance, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby (other than in connection with any Credit Bid or as otherwise may be necessary in order to consummate the transactions under the Bid Procedures Orders, in which case only the consent of the Required Lenders shall be required);

(e)

change Section 2.02(a) in a manner that would alter the pro rata nature of Borrowings required thereby or (ii) Section 9.07(b) in a manner that would alter the pro rata sharing of cash and cash proceeds required thereby (other than in connection with any Credit Bid or as otherwise may be necessary in order to consummate the transactions under the Bid Procedures Orders, in which case only the consent of the Required Lenders shall be required), in each case with respect to clauses (i) and (ii) of this Section 10.01(e), without the written consent of each Lender;

(f)

change the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or grant any consent hereunder, without the written consent of each Lender;

(g)

amend, restate, supplement or otherwise modify any provision of this Agreement or the DIP Financing Order in any manner that would impair the interests of the Lenders in Priority Collateral without the consent of the Required Lenders; and

(h)

except in connection with a transaction permitted under this Agreement or in order to consummate the transactions under the Bid Procedures Order whether by way of Credit Bid or otherwise, release all or substantially all of the Guarantors from the Guaranty or release all or a material portion of the Collateral or release the Superpriority Claim without the written consent of each Lender;

and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Notwithstanding anything to the contrary in this Section 10.01, if at any time on or before the date on which the U.S. Final DIP Order is entered, the Initial Lenders and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Initial Lenders and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document.

Notwithstanding anything herein or in any other Loan Document to the contrary, for purposes of satisfying any payment of the principal amount of obligations of a Debtor hereunder or under any other Loan Documents, the Lenders may consummate the Credit Bid in satisfaction of such payment as directed by the Required Lenders.

Section 10.02

Notices, Etc.  (a)  All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy communication) and mailed, telegraphed, telecopied or delivered, if to the Borrower or any Guarantor, at the Borrower’s address at 4164 Half Acre Road, Batavia Ohio 45103, Attention:  chief financial officer, as well as to (i) the attention of the general counsel of the Borrower at the Borrower’s address, fax number (513) 536-3511, and (ii) Dinsmore & Shohl, LLP, counsel to the Loan Parties, at its address at 255 East Fifth Street, Cincinnati, Ohio 45202 Attention:  Kim Martin Lewis, fax number (513) 977-8141; if to any Initial Lender, at its Applicable Lending Office, respectively, specified opposite its name on Schedule I hereto; if to any other Lender, at its Applicable Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; if to the Administrative Agent, at its address at 130 Turner Street, Building 3, Suite 600, Waltham MA 02453, Attention:  David L. Goolgasian (email: dgoolgasian@ddjcap.com; eduggan@ddjcap.com); if to Avenue, at its at 535 Madison Avenue, 15th Floor, New York, New York 10022, Attention: Daniel Flores (email: dflores@avenuecapital.com), as well as to Shearman & Sterling, counsel to the Administrative Agent, at its address at 599 Lexington Avenue, New York, New York 10022, Attention: Michael Baker (email: mbaker@shearman.com) and Michael Torkin (email: mtorkin@shearman.com); or, as to the Borrower, any Guarantor or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties.  All such notices and communications shall, when mailed, telegraphed or telecopied, be effective 3 Business Days after being deposited in the U.S. mails, first class postage prepaid, delivered to the telegraph company or confirmed as received when sent by telecopier, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent.  Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

(b)

The Borrower hereby agrees that it will provide to the Lenders all information, documents and other materials that it is obligated to furnish to the Lenders pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a Conversion of an existing, Borrowing or other Extension of Credit (including any election of an interest rate relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other Extension of Credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Lenders heretofore provided to the Borrower.  The Borrower hereby agrees that any information provided to the Administrative Agent shall also be provided to the Lenders.

(c)

Each Lender agrees to notify the Borrower in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.  Nothing herein shall prejudice the right of any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 10.03

No Waiver; Remedies.  No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 10.04

Costs, Fees and Expenses.  (a)  The Borrower agrees (i) to pay or reimburse the Initial Lenders for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement (which shall be deemed to include any predecessor transaction contemplated to be entered into with the Initial Lenders), and the other Transaction Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby (including the monitoring of (including the fees and expenses of the information officer appointed in the CCAA Case), and participation in, all aspects of the Cases), including all fees, expenses and disbursements of one joint outside counsel for the Administrative Agent and the Initial Lenders, a counsel in each applicable jurisdiction and such other advisors as set forth in the Commitment Letter or otherwise, and (ii) to pay or reimburse the Initial Lenders (including, without limitation, the Administrative Agent for all reasonable costs and expenses incurred in connection with (A) the ongoing maintenance and monitoring of Availability and (B) enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Transaction Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all reasonable fees, expenses and disbursements of outside counsel for the Initial Lenders (including, without limitation, DDJ (or its Affiliates) in its capacity as Administrative Agent).  The foregoing fees, costs and expenses shall include all search, filing, recording, title insurance, collateral review, monitoring, and appraisal charges and fees and taxes related thereto, and other reasonable out-of-pocket expenses incurred by the Initial Lenders and the cost of independent public accountants and other outside experts retained jointly by the Initial Lenders.  All amounts due under this Section 10.04(a) shall be payable within ten Business Days after demand therefor accompanied by an appropriate invoice.  The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

(b)

Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, advisors, attorneys-in-fact and representatives (collectively the “Indemnitees”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel), joint or several that may be incurred by, or asserted or awarded against any Indemnitee, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment or Advance or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any other Loan Party, or any Liability related in any way to the Borrower or any other Loan Party in respect of Environmental Laws, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such claim, damage, loss, liability or expense is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower or any of its Subsidiaries, any security holders or creditors of the foregoing an Indemnitee or any other Person, or an Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.  No Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Borrower or any of its Subsidiaries for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct.  In no event, however, shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement.  All amounts due under this Section 10.04(b) shall be payable within two Business Days after demand therefor.  The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

(b)

If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(a), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any actual loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

Section 10.05

Right of Set-off.  Subject to the DIP Financing Order, upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured.  Each Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its respective Affiliates may have.

Section 10.06

Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower, the Guarantors, the Administrative Agent, and the Administrative Agent shall have been notified by each Initial Lenders that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each Lender.

Section 10.07

Successors and Assigns.  (a)  Each Lender may assign all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of the Facility, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than 2.5% of the aggregate amount of the Commitments, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register and (v) such Eligible Assignee shall execute each of the other Transaction Documents as requested by the Administrative Agent (including, without limitation, the Asset Purchase Agreement and the Restructuring Support Agreement).

(b)

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 10.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c)

By executing and delivering an Assignment and Acceptance, each Lender assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows:  (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

(d)

The Administrative Agent, acting for this purpose (but only for this purpose) as the Administrative Agent of the Borrower, shall maintain at its address referred to in Section 10.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment under the Facility of, and principal amount of the Advances owing under the Facility to, each Lender from time to time (the “Register”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower or the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e)

Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof and a copy of such Assignment and Acceptance to the Borrower.  In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes (if any) a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under the Facility pursuant to such Assignment and Acceptance and, if any assigning Lender that had a Note or Notes prior to such assignment has retained a Commitment hereunder under the Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder.  Such new Note or Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

(f)

[INTENTIONALLY OMITTED]

(g)

[INTENTIONALLY OMITTED]

(h)

Any Lender may, in connection with any assignment or proposed assignment pursuant to this Section 10.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender in accordance with Section 10.09 hereof; provided further, that unless and until any Noteholder shall have executed a confidentiality agreement with the Borrower, no Confidential Information shall be provided to a Noteholder.

(i)

Notwithstanding any other provision set forth in this Agreement, any Lender may at any time (and without the consent of the Administrative Agent or the Borrower) create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System

(j)

Notwithstanding anything to the contrary contained herein, any Lender that is a fund that invests in bank loans may create a security interest in all or any portion of the Advances owing to it and the Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided, however, that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(k)

Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided, however, that (i) nothing herein shall constitute a commitment by any SPC to fund any Advance, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof.  The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender.  Each party hereto hereby agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, (ii) no SPC shall be entitled to the benefits of Sections 2.10 and 2.12 (or any other increased costs protection provision) and (iii) the Granting Lender shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document, remain the Lender of record hereunder.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Debt of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof.  Notwithstanding anything to the contrary contained in this Agreement, any SPC may (i) with notice to, but without prior consent of, the Borrower and the Administrative Agent, assign all or any portion of its interest in any Advance to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.  This subsection (k) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advances are being funded by the SPC at the time of such amendment.

(l)

During the DIP Participation Period, the Initial Lenders will permit each Noteholder to participate in the Facility in an amount of no less than 2.50% of the Commitments.  If such Noteholder elects to participate in the making of Advances hereunder (such election to be made prior to the expiration of the DIP Participation Period), then such Noteholder will purchase, in accordance with this Section 10.07, from the Initial Lenders a portion of the Commitments and Advances owing to them and the Note or Notes held by them in an amount of no less than 2.50% of the Commitments and thereafter such Noteholder shall constitute a Lender for all purposes under the Transaction Documents; provided that no Noteholder may purchase an amount of Commitments in excess of its pro rata beneficial ownership of Senior Secured Notes (without taking into account the Roll-Up) without the prior written consent of the Required Lenders.  In addition to the execution of an Assignment and Acceptance as set forth in this Section 10.07, each Noteholder that becomes a Lender hereunder shall execute concurrently therewith such other Transaction Documents as requested by the Required Lenders (including, without limitation, any documentation related to the Asset Purchase Agreement and the Restructuring Support Agreement).

Section 10.08

Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.09

Confidentiality; Press Releases and Related Matters.  (a)  The Administrative Agent and the Lenders shall not disclose any Confidential Information to any Person without the consent of the Borrower, other than (i) to the Administrative Agent’s or such Lender’s Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential, need-to-know basis, (ii) as requested or required by any law, rule or regulation or judicial process, (iii) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking or (iv) to a Noteholder; provided that such Noteholder shall have entered into a confidentiality agreement with the Borrower.

(b)

Each of the parties hereto and each party joining hereafter agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of any Lender or its Affiliates or referring to this Agreement or any of the other Loan Documents without at least 2 Business Days’ prior notice to such Lender and without the prior written consent of such Lender or unless (and only to the extent that) such party or Affiliate is required to do so under law and then, in any event, such party or Affiliate will consult with the Borrower, the Administrative Agent and such Lender before issuing such press release or other public disclosure.  Each party consents to the publication by the Administrative Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.  The Administrative Agent reserves the right to provide to industry trade organizations such necessary and customary information needed for inclusion in league table measurements.

Section 10.10

Patriot Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act.  The Borrower shall, and shall cause each of its Subsidiaries to, provide to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

Section 10.11

Jurisdiction, Etc.  (a)  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

(b)

Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 10.12

Governing Law.  This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York and, to the extent applicable, the Bankruptcy Codes.

Section 10.13

Waiver of Jury Trial.  Each of the Guarantors, the Borrower, the Administrative Agent and the Lenders irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of the Administrative Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

Section 10.14

DIP Intercreditor Agreement.  Each of the Lenders acknowledges that it has received and reviewed a copy of the DIP Intercreditor Agreement and hereby agrees to be bound by the terms thereof.  The Required Lenders (and each Person that becomes a Lender hereunder pursuant to Section 10.07) hereby agrees that the Administrative Agent may take such actions on behalf of all the Lenders as is contemplated by the terms of the DIP Intercreditor Agreement.  In the event of any conflict between the terms of the DIP Intercreditor Agreement and the Collateral Documents, the terms of the DIP Intercreditor Agreement shall govern and control except as expressly set forth in the DIP Intercreditor Agreement.

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SCHEDULE 5.01(n)(iii) – POST-CLOSING MATTERS

1.

No later than March 20, 2009, provide to the Administrative Agent a duly executed account control agreement with Deutsche Bank, Deutsche Bank Trust Company Americas with respect to Account # 50003445 in form and substance reasonably satisfactory to the Required Lenders.

2.

No later than March 20, 2009, for each Loan Party, provide to the Administrative Agent a certificate of qualification to conduct business in any jurisdiction within which such Loan Party conducts business as of the Effective Date, to the extent such certificates were not delivered on or prior to the Effective Date.

3.

Within thirty (30) days immediately following the Effective Date, in the case of Milacron Capital Holdings B.V., a private company with limited liability organized under the laws of the Netherlands, delivery of (i) a duly executed first lien deed and pledge of membership representing the pledge by Milacron Inc., a Delaware corporation, of 100% of the Equity Interests thereof (along with certificates representing the Equity Interests pledged thereunder, accompanied by undated stock powers executed in blank), (ii) an opinion of Stibbe as to the due authorization, execution and delivery of such deed and pledge of membership and (iii) such other documentation reasonably necessary to effect a pledge of the Equity Interests in the Netherlands.

4.

Within thirty (30) days immediately following the Effective Date, delivery of a legal opinion of Stibbe addressing the due execution, authorization and delivery by the Dutch Guarantor of the Loan Documents to which it is a party and such other items and the Administrative Agent may reasonably request in connection therewith.

5.

Within sixty (60) days immediately following the Effective Date, delivery of the certificates and stock transfer forms referred to in Section 3.01(a)(vii) except as may be otherwise agreed.